As filed with the Securities and Exchange Commission on April 26, 2005
Registration No. 333-
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Corrections Corporation of America
(and certain of its wholly owned subsidiaries identified on the following page)
(Exact name of Registrant as Specified in Its Charter)

Maryland	8744	62-1763875
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employee Identification Number)

10 Burton Hills Boulevard
Nashville, Tennessee 37215
(615) 263-3000
(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)

John D. Ferguson
Chief Executive Officer
Corrections Corporation of America
10 Burton Hills Boulevard
Nashville, TN 37215
(615) 263-3000
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)
Copies to: F. Mitchell Walker, Jr., Esq. Bass, Berry & Sims PLC 315 Deaderick Street, Suite 2700 Nashville, Tennessee 37238 (615) 742-6200

      Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.
      If the securities registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.     ☐
      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐
      If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of	Amount to be	Aggregate Offering	Aggregate Offering	Amount of
Securities to be Registered	Registered	Price per Unit(1)	Price	Registration Fee

6.25% Senior Notes Due 2013	$375,000,000	100%	$375,000,000	$44,137.50

Guarantee of 6.25% Senior Notes Due 2013	$375,000,000	100%	$375,000,000	—(2)

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f) under the Securities Act of 1933.
(2)	Pursuant to Rule 457(n) of the Securities Act of 1933, no separate registration fee is payable for the guarantees.

      The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Registrant as Specified	State or Other Jurisdiction	Primary Standard	I.R.S. Employee
in its Charter or Organizational	of Incorporation or	Industrial Classification	Identification
Document*	Organization	Code Number	Number

CCA of Tennessee, LLC	Tennessee	8744	62-1806755
Prison Realty Management, Inc.	Tennessee	8744	62-1696286
Technical and Business Institute of America, Inc.	Tennessee	8744	38-2999108
TransCor America, LLC	Tennessee	8744	62-1806099
CCA International, Inc.	Delaware	8744	62-1310460
CCA Properties of America, LLC	Tennessee	8744	43-1988721
CCA Properties of Arizona, LLC	Tennessee	8744	43-1988725
CCA Properties of Tennessee, LLC	Tennessee	8744	43-1988730
CCA Properties of Texas, L.P.	Delaware	8744	43-1988735
CCA Western Properties, Inc.	Delaware	8744	20-2155016

*	Addresses and telephone numbers of principal executive offices are the same as that of Corrections Corporation of America, except for TransCor America, LLC, whose principal address is 646 Melrose Avenue, Nashville, Tennessee 37211 and telephone number is (615) 251-7008.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, dated April 26, 2005
PRELIMINARY PROSPECTUS
Offer to Exchange
up to $375,000,000 of 6.25% Senior Notes due 2013
for
up to $375,000,000 of 6.25% Senior Notes due 2013
that have been registered under the Securities Act of 1933

Terms of the exchange offer:

•	Expires at 12:00 midnight, New York City time, on , 2005, unless extended.

•	The only conditions to completing the exchange offer are that the exchange offer not violate applicable law or applicable interpretations of the staff of the Securities and Exchange Commission and no injunction, order or decree has been issued which would prohibit, prevent or materially impair our ability to proceed with the exchange offer.

•	All unregistered notes, which were issued in a private placement on March 23, 2005, that are validly tendered and not validly withdrawn will be exchanged.

•	Tenders of unregistered notes may be withdrawn at any time prior to the expiration of the exchange offer.

•	The terms of the new registered notes to be issued in the exchange offer are substantially identical to the unregistered notes that we issued on March 23, 2005, except for certain transfer restrictions, registration rights and liquidated damages provisions relating to the unregistered notes that will not apply to the new notes. The new notes will be fully and unconditionally guaranteed, jointly and severally, by all of our existing domestic subsidiaries (other than our Puerto Rican subsidiary) and all of our future domestic subsidiaries.

•	We will not receive any cash proceeds from the exchange offer.

•	We do not intend to list the new notes on any national securities exchange or the Nasdaq National Market.

•	The exchange of new notes for unregistered notes will not be a taxable event for U.S. federal income tax purposes.

       You should consider carefully the “Risk Factors” beginning on page 13 of this prospectus before participating in the exchange offer.

     Any broker-dealer who holds unregistered notes acquired for its own account as a result of market-making activities or other trading activities, and who receives the new notes in exchange for the unregistered notes in the exchange offer, may be deemed a statutory underwriter. Additionally, a broker-dealer:

•	that receives new notes pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the new notes;

•	that acquired the unregistered notes as a result of market making or other trading activities may use this prospectus, as supplemented or amended, in connection with resales of the new notes; and

•	that acquired the unregistered notes directly from us in the initial offering must, in the absence of an exemption, comply with the registration and prospectus delivery requirements of the Securities Act of 1933 in connection with the secondary resales and cannot rely on the position of the Securities and Exchange Commission staff enunciated in Exxon Capital Holdings Corporation, Securities and Exchange Commission No-Action Letter (April 13, 1989).

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                   , 2005

Page

Important Information About This Prospectus	i
Where You Can Find More Information	ii
Special Note Regarding Forward-Looking Statements	iii
Summary	1
Selected Historical Financial and Operating Data	11
Risk Factors	13
The Exchange Offer	22
Use of Proceeds	33
Description of the New Notes	34
Federal Income Tax Considerations	76
Plan of Distribution	78
Legal Matters	78
Experts	78
Ex-3.2 Articles of Organization of CCA of Tennessee, LLC
Ex-3.3 Operating Agreement of CCA of Tennessee, LLC
Ex-3.20 Certificate of Incorporation of CCA Western Properties, Inc.
Ex-3.21 Bylaws of CCA Western Properties, Inc.
Ex-5.1 Opinion of Bass, Berry & Sims PLC
Ex-5.2 Opinion of Miles & Stockbridge P.C.
Ex-8.1 Tax Matter Opinion of Bass, Berry & Sims PLC
Ex-12.1 Statement Regarding Computation of Ratios
Ex-23.1 Consent of Independent Registered Public Accounting Firm
Ex-25.1 Statement of Eligibility of Trustee on Form T-1
Ex-99.1 Letter of Transmittal
Ex-99.2 Notice of Guaranteed Delivery
Ex-99.3 Letter of Registered Holders and Depository Trust Company Participants
Ex-99.4 Letter to Clients

IMPORTANT INFORMATION ABOUT THIS PROSPECTUS
      You should rely only on the information in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell the new notes in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations, and prospectus may have changed since that date.
      This exchange offer is not being made to, and we will not accept surrenders for exchange from, holders of unregistered notes in any jurisdiction in which this exchange offer or the acceptance of this exchange offer would violate the securities or blue sky laws of that jurisdiction.
      Each broker-dealer that receives new notes in the exchange offer for its own account must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of the new notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by all persons subject to the prospectus delivery requirements of the Securities Act, including broker-dealers in connection with resales of new notes received in the exchange offer, where the notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration of the exchange offer, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with such a resale.

WHERE YOU CAN FIND MORE INFORMATION
      We file reports, proxy statements and other information with the Securities and Exchange Commission, or the “Commission”. Our filings with the Commission are available on the Internet at the Commission’s EDGAR website at http://www.sec.gov. You may read and copy any document that we file with the Commission at the Commission’s public reference room at the following address:
450 Fifth Street, N.W.
Room 1024
Washington, D.C. 20549
You may also review a copy of our filings at the Commission’s regional offices in Chicago, Illinois or New York, New York. You can call the Commission at 1-800-SEC-0330 for more information about the public reference rooms and their copy charges. Our Commission filings are also available at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.
      The Commission allows us to “incorporate by reference” the information that we file with the Commission. This means that we can disclose important business and financial information to you by referring you to information and documents that we have filed with the Commission. Any information that we refer to in this manner is considered part of this prospectus. Any information that we file with the Commission after the date of this prospectus will automatically update and supersede the corresponding information contained in this prospectus.
      We are incorporating by reference the following documents that we have previously filed with the Commission:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2004;

•	Our Definitive Proxy Statement in connection with our 2005 Annual Meeting of Stockholders to be held on May 10, 2005, filed with the Commission on April 7, 2005.

•	Our Current Reports on Form 8-K, filed with the Commission on January 6, 2005, February 10, 2005, February 23, 2005, March 2, 2005, March 8, 2005, March 24, 2005 and April 19, 2005.
      We are also incorporating by reference any future filings that we make with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and prior to the completion of the exchange offer. In no event, however, will any of the information that we disclose under Items 2.02 and 7.01 of any Current Report on Form 8-K that we may from time to time file with the Commission be incorporated by reference into, or otherwise included in, this prospectus. You may request a free copy of any documents referred to above, including exhibits specifically incorporated by reference in those documents, by contacting us at the following address and telephone number:
Corrections Corporation of America
10 Burton Hills Boulevard
Nashville, Tennessee 37215
(615) 263-3000
Attention: Karin Demler
      If you would like to request documents, please do so by no later than                , 2005 in order to receive the documents before this exchange offer expires on                , 2005.

ii

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
      This prospectus, the documents incorporated by reference herein and the exhibits hereto contain forward-looking statements. Forward-looking statements address our beliefs and expectations of the outcome of future events that are forward-looking in nature, including, without limitation, the statements under “Summary” and “Risk Factors.” All statements other than statements of current or historical fact contained in this prospectus are forward-looking statements. The words “anticipate,” “believe,” “continue,” “estimate,” “expect,” “intend,” “plan,” “may,” “projects,” “will,” and similar expressions, as they relate to us, are intended to identify these forward-looking statements. These statements are based on our current plans and actual future activities, and our results of operations may be materially different from those set forth in the forward-looking statements. In particular, these include, among other things, statements relating to:

•	fluctuations in operating results because of changes in occupancy levels, competition, increases in costs of operations, fluctuations in interest rates and risks of operations;

•	changes in the privatization of the corrections and detention industry and the public acceptance of our services;

•	our ability to obtain and maintain correctional facility management contracts, including as the result of sufficient governmental appropriations, inmate disturbances and the timing of the opening of new facilities;

•	increases in costs to develop or expand correctional facilities that exceed original estimates, or the inability to complete such projects on schedule as a result of various factors, many of which are beyond our control, such as weather, labor conditions and material shortages, resulting in increased construction costs;

•	changes in governmental policy and in legislation and regulation of the corrections and detention industry that adversely affect our business;

•	availability of debt and equity financing, on terms that are favorable to us; and

•	general economic and market conditions.
All forward-looking statements included in this prospectus are based on information available to us on the date of this prospectus. Except as required by law, we undertake no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained throughout this prospectus.

iii

SUMMARY
      The following is a summary of the material information appearing elsewhere in this prospectus. The following summary should be read in conjunction with, and is qualified in its entirety by, the more detailed information and financial statements (including the accompanying notes) contained elsewhere in this prospectus or incorporated by reference herein. We refer to Corrections Corporation of America and its subsidiaries as “we” or “CCA,” unless the context clearly indicates otherwise. References to “notes” means both the unregistered notes and the new notes, unless the context otherwise requires or clearly indicates.
The Exchange Offer
      On March 23, 2005, we issued in a private placement $375.0 million in aggregate principal amount of our 6.25% Senior Notes due 2013, which we refer to as the “unregistered notes.” We refer to the March 23, 2005 private placement as the “original note offering.” We entered into a registration rights agreement with the initial purchasers of the unregistered notes in which we agreed to deliver to you this prospectus. You are entitled to exchange your unregistered notes in the exchange offer for new registered notes with substantially identical terms. We refer to these new registered notes as the “new notes.” Unless you are a broker-dealer or unable to participate in the exchange offer, we believe that the new notes may be resold by you without compliance with the registration and prospectus delivery requirements of the Securities Act of 1933. The form and terms of the new notes are substantially the same as the form and terms of the unregistered notes, except that the new notes have been registered under the Securities Act and will not bear legends restricting their transfer. We issued the unregistered notes under an indenture which grants you a number of rights. You should read the discussions under the headings “The Exchange Offer” and “Description of the New Notes” for further information regarding the new notes.
      The new notes also will be issued under that indenture and you will have the same rights under the indenture as the holders of the unregistered notes. See “Description of the New Notes.”

The Exchange Offer	We are offering to exchange $1,000 principal amount of 6.25% Senior Notes due 2013, which have been registered under the Securities Act, for each $1,000 principal amount of our unregistered 6.25% Senior Notes due 2013. In order to be exchanged, an unregistered note must be properly tendered and accepted. All unregistered notes that are validly tendered and not validly withdrawn will be exchanged.

As of this date, there are $375.0 million aggregate principal amount of unregistered notes outstanding.

We will issue the new notes promptly after the expiration of the exchange offer.

Resales of the New Notes	We believe that new notes to be issued in the exchange offer may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act if you meet the following conditions:

(1) the new notes are acquired by you in the ordinary course of your business;

(2) you are not engaging in and do not intend to engage in a distribution of the new notes;

(3) you do not have an arrangement or understanding with any person to participate in the distribution of the new notes; and

(4) you are not an affiliate of ours, as that term is defined in Rule 405 under the Securities Act.

Our belief is based on interpretations by the staff of the Commission, as set forth in no-action letters issued to third parties unrelated to us. The staff has not considered this exchange offer in the context of a no-action letter, and we cannot assure you that the staff would make a similar determination with respect to this exchange offer.

If you do not meet the above conditions, you may incur liability under the Securities Act if you transfer any new note without delivering a prospectus meeting the requirements of the Securities Act. We do not assume or indemnify you against that liability.

Each broker-dealer that is issued new notes in the exchange offer for its own account in exchange for unregistered notes which were acquired by that broker-dealer as a result of market-making activities or other trading activities must agree to deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of the new notes. A broker-dealer may use this prospectus for an offer to resell or to otherwise transfer these new notes. For more information on resales of the new notes, see “Exchange Offer — Resale of the New Notes.”

Expiration Date	The exchange offer will expire at 12:00 midnight, New York City time, on , 2005, unless we decide to extend the exchange offer. We do not intend to extend the exchange offer, although we reserve the right to do so. If we determine to extend the exchange offer, we do not intend to extend it beyond , 2005.

Conditions to the Exchange Offer	The only conditions to completing the exchange offer are that the exchange offer not violate applicable law or any applicable interpretation of the staff of the Commission and no injunction, order or decree has been issued which would prohibit, prevent or materially impair our ability to proceed with the exchange offer. See “The Exchange Offer — Conditions to the Exchange Offer.”

Procedures for Tendering Unregistered Notes	To participate in the exchange offer, you must complete, sign and date the letter of transmittal and send it, together with all other documents required by the letter of transmittal, including the unregistered notes that you wish to exchange, to U.S. Bank National Association, as exchange agent, at the address indicated on the cover page of the letter of transmittal. In the alternative, you can tender your unregistered notes by following the procedures for book-entry transfer described in this prospectus.

If your unregistered notes are held through The Depository Trust Company, or DTC, and you wish to participate in the exchange offer, you may do so through the automated tender offer program of DTC. If you tender under this program, you will agree to be bound by the letter of transmittal that we are providing with this prospectus as though you had signed the letter of transmittal.

If a broker, dealer, commercial bank, trust company or other nominee is the registered holder of your unregistered notes, we urge you to contact that person promptly to tender your unregistered notes in the exchange offer.

For more information on tendering your unregistered notes, see “Exchange Offer — Terms of the Exchange Offer,” “— Procedures for Tendering” and “— Book-Entry Transfer.”

Guaranteed Delivery Procedures	If you wish to tender your unregistered notes and you cannot get your required documents to the exchange agent on time, you may tender your unregistered notes according to the guaranteed delivery procedures described in “Exchange Offer — Guaranteed Delivery Procedures.”

Acceptance of Unregistered Notes and Delivery of New Notes	Except under the circumstances described above under “— Conditions to the Exchange Offer,” we will accept for exchange any and all unregistered notes which are properly tendered in the exchange offer prior to 12:00 midnight, New York City time, on the expiration date. The new notes to be issued to you in the exchange offer will be delivered promptly following the expiration date. See “The Exchange Offer — Terms of the Exchange Offer.”

Withdrawal of Tenders	You may withdraw your tender of unregistered notes at any time prior to the expiration date of the exchange offer. To withdraw, you must deliver a written or facsimile transmission notice of withdrawal to the exchange agent at its address indicated on the cover page of the letter of transmittal before 12:00 midnight, New York City time, on the expiration date of the exchange offer.

Exchange Agent and Trustee	We have appointed U.S. Bank National Association as exchange agent for the exchange offer. U.S. Bank National Association also serves as the trustee under the indenture governing the notes. You should direct questions and requests for assistance, requests for additional copies of this prospectus or the letter of transmittal and requests for the notice of guaranteed delivery to the exchange agent addressed as follows: U.S. Bank National Association, 60 Livingston Avenue, St. Paul, MN 55107-2292, Attention: Specialized Finance, (800) 934-6802. Eligible institutions may make requests by facsimile at (651) 495-8158.

Registration Rights Agreement	You are entitled to exchange your unregistered notes for new notes with substantially identical terms pursuant to the registration rights agreement. The exchange offer satisfies this right. After the exchange offer is completed, you will no longer be entitled to any exchange or registration rights with respect to your unregistered notes. Under the circumstances described in the registration rights agreement, you may require us to file a shelf registration statement under the Securities Act.

Consequences of Failure to Exchange	If you do not exchange your unregistered notes in this exchange offer, you will no longer be able to require us to register the unregistered notes under the Securities Act, except in the limited circumstances provided under the registration rights agreement. In addition, you will not be able to resell, offer to resell or otherwise transfer the unregistered notes unless we have registered the unregistered notes under the Securities Act, or unless you resell, offer to resell or otherwise transfer the unregistered notes under an exemption from the registration requirements of, or in a transaction not subject to, the Securities Act.

Federal Income Tax Considerations	The exchange of unregistered notes for new notes will not be a taxable event for federal income tax purposes. See “Federal Income Tax Considerations.”

Federal and State Regulatory Requirements	No regulatory approvals are being sought in connection with the exchange offer.

Terms of the New Notes
      The new notes will be identical to the unregistered notes except that the new notes have been registered under the Securities Act and will not have restrictions on transfer or registration rights. The new notes will evidence the same debt as the unregistered notes, and the same indenture will govern the new notes and the unregistered notes.
      The following summary contains basic information about the new notes. It does not contain all of the information that is important to you. For a more complete understanding of the new notes, see “Description of the New Notes.”

Issuer	Corrections Corporation of America

Securities	$375,000,000 in aggregate principal amount of 6.25% Senior Notes due 2013.

Maturity	March 15, 2013.

Interest	The new notes will bear interest at a rate per annum of 6.25% payable on March 15 and September 15 of each year, beginning on September 15, 2005.

Guarantees	Our obligations under the notes will be fully and unconditionally guaranteed by each of our existing and future restricted domestic subsidiaries that guarantee our senior secured credit facility. For the year ended December 31, 2004, the entities that will guarantee the notes generated 100.0% of our revenues.

Ranking	The notes and subsidiary guarantees are senior obligations of ours and our subsidiary guarantors. Accordingly, they will rank:

• equal in right of payment with all of our and our subsidiary guarantors’ existing and future unsecured senior debt;

• senior in right of payment to any of our and our subsidiary guarantors’ future debt that expressly provides for subordination to the notes or the guarantees; and

• subordinated in right of payment to any of our and our subsidiary guarantors’ secured indebtedness to the extent of the value of the assets securing such indebtedness.

Optional Redemption	At any time on or after March 15, 2009, we may redeem all or a part of the notes at the redemption prices specified in this prospectus under “Description of the New Notes — Optional Redemption,” plus accrued and unpaid interest and liquidated damages, if any, to the date of redemption. At any time on or before March 15, 2008, we may redeem up to 35% of the outstanding notes with the net proceeds of certain equity offerings, as long as at least 65% of the aggregate principal amount of the notes remains outstanding after the redemption.

Mandatory Offer to Repurchase	If we sell certain assets or experience specific kinds of changes in control, we must offer to repurchase the notes at the prices, plus accrued and unpaid interest, if any, to the date of redemption, listed in “Description of the New Notes — Repurchase at the Option of Holders.”

Certain Covenants	We will issue the notes under our existing indenture dated March 23, 2005, containing covenants for your benefit. These covenants restrict our ability and the ability of our subsidiaries, with exceptions, to, among other things:

• pay dividends or make other restricted payments;

• incur additional debt or issue preferred stock;

• create or permit to exist certain liens;

• incur restrictions on the ability of certain of our subsidiaries to pay dividends or other payments;

• consolidate, merge or transfer all or substantially all our assets; and

• enter into transactions with affiliates.

These covenants are subject to a number of important exceptions and qualifications. In addition, most of the covenants will no longer be applicable if the notes are rated investment grade by Moody’s Investor Services, Inc. or Standard & Poor’s Rating Services. See “Description of the New Notes — Certain Covenants.”

Registration Rights	You are entitled under the registration rights agreement to exchange your unregistered notes for a new issue of identical debt securities registered under the Securities Act as evidence of the same underlying obligation of indebtedness. This exchange offer is intended to satisfy these rights. We must use our commercially reasonable efforts to have the registration statement declared effective by the Commission on or prior to September 19, 2005. We have also agreed to provide a shelf registration statement to cover resales of the notes under certain circumstances. If we fail to satisfy these obligations, we have agreed to pay liquidated damages to holders of the notes under specified circumstances.

Transfer Restrictions	The new notes have been registered under the Securities Act and generally will be freely transferable. We do not intend to list the notes on any securities exchange.

No Prior Market; PORTALsm Market Listing	The new notes will be new securities for which there is currently no market. Although the initial purchasers have informed us that they intend to make a market in the new notes, they are not obligated to do so and may discontinue market-making at any time without notice. Accordingly, we cannot assure you that a liquid market for the new notes will exist, develop or be maintained. We have agreed to seek to have the new notes made eligible for trading on the PORTALsm Market.

Use of Proceeds	We will not receive any proceeds from the issuance of the new notes. We are making this exchange offer solely to satisfy our obligations under the registration rights agreement. See “Use of Proceeds.”

Incurrence of Indebtedness and Issuance of Stock	Other than certain types of permitted indebtedness and capital stock, the indenture governing the notes restricts us and our restricted subsidiaries from incurring any additional indebtedness, including the issuance of senior indebtedness, and restricts us and our restricted subsidiaries from issuing certain types of capital stock, unless we have (a) a fixed charge coverage ratio for our four most recent fiscal quarters of at least 2.0 to 1, determined as if the additional indebtedness had been incurred or the capital stock had been issued at the beginning of such four-quarter period, or (b) met one of several exceptions specified in the indenture. For more details, see “Description of the New Notes — Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock.”

Merger, Consolidation or Sale of Assets	Under the indenture governing the notes, we are not permitted to consolidate or merge with another company or sell substantially all of our assets unless certain conditions are met, including (a) the surviving corporation assumes all obligations under the notes and (b) immediately after giving effect to such transaction on a pro forma basis the surviving corporation would either be permitted to incur $1.00 of additional indebtedness under the fixed charge coverage test described above or have a fixed charge leverage ratio that exceeds the fixed charge coverage ratio immediately prior to such transaction. For more details, see “Description of the New Notes — Certain Covenants — Merger, Consolidation or Sale of Assets.”

Restricted Payments	Generally, unless permitted as specified below, we are restricted from

• declaring or paying dividends (other than certain dividends payable in our equity securities);

• purchasing, redeeming or otherwise acquiring any of our equity interests;

• with certain exceptions, making any payment on, or purchasing, redeeming, defeasing or otherwise acquiring any indebtedness that is subordinated to the notes; and

• making any investment that is not of a type permitted under the indenture.

Notwithstanding the foregoing, we may make a payment described above if, after giving effect to such payment, we are not in default, would be permitted to incur $1.00 of additional indebtedness under the fixed charge coverage test described above and such payment, together with the amount of all other restricted payments made by us since May 3, 2002 (excluding certain permitted restricted payments) is less than the sum of

• 50% of our consolidated net income after preferred cash dividends (for the period from the beginning of the first fiscal quarter after May 3, 2002 to the end of the most recent fiscal quarter); plus

• 100% of the aggregate net cash proceeds received by us since May 3, 2002 as contribution to our common equity capital or from the issue or sale of our equity securities; plus

• to the extent that certain restricted investments made after May 3, 2002 are sold or otherwise liquidated for cash, the lesser of (i) the cash return of capital with respect to such investment and (ii) the initial amount of such investment; plus

• to the extent that any unrestricted subsidiary of ours is redesignated as a restricted subsidiary after May 3, 2002, the lesser of (i) the fair market value of our investment in such subsidiary as of the date of such redesignation or (ii) such fair market value as of the date on which such subsidiary was originally designated an unrestricted subsidiary; plus

• $25.0 million.

For more details, see “Description of the New Notes — Certain Covenants — Restricted Payments.”

Events of Default	Generally, the following constitute events of default with respect to the notes:

• default for 30 days in the payment of interest;

• default in the payment of principal when due;

• a failure by us to comply with certain repurchase requirements triggered by a change of control and provisions relating to mergers, consolidations or asset sales as described above;

• a failure by us to comply with any other agreements in the indenture for 60 days after notice;

• certain defaults by us under any other debt instruments representing more than $25.0 million in indebtedness; and

• other defaults related to the failure to pay final judgments, any guarantee being held in a judicial proceeding to be unenforceable and certain events of bankruptcy.

We are required to deliver to the trustee a statement regarding compliance with the terms of the indenture annually and upon becoming aware of any event of default. For more details, see “Description of the New Notes — Events of Default and Remedies.”

Amendment, Supplement and Waiver	Generally, we may amend or supplement the indenture governing the notes, and certain events of default may be waived, with the consent of the holders of at least a majority in principal amount of the notes then outstanding. In some circumstances we may not amend the indenture, and certain events of default may not be waived, without the consent of each holder. These circumstances include, among others, reducing the principal or interest rate of the notes, changing the maturity of the notes or altering the redemption provisions of the notes. Additionally, in some circumstances we may amend or supplement the indenture without the consent of the holders, such as to cure any ambiguity, to provide for uncertificated notes, or to make any change that would provide any additional rights or benefits to the holders of notes or that does not adversely affect the legal rights under the indenture of such holders. For more details, see “Description of the New Notes — Amendment, Supplement and Waiver.”
For a discussion of certain risks that should be considered in connection with an investment in the new notes, see “Risk Factors.”

The Company
General
      We are the nation’s largest owner and operator of private correctional and detention facilities and the fifth largest prison operator in the United States behind only the federal government and three states. We specialize in owning, operating and managing prisons and other correctional facilities and providing inmate residential and prisoner transportation services for governmental agencies. In addition to providing the fundamental residential services relating to inmates, our facilities offer a variety of rehabilitation and educational programs, including basic education, religious services, life skills and employment training and substance abuse treatment. These services are intended to help reduce recidivism and to prepare inmates for their successful reentry into society upon their release. We also provide health care (including medical, dental and psychiatric services), food services and work and recreational programs.
      We currently operate 64 correctional, detention and juvenile facilities, including 39 facilities that we own, with a total design capacity of approximately 70,000 inmates in 19 states and the District of Columbia. We also own three facilities that we lease to third-party operators. For the year ended December 31, 2004, we had revenues of $1,148.3 million and operating income of $175.0 million.
      Our services address a total U.S. market that we believe exceeds $50 billion, of which only approximately 6.5% is currently outsourced to the private sector. We believe that the U.S. market will demonstrate consistent growth over the next decade as a result of increased focus and resources by the Department of Homeland Security dedicated to illegal immigration, generally longer prison sentences, as well as the growing demographic of the 18 to 24 year-old at-risk population. We also expect the size of the private market to grow as a result of governments’ demonstrated need to augment their overcrowded and aging facilities, reduce costs, increase accountability and improve overall quality of service.
      Under our management services contracts, government agencies pay us at an inmate per diem rate based upon actual or minimum guaranteed occupancy levels. Our management services contracts typically have terms of one to five years, and contain multiple renewal options exercisable at the option of the contracting government agency.
Address and Telephone Number
      Our executive offices are located at 10 Burton Hills Boulevard, Nashville, Tennessee 37215. Our telephone number is (615) 263-3000. Our website address is www.correctionscorp.com. Information on our website is not a part of this prospectus.

SELECTED HISTORICAL FINANCIAL AND OPERATING DATA
      The following selected financial data for the five years ended December 31, 2004, was derived from our consolidated financial statements and the related notes thereto. This data should be read in conjunction with our audited consolidated financial statements, including the related notes, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2004 incorporated by reference into this prospectus. In accordance with Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”, all prior years presented have been reclassified to reflect discontinued operations.

	For the Years Ended December 31,

	2000	2001	2002	2003	2004

	(In thousands)
Statement of Operations:
Revenue:
Management and other	$231,764	$898,072	$925,820	$1,025,493	$1,144,413
Rental	40,232	5,718	3,701	3,742	3,845
Licensing fees from affiliates	7,566	—	—	—	—

Total revenue	279,562	903,790	929,521	1,029,235	1,148,258

Expenses:
Operating	189,936	689,793	712,738	766,468	870,572
General and administrative	45,463	34,568	36,907	40,467	48,186
Depreciation and amortization	58,812	52,639	51,291	52,930	54,511
Fees paid to a company acquired in 2000	1,401	—	—	—	—
Write-off of amounts under lease arrangements	11,920	—	—	—	—
Impairment losses	527,842	—	—	—	—

Total expenses	835,374	777,000	800,936	859,865	973,269

Operating income (loss)	(555,812)	126,790	128,585	169,370	174,989
Other (income) expense:
Interest expense, net	131,545	126,242	87,478	74,446	69,177
Expenses associated with debt refinancing and recapitalization transactions	—	—	36,670	6,687	101
Change in fair value of derivative instruments	—	(14,554)	(2,206)	(2,900)	—
Stockholder litigation settlements	75,406	—	—	—	—
Other (income) expense	18,419	483	(359)	(414)	943

Income (loss) from continuing operations before income taxes, minority interest, and cumulative effect of accounting change	(781,182)	14,619	7,002	91,551	104,768
Income tax (expense) benefit	48,738	3,358	63,284	52,352	(42,126)

Income (loss) from continuing operations before minority interest and cumulative effect of accounting change	(732,444)	17,977	70,286	143,903	62,642
Minority interest	254	—	—	—	—

Income (loss) from continuing operations before cumulative effect of accounting change	(732,190)	17,977	70,286	143,903	62,642
Income (loss) from discontinued operations, net of taxes	1,408	7,717	2,074	(2,120)	(99)
Cumulative effect of accounting change	—	—	(80,276)	—	—

Net income (loss)	(730,782)	25,694	(7,916)	141,783	62,543
Distributions to preferred stockholders	(13,526)	(20,024)	(20,959)	(15,262)	(1,462)

Net income (loss) available to common stockholders	$(744,308)	$5,670	$(28,875)	$126,521	$61,081

	For the Years Ended December 31,

	2000	2001	2002	2003	2004

	(In thousands)
Basic earnings (loss) per share:
Income (loss) from continuing operations before cumulative effect of accounting change	$(56.79)	$(0.08)	$1.78	$3.99	$1.74
Income (loss) from discontinued operations, net of taxes	0.11	0.31	0.08	(0.07)	—
Cumulative effect of accounting change	—	—	(2.90)	—	—

Net income (loss) available to common stockholders	$(56.68)	$0.23	$(1.04)	$3.92	$1.74

Diluted earnings (loss) per share:
Income (loss) from continuing operations before cumulative effect of accounting change	$(56.79)	$(0.08)	$1.61	$3.50	$1.55
Income (loss) from discontinued operations, net of taxes	0.11	0.31	0.06	(0.06)	—
Cumulative effect of accounting change	—	—	(2.49)	—	—

Net income (loss) available to common stockholders	$(56.68)	$0.23	$(0.82)	$3.44	$1.55

Weighted average common shares outstanding:
Basic	13,132	24,380	27,669	32,245	35,059
Diluted	13,132	24,380	32,208	38,049	39,780

	For the Years Ended December 31,

	2000	2001	2002	2003	2004

OTHER FINANCIAL DATA:
Ratio of Earnings to Fixed Charges(1)	N/A	1.1x	1.1x	2.1x	2.3x

	December 31,

	2000	2001	2002	2003	2004

	(In thousands)
BALANCE SHEET DATA:
Total assets	$2,176,992	$1,971,280	$1,874,071	$1,959,028	$2,023,078
Total debt	1,152,570	963,600	955,959	1,003,428	1,002,295
Total liabilities	1,488,977	1,224,119	1,140,073	1,183,563	1,207,084
Stockholders’ equity	688,015	747,161	733,998	775,465	815,994
      In connection with a merger completed in 1999, we elected to change our tax status from a taxable corporation to a real estate investment trust, or REIT, effective with the filing of our 1999 federal income tax return. As a REIT, we were dependent on a company, as a lessee, for a significant source of our income. In connection with a restructuring in 2000, we acquired the company on October 1, 2000 and two additional service companies on December 1, 2000, and amended our charter to remove provisions requiring us to elect to qualify and be taxed as a REIT. Therefore, the 2000 financial statements reflect our operation for a part of the year as an owner and lessor of prisons and other correctional facilities, and a part of the year as an owner, operator and manager of prisons and other correctional facilities. The financial statements for 2001 through 2004 reflect our financial condition, results of operations and cash flows for a full year as an owner, operator and manager of prisons and other correctional facilities.

(1)	For the purpose of computing the ratio of earnings to fixed charges, earnings consist of income (loss) from continuing operations before income taxes plus fixed charges, excluding capitalized interest, and fixed charges consist of interest, whether expensed or capitalized, and amortization of loan costs. Deficiency in earnings available to cover fixed charges for the year ended December 31, 2000 was $761.4 million. This deficit is primarily the result of impairment losses of $527.8 million and the write-off of amounts under lease arrangements of $11.9 million.

RISK FACTORS
      You should carefully consider the risk factors set forth below as well as the other information contained in this prospectus and incorporated herein by reference before making a decision regarding participation in the exchange offer. The risks described below are not the only risks facing us. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business operations. Any of the following risks could materially adversely affect our business, financial condition or results of operations.
Risks Related to the Offering

If you do not properly tender your unregistered notes, you will continue to hold unregistered notes and you may not be able to transfer your unregistered notes.
      We will only issue new notes in exchange for unregistered notes that you timely and properly tender. Therefore, you should allow sufficient time to ensure timely delivery of the unregistered notes and you should carefully follow the instructions on how to tender your unregistered notes. Neither we nor the exchange agent is required to tell you of any defects or irregularities with respect to your tender of unregistered notes.
      If you do not exchange your unregistered notes for new notes pursuant to the exchange offer, the unregistered notes you hold will continue to be subject to the existing transfer restrictions. In general, you may not offer or sell the unregistered notes except under an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not plan to register unregistered notes under the Securities Act unless our registration rights agreement with the initial purchasers of the unregistered notes requires us to do so. Further, if you continue to hold any unregistered notes after the exchange offer is consummated, you may be unable to sell them because there will be fewer of these notes outstanding.

The notes are effectively subordinated to our secured indebtedness and certain indebtedness of our subsidiaries.
      The notes are unsecured and therefore are effectively subordinated to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness. As of December 31, 2004, our total secured indebtedness was approximately $270.5 million, and after completion of the offering of the unregistered notes and application of the net proceeds therefrom, we had $160.4 million of total secured indebtedness. The indenture permits us to incur additional secured indebtedness provided certain conditions are met. See “Description of New Notes — Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock.” Consequently, in the event we are the subject of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding, the holders of any secured indebtedness will be entitled to proceed against the collateral that secures the secured indebtedness, and the collateral will not be available for satisfaction of any amounts owed under our unsecured indebtedness, including the notes. The indenture also permits our subsidiaries to incur indebtedness which may be secured by the assets of such subsidiaries. The notes are effectively subordinated to such subsidiary indebtedness.

There is no public market for the notes.
      The notes are a new issue of securities for which there is currently no trading market. Although the initial purchasers have advised us that they currently intend to make a market in the notes following completion of this notes offering, they have no obligation to do so and may discontinue such activity at any time without notice. We cannot be sure that an active trading market will develop for the notes. Moreover, if a market were to exist, the notes could trade at prices that may be lower than their initial offering price because of many factors, including, but not limited to:

•	prevailing interest rates on the markets for similar securities;

•	general economic conditions;

•	our financial condition, performance or prospects; and

•	the prospects for other companies in the same industry.

Federal and state statutes allow courts, under specific circumstances, to void guarantees and require note holders to return payments received from guarantors.
      Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws or state laws prohibiting subsidiary guarantees or other shareholder distributions by insolvent subsidiaries, a guarantee could be voided, or claims in respect of a guarantee could be subordinated to all other debts of that guarantor, if, among other things, the guarantor, at the time it incurred the indebtedness evidenced by its guarantee:

•	received less than reasonably equivalent value or fair consideration for the incurrence of such guarantee;

•	was insolvent or rendered insolvent by reason of such incurrence;

•	was engaged in a business or transaction for which the guarantor’s remaining assets constituted unreasonably small capital; or

•	intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature.
      In addition, any payment by that guarantor pursuant to its guarantee could be voided and required to be returned to the guarantor, or to a fund for the benefit of the creditors of the guarantor.
      The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all of its assets;

•	if the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.
      We cannot assure you, however, as to what standard a court would apply in making these determinations or that a court would agree with our conclusions in this regard.
Risks Related to Our Leveraged Capital Structure

Our substantial indebtedness could adversely affect our financial health and prevent us from fulfilling our obligations under our debt securities.
      We have a significant amount of indebtedness. As of December 31, 2004, we had total indebtedness of $1.0 billion. Our substantial indebtedness could have important consequences to you. For example, it could:

•	make it more difficult for us to satisfy our obligations with respect to our indebtedness including the notes issued in this notes offering;

•	increase our vulnerability to general adverse economic and industry conditions;

•	require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of our cash flow to fund working capital, capital expenditures, and other general corporate purposes;

•	limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

•	place us at a competitive disadvantage compared to our competitors that have less debt; and

•	limit our ability to borrow additional funds or refinance existing indebtedness on favorable terms.

Our senior secured credit facility and other debt instruments have restrictive covenants that could affect our financial condition.
      The indenture related to our senior notes, including the notes offered hereby, and our senior secured credit facility contain financial and other restrictive covenants that limit our ability to engage in activities that may be in our long-term best interests. Our ability to borrow under our senior secured credit facility is subject to financial covenants, including leverage, interest rate and fixed charge coverage ratios. Our senior secured credit facility limits our ability to effect mergers, asset sales and change of control events. These covenants also contain restrictions regarding our ability to make certain capital expenditures in the future. The indentures related to our senior notes contain limitations on our ability to effect mergers and change of control events, as well as other limitations, including:

•	limitations on incurring additional indebtedness;

•	limitations on the sale of assets;

•	limitations on the declaration and payment of dividends or other restricted payments;

•	limitations on transactions with affiliates; and

•	limitations on liens.
      See “Description of New Notes.” Our failure to comply with these covenants could result in an event of default which, if not cured or waived, could result in the acceleration of all of our debts. We do not have sufficient working capital to satisfy our debt obligations in the event of an acceleration of all or a significant portion of our outstanding indebtedness.

Servicing our indebtedness will require a significant amount of cash. Our ability to generate cash depends on many factors beyond our control.
      Our ability to make payments on and to refinance our indebtedness and to fund planned capital expenditures will depend on our ability to generate cash in the future. This, to a certain extent, is subject to general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control.
      The risk exists that our business will be unable to generate sufficient cash flow from operations or that future borrowings will not be available to us under our senior secured credit facility in an amount sufficient to enable us to pay our indebtedness, including our existing senior notes, notes to be issued in this notes offering, or new debt securities, or to fund our other liquidity needs. We may need to refinance all or a portion of our indebtedness, including our senior notes, or new debt securities, on or before maturity. We may not, however, be able to refinance any of our indebtedness, including our senior secured credit facility and including our senior notes to be issued in this notes offering, or new debt securities on commercially reasonable terms or at all.

Because portions of our indebtedness have floating interest rates, a general increase in interest rates will adversely affect cash flows.
      Our senior secured credit facility bears interest at a variable rate. To the extent our exposure to increases in interest rates is not eliminated through interest rate protection agreements, such increases will adversely affect our cash flows. We do not currently have any interest rate protection agreements in place to protect against interest rate fluctuations related to our senior secured credit facility. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Quantitative and Qualitative

Disclosures About Market Risk” contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2004 incorporated by reference into this prospectus for a further discussion of our exposure to interest rate increases.

We are required to repurchase all or a portion of our 7.5% notes and the notes to be issued in this offering upon a change of control.
      Upon certain change of control events, as that term is defined in the indentures for our 7.5% notes and the notes to be issued in this offering, including a change of control caused by an unsolicited third party, we are required to make an offer in cash to repurchase all or any part of each holder’s notes at a repurchase price equal to 101% of the principal thereof, plus accrued interest, if any, and liquidated damages, if any. The source of funds for any such repurchase would be our available cash or cash generated from operations or other sources, including borrowings, sales of equity or funds provided by a new controlling person or entity. Sufficient funds may not be available to us, however, at the time of any change of control event to repurchase all or a portion of the tendered notes pursuant to this requirement. Our failure to offer to repurchase notes, or to repurchase notes tendered, following a change of control will result in a default under the respective indentures, which could lead to a cross-default under our senior secured credit facility and under the terms of our other indebtedness. In addition, our senior secured credit facility prohibits us from making any such required repurchases. Prior to repurchasing the notes upon a change of control event, we must either repay outstanding indebtedness under our senior secured credit facility or obtain the required consent of the lenders under our senior secured credit facility. If we do not obtain the required consents or repay our outstanding indebtedness under our senior secured credit facility, we would remain effectively prohibited from offering to purchase the notes. See “Description of New Notes — Repurchase at the Option of Holders — Change of Control.”

Despite current indebtedness levels, we may still incur more debt.
      The terms of the indentures for our senior notes and our senior secured credit facility restrict our ability to incur significant additional indebtedness in the future. However, in the future we may refinance all or a portion of our indebtedness, including our senior secured credit facility, and incur more indebtedness as a result. We currently have $68.3 million of additional borrowing capacity available under our $125.0 million revolving credit facility. In addition, we have an effective “shelf” registration statement under which we may issue up to approximately $280.0 million in equity or debt securities, preferred stock and warrants. If new debt is added to our and our subsidiaries’ current debt levels, the related risks that we and they now face could intensify.
Risks Related to Our Business and Industry

Our results of operations are dependent on revenues generated by our jails, prisons and detention facilities, which are subject to the following risks associated with the corrections and detention industry.
      We are subject to fluctuations in occupancy levels. While a substantial portion of our cost structure is fixed, a substantial portion of our revenues are generated under facility management contracts that specify per diem payments based upon occupancy. Under a per diem rate structure, a decrease in our occupancy rates could cause a decrease in revenue and profitability. Average compensated occupancy for our facilities in operation for 2004, 2003, and 2002 was 94.7%, 93.0%, and 89.1%, respectively. Occupancy rates may, however, decrease below these levels in the future.
      We may incur significant start-up and operating costs on new contracts before receiving related revenues, which may impact our cash flows and not be recouped. When we are awarded a contract to manage a facility, we may incur significant start-up and operating expenses, including the cost of constructing the facility, purchasing equipment and staffing the facility, before we receive any payments under the contract. These expenditures could result in a significant reduction in our cash reserves and may make it more difficult for us to meet other cash obligations. In addition, a contract may be terminated prior to its scheduled expiration and as a result we may not recover these expenditures or realize any return on our investment.
      We are subject to termination or non-renewal of our government contracts. We typically enter into facility management contracts with governmental entities for terms of up to five years, with additional renewal periods at the option of the contracting governmental agency. Notwithstanding any contractual renewal option of a contracting governmental agency, 37 of our facility management contracts have expired or are currently scheduled to expire on or before December 31, 2005. See “Business — Facility Portfolio — Facilities and Facility Management contracts” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2004 incorporated by reference into this prospectus. One or more of these contracts may not be renewed by the corresponding governmental agency. In addition, these and any other contracting agencies may determine not to exercise renewal options with respect to any of our contracts in the future. Governmental agencies typically may also terminate a facility contract at any time without cause or use the possibility of termination to negotiate a lower fee for per diem rates. In the event any of our management contracts are terminated or are not renewed on favorable terms or otherwise, we may not be able to obtain additional replacement contracts. The non-renewal or termination of any of our contracts with governmental agencies could materially adversely affect our financial condition, results of operations and liquidity, including our ability to secure new facility management contracts from others.
      Competition for inmates may adversely affect the profitability of our business. We compete with government entities and other private operators on the basis of cost, quality and range of services offered, experience in managing facilities and reputation of management and personnel. While there are barriers to entering the market for the management of correctional and detention facilities, these barriers may not be sufficient to limit additional competition. In addition, our government customers may assume the management of a facility we currently manage upon the termination of the corresponding management contract or, if such customers have capacity at their facilities, may take inmates currently housed in our facilities and transfer them to government run facilities. Since we are paid on a per diem basis with no minimum guaranteed occupancy under most of our contracts, the loss of such inmates and resulting decrease in occupancy would cause a decrease in our revenues and profitability. Further, many of our state customers are currently experiencing budget difficulties. These budget difficulties could result in decreases to our per diem rates, which could cause a decrease in our revenues and profitability.
      We are dependent on government appropriations. Our cash flow is subject to the receipt of sufficient funding of and timely payment by contracting governmental entities. If the appropriate governmental agency does not receive sufficient appropriations to cover its contractual obligations, it may terminate our contract or delay or reduce payment to us. Any delays in payment, or the termination of a contract, could have an adverse effect on our cash flow and financial condition. In addition, as a result of, among other things, recent economic developments, federal, state and local governments have encountered, and may encounter, unusual budgetary constraints. As a result, a number of state and local governments are under pressure to control additional spending or reduce current levels of spending. Accordingly, we may be requested in the future to reduce our existing per diem contract rates or forego prospective increases to those rates. In addition, it may become more difficult to renew our existing contracts on favorable terms or otherwise.
      Public resistance to privatization of correctional and detention facilities could result in our inability to obtain new contracts or the loss of existing contracts. The operation of correctional and detention facilities by private entities has not achieved complete acceptance by either governments or the public. The movement toward privatization of correctional and detention facilities has also encountered resistance from certain groups, such as labor unions and others that believe that correctional and detention facilities should only be operated by governmental agencies.
      Moreover, negative publicity about an escape, riot or other disturbance or perceived poor conditions at a privately managed facility may result in publicity adverse to us and the private corrections industry in general. Any of these occurrences or continued trends may make it more difficult for us to renew or maintain existing contracts or to obtain new contracts, which could have a material adverse effect on our business.
      Our ability to secure new contracts to develop and manage correctional and detention facilities depends on many factors outside our control. Our growth is generally dependent upon our ability to obtain new contracts to develop and manage new correctional and detention facilities. This possible growth depends on a number of factors we cannot control, including crime rates and sentencing patterns in various jurisdictions and acceptance of privatization. The demand for our facilities and services could be adversely affected by the relaxation of enforcement efforts, leniency in conviction and sentencing practices or through the decriminalization of certain activities that are currently proscribed by our criminal laws. For instance, any changes with respect to drugs and controlled substances or illegal immigration could affect the number of persons arrested, convicted and sentenced, thereby potentially reducing demand for correctional facilities to house them. Legislation has been proposed in numerous jurisdictions that could lower minimum sentences for some non-violent crimes and make more inmates eligible for early release based on good behavior. Also, sentencing alternatives under consideration could put some offenders on probation with electronic monitoring who would otherwise be incarcerated. Similarly, reductions in crime rates could lead to reductions in arrests, convictions and sentences requiring incarceration at correctional facilities.
      During January 2005, the Supreme Court declared the federal sentencing guidelines, previously considered mandatory, as unconstitutional, stating they violate defendants’ rights under the Sixth Amendment to be tried by a jury. The Supreme Court advised that federal judges should continue to use the federal sentencing guidelines as suggestions rather than mandatory guidelines. Although it is too early to predict the impact, if any, on our business, the ruling could lead to federal sentences becoming more varied which could lead to a reduction in the length of sentences at correctional facilities.
      Moreover, certain jurisdictions recently have required successful bidders to make a significant capital investment in connection with the financing of a particular project, a trend that will require us to have sufficient capital resources to compete effectively. We may not be able to obtain these capital resources when needed. Additionally, our success in obtaining new awards and contracts may depend, in part, upon our ability to locate land that can be leased or acquired under favorable terms. Otherwise desirable locations may be in or near populated areas and, therefore, may generate legal action or other forms of opposition from residents in areas surrounding a proposed site.
      Failure to comply with unique and increased governmental regulation could result in material penalties or non-renewal or termination of our contracts to manage correctional and detention facilities. The industry in which we operate is subject to extensive federal, state and local regulations, including educational, health care and safety regulations, which are administered by many regulatory authorities. Some of the regulations are unique to the corrections industry, and the combination of regulations we face is unique. Facility management contracts typically include reporting requirements, supervision and on-site monitoring by representatives of the contracting governmental agencies. Corrections officers and juvenile care workers are customarily required to meet certain training standards and, in some instances, facility personnel are required to be licensed and subject to background investigation. Certain jurisdictions also require us to award subcontracts on a competitive basis or to subcontract with businesses owned by members of minority groups. Our facilities are also subject to operational and financial audits by the governmental agencies with whom we have contracts. We may not always successfully comply with these regulations, and failure to comply can result in material penalties or non-renewal or termination of facility management contracts.
      In addition, private prison managers are increasingly subject to government legislation and regulation attempting to restrict the ability of private prison managers to house certain types of inmates, such as inmates from other jurisdictions or inmates at medium or higher security levels. Legislation has been enacted in several states, and has previously been proposed in the United States Congress, containing such restrictions. Such legislation may have an adverse effect on us.

      Our inmate transportation subsidiary, TransCor, is subject to regulations stipulated by the Departments of Transportation and Justice. TransCor must also comply with the Interstate Transportation of Dangerous Criminals Act of 2000, which covers operational aspects of transporting prisoners, including, but not limited to, background checks and drug testing of employees; employee training; employee hours; staff-to-inmate ratios; prisoner restraints; communication with local law enforcement; and standards to help ensure the safety of prisoners during transport. We are subject to changes in such regulations, which could result in an increase in the cost of our transportation operations.
      Moreover, the Federal Communications Commission, or the “FCC,” has published for comment a petition for rulemaking, filed on behalf of an inmate family, which would prevent private prison managers from collecting commissions from the operations of inmate telephone systems. We believe that there are sound reasons for the collection of such commissions by all operators of prisons, whether public or private. The FCC has traditionally deferred from rulemaking in this area; however, there is the risk that the FCC could act to prohibit private prison managers, like us, from collecting such revenues. Such an outcome could have a material adverse effect on our results of operations.
      Government agencies may investigate and audit our contracts and, if any improprieties are found, we may be required to refund revenues we have received, to forego anticipated revenues, and we may be subject to penalties and sanctions, including prohibitions on our bidding in response to Requests for Proposals, or “RFPs.” Certain of the governmental agencies we contract with have the authority to audit and investigate our contracts with them. As part of that process, government agencies may review our performance of the contract, our pricing practices, our cost structure and our compliance with applicable laws, regulations and standards. For contracts that actually or effectively provide for certain reimbursement of expenses, if an agency determines that we have improperly allocated costs to a specific contract, we may not be reimbursed for those costs, and we could be required to refund the amount of any such costs that have been reimbursed. If a government audit asserts improper or illegal activities by us, we may be subject to civil and criminal penalties and administrative sanctions, including termination of contracts, forfeitures of profits, suspension of payments, fines and suspension or disqualification from doing business with certain government entities. Any adverse determination could adversely impact our ability to bid in response to RFPs in one or more jurisdictions.
      We depend on a limited number of governmental customers for a significant portion of our revenues. We currently derive, and expect to continue to derive, a significant portion of our revenues from a limited number of governmental agencies. The loss of, or a significant decrease in, business from the BOP, the Bureau of Immigration and Customs Enforcement (formerly the Immigration and Naturalization Service, or INS), or “ICE,” the United States Marshals Service, or “USMS,” or various state agencies could seriously harm our financial condition and results of operations. The three federal governmental agencies with correctional and detention responsibilities, the BOP, ICE, and USMS, accounted for 37% of our total revenues for the fiscal year ended December 31, 2004 ($429.6 million). The BOP accounted for 15% of our total revenues for the fiscal year ended December 31, 2004 ($177.9 million), and the USMS accounted for 14% of our total revenues for the fiscal year ended December 31, 2004 ($165.4 million). We expect to continue to depend upon the federal agencies and a relatively small group of other governmental customers for a significant percentage of our revenues.

We are dependent upon our senior management and our ability to attract and retain sufficient qualified personnel.
      We are dependent upon the continued service of each member of our senior management team, including John D. Ferguson, our President and Chief Executive Officer. The unexpected loss of any of these persons could materially adversely affect our business and operations. We only have employment agreements with our President and Chief Executive Officer; Executive Vice President and Chief Financial Officer; Executive Vice President and Chief Corrections Officer; Executive Vice President and Chief Development Officer; and Executive Vice President, General Counsel and Secretary, all of which expire in 2005 subject to annual renewals unless either party gives notice of termination.

      In addition, the services we provide are labor-intensive. When we are awarded a facility management contract or open a new facility, we must hire operating management, correctional officers and other personnel. The success of our business requires that we attract, develop and retain these personnel. Our inability to hire sufficient qualified personnel on a timely basis or the loss of significant numbers of personnel at existing facilities could adversely affect our business and operations.

We are subject to necessary insurance costs.
      Workers’ compensation, employee health and general liability insurance represent significant costs to us. Because we significantly self-insure for workers’ compensation, employee health, and general liability risks, the amount of our insurance expense is dependent on claims experience, our ability to control our claims experience, and in the case of workers’ compensation and employee health, rising health care costs in general. Further, additional terrorist attacks such as those on September 11, 2001, and concerns over corporate governance and corporate accounting scandals, could make it more difficult and costly to obtain liability and other types of insurance. Unanticipated additional insurance costs could adversely impact our results of operations and cash flows, and the failure to obtain or maintain any necessary insurance coverage could have a material adverse effect on us.

We may be adversely affected by inflation.
      Many of our facility management contracts provide for fixed management fees or fees that increase by only small amounts during their terms. If, due to inflation or other causes, our operating expenses, such as wages and salaries of our employees, and insurance, medical and food costs, increase at rates faster than increases, if any, in our management fees, then our profitability would be adversely affected. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Inflation” contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2004 incorporated by reference into this prospectus.

We are subject to legal proceedings associated with owning and managing correctional and detention facilities.
      Our ownership and management of correctional and detention facilities, and the provision of inmate transportation services by a subsidiary, expose us to potential third-party claims or litigation by prisoners or other persons relating to personal injury or other damages resulting from contact with a facility, its managers, personnel or other prisoners, including damages arising from a prisoner’s escape from, or a disturbance or riot at, a facility we own or manage, or from the misconduct of our employees. To the extent the events serving as a basis for any potential claims are alleged or determined to constitute illegal or criminal activity, we could also be subject to criminal liability. Such liability could result in significant monetary fines and could affect our ability to bid on future contracts and retain our existing contracts. In addition, as an owner of real property, we may be subject to a variety of proceedings relating to personal injuries of persons at such facilities. The claims against our facilities may be significant and may not be covered by insurance. Even in cases covered by insurance, our deductible (or self-insured retention) may be significant.

We are subject to risks associated with ownership of real estate.
      Our ownership of correctional and detention facilities subjects us to risks typically associated with investments in real estate. Investments in real estate and, in particular, correctional and detention facilities have a limited or no alternative use and thus, are relatively illiquid, and therefore, our ability to divest ourselves of one or more of our facilities promptly in response to changed conditions is limited. Investments in correctional and detention facilities, in particular, subject us to risks involving potential exposure to environmental liability and uninsured loss. Our operating costs may be affected by the obligation to pay for the cost of complying with existing environmental laws, ordinances and regulations, as well as the cost of complying with future legislation. In addition, although we maintain insurance for many types of losses, there are certain types of losses, such as losses from earthquakes and acts of terrorism, which may be either uninsurable or for which it may not be economically feasible to obtain insurance coverage, in light of the substantial costs associated with such insurance. As a result, we could lose both our capital invested in, and anticipated profits from, one or more of the facilities we own. Further, it is possible to experience losses that may exceed the limits of insurance coverage.
      In addition, our increased focus on facility development and expansions poses an increased risk, including cost overruns caused by various factors, many of which are beyond our control, such as weather, labor conditions, and material shortages, resulting in increased construction costs.
      Certain of our facilities are subject to options to purchase and reversions. Ten of our facilities are or will be subject to an option to purchase by certain governmental agencies. Such options are exercisable by the corresponding contracting governmental entity generally at any time during the term of the respective facility management contract. If any of these options are exercised, there exists the risk that we will be unable to invest the proceeds from the sale of the facility in one or more properties that yield as much cash flow as the property acquired by the government entity. In addition, in the event any of these options are exercised, there exists the risk that the contracting governmental agency will terminate the management contract associated with such facility. For the year ended December 31, 2004, the facilities subject to these options generated $214.0 million in revenue (19% of total revenue) and incurred $155.0 million in operating expenses. Certain of the options to purchase are exercisable at prices below fair market value. See “Business — Facility Portfolio — Facilities and Facility Management Contracts” contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2004 incorporated by reference into this prospectus.
      In addition, ownership of three of our facilities (including two that are also subject to options to purchase) will, upon the expiration of certain ground leases with remaining terms generally ranging from 12 to 14 years, revert to the respective governmental agency contracting with us. At the time of such reversion, there exists the risk that the contracting governmental agency will terminate the management contract associated with such facility. For the year ended December 31, 2004, the facilities subject to reversion generated $78.5 million in revenue (7% of total revenue) and incurred $54.8 million in operating expenses.

We may be adversely affected by the rising cost and increasing difficulty of obtaining adequate levels of surety credit on favorable terms.
      We are often required to post bid or performance bonds issued by a surety company as a condition to bidding on or being awarded a contract. Availability and pricing of these surety commitments are subject to general market and industry conditions, among other factors. Recent events in the economy have caused the surety market to become unsettled, causing many reinsurers and sureties to reevaluate their commitment levels and required returns. As a result, surety bond premiums generally are increasing. If we are unable to effectively pass along the higher surety costs to our customers, any increase in surety costs could adversely affect our operating results. We cannot assure you that we will have continued access to surety credit or that we will be able to secure bonds economically, without additional collateral, or at the levels required for any potential facility development or contract bids. If we are unable to obtain adequate levels of surety credit on favorable terms, we would have to rely upon letters of credit under our senior secured credit facility, which would entail higher costs even if such borrowing capacity was available when desired at the time, and our ability to bid for or obtain new contracts could be impaired.

THE EXCHANGE OFFER
Purpose and Effect of the Exchange Offer
      In connection with the issuance of the unregistered notes, we entered into a registration rights agreement with the initial purchasers of the unregistered notes on March 23, 2005. The following description of the registration rights agreement is a summary only. For more information, you should review the provisions of the registration rights agreement that we filed with the Commission as an exhibit to the registration statement of which this prospectus is a part.
      Under the registration rights agreement, we agreed that, promptly after the effectiveness of the registration statement of which this prospectus is a part, we would offer to the holders of unregistered notes who are not prohibited by any law or policy of the Commission from participating in the exchange offer, the opportunity to exchange their unregistered notes for a new series of notes, which we refer to as the new notes, that are identical in all material respects to the unregistered notes, except that the new notes do not contain transfer restrictions, have been registered under the Securities Act and are not subject to further registration rights. We and our subsidiary guarantors have agreed to keep the exchange offer open for not less than 20 business days, or longer if required by applicable law, after the date on which notice of the exchange offer is mailed to the holders of the unregistered notes. We and our subsidiary guarantors also have agreed to use our reasonable best efforts to cause the exchange offer to be consummated on the earliest practicable date after the exchange offer registration statements is declared effective, but in no event later than September 19, 2005.
      If:

•	we and our subsidiary guarantors are not permitted to consummate the exchange offer because the exchange offer is not permitted by applicable law or Commission policy; or

•	any holder of notes notifies us prior to the 20th day following consummation of the exchange offer that:

•	it is prohibited by law or Commission policy from participating in the exchange offer; or

•	that it may not resell the new notes acquired by it in the exchange offer to the public without delivering a prospectus and the prospectus contained in the registration statement of which this prospectus is a part is not appropriate or available for such resales; or

•	that it is a broker-dealer and owns unregistered notes acquired directly from us or one of our affiliates, then we and the subsidiary guarantors have agreed to use our commercially reasonable efforts to file with the Commission a shelf registration statement to cover resales of the unregistered notes by the holders thereof who satisfy certain conditions relating to the provision of information in connection with the shelf registration statement.
      We and our subsidiary guarantors will use commercially reasonable efforts to cause the applicable registration statement to be declared effective as promptly as possible by the Commission.
      We and our subsidiary guarantors also have agreed:

•	to use our commercially reasonable efforts to have the registration statement of which this prospectus is a part declared effective by the Commission on or prior to September 19, 2005;

•	unless the exchange offer would not be permitted by applicable law or Commission policy, we and our subsidiary guarantors will commence the exchange offer; and

•	we will issue new notes in exchange for all unregistered notes tendered prior thereto in the exchange offer pursuant to the requirements of the registration rights agreement; and

•	if obligated to file a shelf registration statement, we will use our commercially reasonable efforts to file the shelf registration statement with the Commission on or prior to 30 days after such filing obligation arises and to cause the shelf registration to be declared effective by the Commission on or prior to 90 days after such obligation arises.
      If:

•	we and our subsidiary guarantors fail to file any of the shelf registration statements required by the registration rights agreement on or before the date specified for such filing; or

•	any of such shelf registration statements is not declared effective by the Commission on or prior to the date specified for such effectiveness, also known as the shelf effectiveness deadline; or

•	we and our subsidiary guarantors fail to consummate the exchange offer on or prior to the date specified for such consummation; or

•	the shelf registration statement or the registration statement of which this prospectus is a part is filed and declared effective but thereafter ceases to be effective or usable in connection with resales of transfer restricted securities during the periods specified in the registration rights agreement, without being succeeded within two business days by a post-effective amendment to such registration statement, then a registration default shall be deemed to have occurred and we and our subsidiary guarantors will pay liquidated damages to each holder of unregistered notes, with respect to the first 90-day period immediately following the occurrence of the first registration default in an amount equal to $.05 per week per $1,000 in principal amount of unregistered notes held by such holder for each week or portion thereof that such default continues. The amount of the liquidated damages will increase by an additional $.05 per week per $1,000 in principal amount of unregistered notes held by such holder with respect to each subsequent 90-day period until all registration defaults have been cured, up to a maximum amount of liquidated damages for all registration defaults of $.50 per week per $1,000 in principal amount of unregistered notes constituting transfer restricted securities.
      All accrued liquidated damages will be paid by us and our subsidiary guarantors on each damages payment date to the global note holder by wire transfer of immediately available funds or by federal funds check and to holders of certificated notes by wire transfer to the accounts specified by them or by mailing checks to their registered addresses if no such accounts have been specified.
      Following the cure of all registration defaults, the accrual of liquidated damages will cease. Holders of unregistered notes will be required to make certain representations to us in order to participate in the exchange offer and will be required to deliver certain information to be used in connection with the shelf registration statement and to provide comments on the shelf registration statement within the time periods set forth in the registration rights agreement in order to have their unregistered notes included in the shelf registration statement and benefit from the provisions regarding liquidated damages set forth above.
      By acquiring new notes, a holder will be deemed to have agreed to indemnify us and our subsidiary guarantors against certain losses arising out of information furnished by such holder in writing for inclusion in any registration statement. Holders of unregistered notes will also be required to suspend their use of the prospectus included in the shelf registration statement under certain circumstances upon receipt of notice to that effect from us.

Resale of the New Notes
      Based on no action letters of the Commission staff issued to third parties, we believe that new notes may be offered for resale, resold and otherwise transferred by you without further compliance with the registration and prospectus delivery provisions of the Securities Act if

•	the new notes are acquired in the ordinary course of your business;

•	you have no arrangement or understanding with any person to participate in and are not engaged in, and do not intend to engage in, a distribution of the new notes; and

•	you are not our affiliate (within the meaning of Rule 405 under the Securities Act) or a broker dealer that acquired unregistered notes directly from us for its own account.
      The Commission, however, has not considered the exchange offer for the new notes in the context of a no action letter, and the Commission may not make a similar determination as in the no action letters issued to these third parties.
      If you tender unregistered notes in the exchange offer with the intention of participating in any manner in a distribution of the new notes or otherwise do not satisfy the foregoing criteria, you

•	cannot rely on the interpretations by the Commission staff discussed above;

•	will not be able to exchange your unregistered notes for new notes in the exchange offer; and

•	must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a resale of the unregistered notes, unless the resale is made pursuant to an exemption from, or is otherwise not subject to, those requirements.
      Unless an exemption from registration is otherwise available, any security holder intending to distribute new notes should be covered by an effective registration statement under the Securities Act. This registration statement should contain the selling security holder’s information required by Item 507 of Regulation S-K under the Securities Act. This prospectus may be used for an offer to resell, resale or other transfer of new notes only as specifically described in this prospectus. Only broker-dealers that acquired the unregistered notes as a result of market-making activities or other trading activities may participate in the exchange offer. Each broker-dealer that receives new notes for its own account in exchange for unregistered notes, where such unregistered notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge in the letter of transmittal that it will deliver a prospectus in connection with any resale of the new notes. Please read the section captioned “Plan of Distribution” for more details regarding the transfer of new notes.
Terms of the Exchange Offer
      Subject to the terms and conditions described in this prospectus and in the letter of transmittal, we will accept for exchange any unregistered notes properly tendered and not withdrawn prior to 12:00 midnight, New York City time, on the expiration date. We will issue new notes in principal amount equal to the principal amount of unregistered notes surrendered in the exchange offer. Unregistered notes may be tendered only for new notes and only in integral multiples of $1,000.
      The exchange offer is not conditioned upon any minimum aggregate principal amount of unregistered notes being tendered for exchange.
      As of the date of this prospectus, $375.0 million in aggregate principal amount of the unregistered notes are outstanding. This prospectus and the letter of transmittal are being sent to all registered holders of unregistered notes. There will be no fixed record date for determining registered holders of unregistered notes entitled to participate in the exchange offer.
      We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement, the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission. Unregistered notes that the holders thereof do not tender for exchange in the exchange offer will remain outstanding and continue to accrue interest. These unregistered notes will continue to be entitled to the rights and benefits such holders have under the indenture relating to the notes.
      We will be deemed to have accepted for exchange properly tendered unregistered notes when we have given oral or written notice of the acceptance to the exchange agent and complied with the applicable provisions of the registration rights agreement. The exchange agent will act as agent for the tendering holders for the purposes of receiving the new notes from us.
      If you tender unregistered notes in the exchange offer, you will not be required to pay brokerage commissions or fees or, subject to the letter of transmittal, transfer taxes with respect to the exchange of unregistered notes. We will pay all charges and expenses in connection with the exchange offer. It is important that you read the section labeled “— Fees and Expenses” for more details regarding fees and expenses incurred in the exchange offer.
      We will return any unregistered notes that we do not accept for exchange for any reason to the tendering holder promptly after the expiration or termination of the exchange offer.
Expiration Date
      The exchange offer will expire at 12:00 midnight, New York City time, on                      , 2005, unless, in our sole discretion, we extend it. We and our subsidiary guarantors also have agreed to use our reasonable best efforts to cause the exchange offer to be consummated promptly after the registration statement of which this prospectus is a part has become effective.
Extensions, Delays in Acceptance, Termination or Amendment
      We expressly reserve the right, at any time or various times, to extend the period of time during which the exchange offer is open. We may delay acceptance of any unregistered notes by giving oral or written notice of such extension to their holders. During any such extensions, all unregistered notes previously tendered will remain subject to the exchange offer, and we may accept them for exchange.
      In order to extend the exchange offer, we will notify the exchange agent orally or in writing of any extension. We will notify the registered holders of unregistered notes of the extension no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration date.
      If any of the conditions described below under “— Conditions to the Exchange Offer” have not been satisfied, we reserve the right, in our sole discretion

•	to delay accepting for exchange any unregistered notes,

•	to extend the exchange offer, or

•	to terminate the exchange offer,
by giving oral or written notice of such delay, extension or termination to the exchange agent. Subject to the terms of and the approvals required under the registration rights agreement, we also reserve the right to amend the terms of the exchange offer in any manner.
      Any such delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the registered holders of unregistered notes. If we amend the exchange offer in a manner that we determine to constitute a material change, we will promptly disclose such amendment by means of a prospectus supplement. The supplement will be distributed to the registered holders of the unregistered notes. In addition, if the amendment constitutes a material change, including the waiver of a material condition, we are generally required to extend the exchange offer at least five business days from the date of such material amendment.

Conditions to the Exchange Offer
      We will not be required to accept for exchange, or exchange any new notes for, any unregistered notes if as a result of any change in law or applicable interpretations thereof by the staff of the Commission, we determine upon advice of our outside counsel that we are not permitted to effect the exchange offer as described in this prospectus.
      In addition, we will not be obligated to accept for exchange the unregistered notes of any holder that has not made to us the representations described under “— Purpose and Effect of the Exchange Offer,” “— Procedures for Tendering” and “Plan of Distribution” and such other representations as may be reasonably necessary under applicable Commission rules, regulations or interpretations to allow us to use an appropriate form to register the new notes under the Securities Act.
      We expressly reserve the right to extend, amend or terminate the exchange offer, and to reject for exchange any unregistered notes not previously accepted for exchange, upon the failure to be satisfied of any of the conditions to the exchange offer specified herein or in the letter of transmittal. We will give oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the unregistered notes as promptly as practicable.
      These conditions are for our sole benefit, and, except as provided below, we may assert them or waive them in whole or in part at any time or at various times in our sole discretion. All such conditions, other than conditions related to us obtaining regulatory approval for the exchange offer, will be satisfied or waived prior to expiration. If we fail at any time to exercise any of these rights, this failure will not mean that we have waived our rights. Each such right will be deemed an ongoing right that we may assert at any time or at various times.
      In addition, we will not accept for exchange any unregistered notes tendered, and will not issue new notes in exchange for any such unregistered notes, if at such time any stop order has been threatened or is in effect with respect to the registration statement of which this prospectus is a part or the qualification of the indenture relating to the notes under the Trust Indenture Act of 1939.
Procedures for Tendering

Procedures for Tendering Generally
      Only a holder of unregistered notes may tender such unregistered notes in the exchange offer. To tender in the exchange offer, a holder must:

•	complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal;

•	have the signature on the letter of transmittal guaranteed if the letter of transmittal so requires; and

•	mail or deliver such letter of transmittal or facsimile to the exchange agent prior to 12:00 midnight, New York City time, on the expiration date; or

•	comply with the automated tender offer program procedures of DTC described below. In addition, either:

•	the exchange agent must receive unregistered notes along with the letter of transmittal;

•	the exchange agent must receive, prior to 12:00 midnight, New York City time, on the expiration date, a timely confirmation of book-entry transfer of such unregistered notes into the exchange agent’s account at DTC according to the procedure for book-entry transfer described below or a properly transmitted agent’s message; or

•	the holder must comply with the guaranteed delivery procedures described below.
      To be tendered effectively, the exchange agent must receive any physical delivery of the letter of transmittal and other required documents at its address indicated on the cover page of the letter of transmittal. The exchange agent must receive such documents prior to 12:00 midnight, New York City time, on the expiration date.
      The tender by a holder that is not withdrawn prior to 12:00 midnight, New York City time, on the expiration date will constitute an agreement between the holder and us in accordance with the terms and subject to the conditions described in this prospectus and in the letter of transmittal.
      THE METHOD OF DELIVERY OF UNREGISTERED NOTES, THE LETTER OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS TO THE EXCHANGE AGENT IS AT YOUR ELECTION AND RISK. RATHER THAN MAIL THESE ITEMS, WE RECOMMEND THAT YOU USE AN OVERNIGHT OR HAND DELIVERY SERVICE. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ASSURE DELIVERY TO THE EXCHANGE AGENT BEFORE 12:00 MIDNIGHT, NEW YORK CITY TIME, ON THE EXPIRATION DATE. YOU SHOULD NOT SEND THE LETTER OF TRANSMITTAL OR UNREGISTERED NOTES TO US. YOU MAY REQUEST YOUR BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES OR OTHER NOMINEES TO EFFECT THE ABOVE TRANSACTIONS FOR YOU.

How to Tender if You are a Beneficial Owner
      If you beneficially own unregistered notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender those notes, you should contact the registered holder promptly and instruct it to tender on your behalf. If you are a beneficial owner and wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your unregistered notes, either:

•	make appropriate arrangements to register ownership of the unregistered notes in your name; or

•	obtain a properly completed bond power from the registered holder of unregistered notes.
      The transfer of registered ownership, if permitted under the indenture for the notes, may take considerable time and may not be completed prior to the expiration date.

Signatures and Signature Guarantees
      You must have signatures on a letter of transmittal or a notice of withdrawal, as described below, guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States, or an “eligible guarantor institution” within the meaning of Rule 17Ad-15 under the Exchange Act. In addition, the entity must be a member of one of the recognized signature guarantee programs identified in the letter of transmittal.

When You Need Endorsements or Bond Powers
      If the letter of transmittal is signed by a person other than the registered holder of any unregistered notes, the unregistered notes must be endorsed or accompanied by a properly completed bond power. The bond power must be signed by the registered holder as the registered holder’s name appears on the unregistered notes. A member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States, or an eligible guarantor institution must guarantee the signature on the bond power.
      If the letter of transmittal or any unregistered notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, those persons should so indicate when signing. Unless waived by us, they should also submit evidence satisfactory to us of their authority to deliver the letter of transmittal.

Tendering Through DTC’s Automated Tender Offer Program
      The exchange agent and DTC have confirmed that any financial institution that is a participant in DTC’s system may use DTC’s automated tender offer program to tender. Participants in the program may, instead of physically completing and signing the letter of transmittal and delivering it to the exchange agent, transmit their acceptance of the exchange offer electronically. They may do so by causing DTC to transfer the unregistered notes to the exchange agent in accordance with its procedures for transfer. DTC will then send an agent’s message to the exchange agent.
      The term “agent’s message” means a message transmitted by DTC, received by the exchange agent and forming part of the book-entry confirmation, to the effect that:

•	DTC has received an express acknowledgment from a participant in its automated tender offer program that is tendering unregistered notes that are the subject of such book-entry confirmation;

•	such participant has received and agrees to be bound by the terms of the letter of transmittal or, in the case of an agent’s message relating to guaranteed delivery, that such participant has received and agrees to be bound by the applicable notice of guaranteed delivery; and

•	the agreement may be enforced against such participant.
Determinations Under the Exchange Offer
      We will determine in our sole discretion all questions as to the validity, form, eligibility, time of receipt, acceptance of tendered unregistered notes and withdrawal of tendered unregistered notes. Our determination will be final and binding. We reserve the absolute right to reject any unregistered notes not properly tendered or any unregistered notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defect, irregularities or conditions of tender as to particular unregistered notes. To the extent that we waive any condition of the offer, however, we will waive such condition for all holders of the unregistered notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, all defects or irregularities in connection with tenders of unregistered notes must be cured within such time as we shall determine. Although we intend to notify holders of defects or irregularities with respect to tenders of unregistered notes, neither we, the exchange agent nor any other person will incur any liability for failure to give such notification. Tenders of unregistered notes will not be deemed made until such defects or irregularities have been cured or waived. Any unregistered notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned to the tendering holder, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.
When We Will Issue New Notes
      In all cases, we will issue new notes for unregistered notes that we have accepted for exchange in the exchange offer only after the exchange agent timely receives:

•	unregistered notes or a timely book-entry confirmation of such unregistered notes into the exchange agent’s account at DTC; and

•	a properly completed and duly executed letter of transmittal and all other required documents or a properly transmitted agent’s message.
      Note holders should expect to receive new notes promptly after termination or expiration of the exchange offer.
Return of Unregistered Notes not Accepted or Exchanged
      If we do not accept any tendered unregistered notes for exchange or if unregistered notes are submitted for a greater principal amount than the holder desires to exchange, the unaccepted or non-

exchanged unregistered notes will be returned to their tendering holder. In the case of unregistered notes tendered by book-entry transfer in the exchange agent’s account at DTC according to the procedures described below, such non-exchanged unregistered notes will be credited to an account maintained with DTC. These actions will occur promptly after the expiration or termination of the exchange offer.
Your Representations to Us
      By signing or agreeing to be bound by the letter of transmittal, you will represent to us that, among other things:

•	you are not our affiliate (as defined in Rule 144 of the Securities Act);

•	you are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of the new notes to be issued in the exchange offer;

•	you are acquiring the new notes in your ordinary course of business; and

•	if you are a broker-dealer, that you will receive new notes for your own account in exchange for unregistered notes that were acquired as a result of market-making activities or other trading activities and that you will comply with the registration and prospectus delivery requirement of the Securities Act in connection with any resale of the new notes.
Book Entry Transfer
      The exchange agent will establish an account with respect to the unregistered notes at DTC for purposes of the exchange offer promptly after the date of this prospectus. Any financial institution participating in DTC’s system may make book-entry delivery of unregistered notes by causing DTC to transfer such unregistered notes into the exchange agent’s account at DTC in accordance with DTC’s procedures for transfer. Holders of unregistered notes who are unable to deliver confirmation of the book entry tender of their unregistered notes into the exchange agent’s account at DTC or all other documents required by the letter of transmittal to the exchange agent on or prior to 12:00 midnight, New York City time, on the expiration date must tender their unregistered notes according to the guaranteed delivery procedures described below.
Guaranteed Delivery Procedures
      If you wish to tender your unregistered notes but your unregistered notes are not immediately available or you cannot deliver your unregistered notes, the letter of transmittal or any other required documents to the exchange agent or comply with the applicable procedures under DTC’s automated tender offer program prior to the expiration date, you may tender if:

•	the tender is made through a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States, or an eligible guarantor institution;

•	prior to the expiration date, the exchange agent receives from such member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., commercial bank or trust company having an office or correspondent in the United States, or eligible guarantor institution either a properly completed and duly executed notice of guaranteed delivery by facsimile transmission, mail or hand delivery or a properly transmitted agent’s message and notice of guaranteed delivery:

•	setting forth your name and address, the registered number(s) of your unregistered notes and the principal amount of unregistered notes tendered,

•	stating that the tender is being made thereby, and

•	guaranteeing that, within three New York Stock Exchange trading days after the expiration date, the letter of transmittal or facsimile thereof, together with the unregistered notes or a book-entry confirmation, and any other documents required by the letter of transmittal will be deposited by the eligible guarantor institution with the exchange agent; and

•	the exchange agent receives such properly completed and executed letter of transmittal or facsimile thereof, as well as all tendered unregistered notes in proper form for transfer or a book-entry confirmation, and all other documents required by the letter of transmittal, within three New York Stock Exchange trading days after the expiration date.
      Upon request to the exchange agent, a notice of guaranteed delivery will be sent you if you wish to tender your unregistered notes according to the guaranteed delivery procedures described above.
Withdrawal of Tenders
      Except as otherwise provided in this prospectus, you may withdraw your tender at any time prior to 12:00 midnight, New York City time, on the expiration date.
      For a withdrawal to be effective:

•	the exchange agent must receive a written notice of withdrawal at the address indicated on the cover page of the letter of transmittal, or

•	you must comply with the appropriate procedures of DTC’s automated tender offer program system. Any notice of withdrawal must:

•	specify the name of the person who tendered the unregistered notes to be withdrawn, and

•	identify the unregistered notes to be withdrawn, including the principal amount of such withdrawn unregistered notes.
      If unregistered notes have been tendered under the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with withdrawn unregistered notes and otherwise comply with the procedures of DTC.
      We will determine all questions as to the validity, form, eligibility and time of receipt of notice of withdrawal. Our determination shall be final and binding on all parties. We will deem any unregistered notes so withdrawn not to have been validly tendered for exchange for purposes of the exchange offer.
      Any unregistered notes that have been tendered for exchange but that are not exchanged for any reason will be returned to their holder without cost to the holder. In the case of unregistered notes tendered by book-entry transfer into the exchange agent’s account at DTC according to the procedures described above, such unregistered notes will be credited to an account maintained with DTC for the unregistered notes. This return or crediting will take place as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. You may retender properly withdrawn unregistered notes by following one of the procedures described under “— Procedures for Tendering” above at any time on or prior to the expiration date.
Fees and Expenses
      We will bear the expenses of soliciting tenders. The principal solicitation is being made by mail; however, we may make additional solicitation by facsimile, telephone, electronic mail or in person by our officers and regular employees and those of our affiliates.
      We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to broker-dealers or others soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and reimburse it for its related reasonable out-of-pocket expenses, including legal fees.

      We will pay the cash expenses to be incurred in connection with the exchange offer. They include:

•	Commission registration fees;

•	fees and expenses of the exchange agent and trustee;

•	our accounting and legal fees and printing costs;

•	reasonable fees and disbursements of counsel for the initial purchasers of the unregistered notes incurred in connection with the registration statement of which this prospectus is a part and, in the event of any shelf registration statement, reasonable fees and disbursements of one firm or counsel designated by the holders of a majority of the aggregate principal amount of the unregistered notes to act as counsel for the holders in connection with the shelf registration statement; and

•	related fees and expenses.
Transfer Taxes
      You will not be obligated to pay any transfer taxes in connection with the tender of unregistered notes unless you instruct us to register new notes in the name of, or request that unregistered notes not tendered or accepted in the exchange offer be returned to, a person other than the registered tendering holder. In those cases, you will be responsible for the payment of any applicable transfer taxes.
Consequences of Failure to Exchange
      If you do not exchange new notes for your unregistered notes under the exchange offer, you will remain subject to the existing restrictions on transfer of the unregistered notes. In general, you may not offer or sell the unregistered notes unless they are registered under the Securities Act, or unless the offer or sale is exempt from the registration requirements under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the unregistered notes under the Securities Act.
Accounting Treatment
      We will record the new notes in our accounting records at the same carrying value as the unregistered notes. This carrying value is the aggregate principal amount of the unregistered notes, as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes in connection with the exchange offer.
Other Considerations
      Participation in the exchange offer is voluntary, and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take.
      We may in the future seek to acquire untendered unregistered notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plans to acquire any unregistered notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any untendered unregistered notes.

Exchange Agent
      We have appointed U.S. Bank National Association as exchange agent for the exchange offer. Questions, requests for assistance and requests for additional copies of the prospectus, the letter of transmittal and other related documents should be directed to the exchange agent addressed as follows:

By Mail:	By Hand:	By Facsimile:

U.S. Bank National Association 60 Livingston Avenue St. Paul, MN 55107 Attention: Specialized Finance (800) 934-6802	U.S. Bank National Association 60 Livingston Avenue St. Paul, MN 55107 Attention: Specialized Finance (800) 934-6802	(651) 495-8158 (For Eligible Institutions Only) Confirm by Telephone: (800) 934-6802

USE OF PROCEEDS
      We will not receive any proceeds from the issuance of the new notes. We are making this exchange offer solely to satisfy our obligations under our registration rights agreement. In consideration for issuing the new notes as contemplated by this prospectus, we will receive unregistered notes in a like principal amount. The form and terms of the new notes are identical in all respects to the form and terms of the unregistered notes, except the new notes have been registered under the Securities Act and will not contain restrictions on transfer or registration rights. Unregistered notes surrendered in exchange for the new notes will be retired and canceled and will not be reissued. Accordingly, the issuance of the new notes will not result in any change in our outstanding indebtedness.
      The net proceeds from the original offering were approximately $368.4 million after deducting the discounts to the initial purchasers. The net proceeds of the original offering were used, along with cash on hand, (i) to purchase all of our $250.0 million in aggregate principal amount of 9.875% senior notes due 2009 that were tendered in a tender offer, (ii) to prepay $110.0 million in aggregate principal amount of our existing term indebtedness under our senior secured credit facility, and (iii) to pay fees and expenses associated with these transactions.

DESCRIPTION OF THE NEW NOTES
      You can find the definitions of certain terms used in this description under the subheading “— Certain Definitions.” Certain defined terms used in this description but not defined below under “— Certain Definitions” have the meanings assigned to them in the Indenture or the Registration Rights Agreement. In this description, the word “CCA” refers only to Corrections Corporation of America and not to any of its Subsidiaries. Additionally, unless the context clearly indicates otherwise, the word “Notes” refers to the $375.0 million in aggregate principal amount of CCA’s 6.25% senior notes due 2013 issued in a private placement on March 23, 2005 and the new notes offered hereby in exchange for the notes issued in the private placement.
      CCA will issue the new notes offered hereby as additional Notes under its existing Indenture dated March 23, 2005 among itself, the Guarantors and U.S. Bank National Association, as trustee, (the “Indenture”). This is the same Indenture pursuant to which CCA issued the unregistered notes. The terms of the new notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).
      The form and terms of the existing 6.25% notes and the new notes to be issued in this exchange offer will be the same in all material respects.
      The existing 6.25% notes and the new notes to be issued in this exchange offer will be treated as a single series under the Indenture, including for purposes of determining whether the required percentage of Holders have given their approval or consent to an amendment or waiver or joined in directing the trustee to take certain actions on behalf of all Holders.
      The following description is a summary of the material provisions of the Indenture and the Registration Rights Agreement. It does not restate those agreements in their entirety. We urge you to read the Indenture and the Registration Rights Agreement because they, and not this description, define your rights as Holders of the Notes. Copies of the Indenture and the Registration Rights Agreement are available as set forth below under “— Additional Information.” Certain defined terms used in this description but not defined below under “— Certain Definitions” have the meanings assigned to them in the Indenture or the Registration Rights Agreement.
      The registered Holder of a Note will be treated as the owner of it for all purposes. Only registered Holders will have rights under the Indenture.
Brief Description of the Notes and the Subsidiary Guarantees

The Notes
      The Notes:

•	will be general unsecured obligations of CCA;

•	will be equal in right of payment with all existing and future unsecured senior Indebtedness of CCA;

•	will be senior in right of payment to any future subordinated Indebtedness of CCA; and

•	will be unconditionally guaranteed by the Guarantors.
      However, the Notes will be effectively subordinated to all borrowings under CCA’s senior secured credit facility, which is secured by liens on a substantial amount of the assets of CCA and the Guarantors.
      All of CCA’s existing Domestic Subsidiaries are “Restricted Subsidiaries” and will be Guarantors. CCA currently does not have any material foreign operations.
      However, under the circumstances described below under the subheading “— Certain Covenants — Designation of Restricted and Unrestricted Subsidiaries,” CCA will be permitted to designate certain of its Subsidiaries, whether formed under the laws of any state of the United States or the laws of any other country, as “Unrestricted Subsidiaries.” CCA’s Unrestricted Subsidiaries will not be subject to many of the restrictive covenants in the Indenture. Our Unrestricted Subsidiaries will not guarantee the Notes.

The Subsidiary Guarantees
      The Notes will be guaranteed by all of CCA’s existing Domestic Subsidiaries (as defined) and future subsidiaries that execute guarantees in accordance with the Indenture as described in “Certain Covenants — Additional Subsidiary Guarantees.”
      Each Subsidiary Guarantee of the Notes:

•	will be a general senior unsecured obligation of such Guarantor;

•	will be equal in right of payment to all existing and future senior unsecured Indebtedness of that Guarantor; and

•	will be senior in right of payment with any future subordinated Indebtedness of that Guarantor.
      Not all of CCA’s existing Subsidiaries will guarantee the Notes. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor Subsidiaries, the non-guarantor Subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to CCA. The non-guarantor Subsidiaries generated less than 1.0% of CCA’s consolidated revenues in 2004 and owned less than 1.0% of CCA’s consolidated assets at all times throughout such period. The non-guarantor Subsidiaries have no outstanding third-party debt.
Principal, Maturity and Interest
      CCA will issue $375.0 million in aggregate principal amount of Notes in this offering. CCA may issue additional notes under the Indenture from time to time after this offering in one or a series of transactions, subject to the covenant described below under the caption “— Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock.” The Notes and any additional notes of the same series subsequently issued under the Indenture will be treated as a single class for all purposes under the Indenture, including, without limitation, redemption of Notes, offers to purchase Notes and the percentage of Notes required to consent to waivers of provisions of, and amendments to, the Indenture. The Indenture provides that CCA will issue Notes in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The Notes will mature on March 15, 2013.
      Interest on the Notes will accrue at the rate of 6.25% per annum and will be payable semi-annually in arrears on March 15 and September 15, commencing on September 15, 2005. We will make each interest payment to the holders of record on the close of business on the immediately preceding March 1 and September 1.
      Interest on the Notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.
Methods of Receiving Payments on the Notes
      If a holder of Notes has given wire transfer instructions to CCA, CCA will pay all principal, interest and premium and Liquidated Damages, if any, on that holder’s Notes in accordance with those instructions. All other payments on the Notes will be made at the office or agency of the paying agent and registrar within the City and State of New York unless CCA elects to make interest payments by check mailed to the holders at their address set forth in the register of holders.

Paying Agent and Registrar for the Notes
      The trustee will initially act as paying agent and registrar for the Notes. CCA may change the paying agent or registrar without prior notice to the holders of the Notes, and CCA or any of its Subsidiaries may act as paying agent or registrar.
Transfer and Exchange
      A Holder may transfer or exchange Notes in accordance with the Indenture. The registrar and the trustee may require a Holder to furnish appropriate endorsements and transfer documents in connection with a transfer of Notes. holders will be required to pay all taxes due on transfer. CCA will not be required to transfer or exchange any Note selected for redemption. Also, CCA will not be required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.
Subsidiary Guarantees
      The Notes will be guaranteed by each of CCA’s current and future Domestic Subsidiaries that are guarantors of a Credit Facility. These Subsidiary Guarantees will be joint and several obligations of the Guarantors. The obligations of each Guarantor under its Subsidiary Guarantee will be limited as necessary to prevent that Subsidiary Guarantee from constituting a fraudulent conveyance under applicable law. See “Risk Factors — Risks Related to the Offering — Federal and state statutes allow courts, under specific circumstances, to void guarantees and require holders to return payments received from guarantors.”
      A Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than CCA or another Guarantor, unless:

(1) immediately after giving effect to that transaction, no Default or Event of Default exists; and

(2) either:

(a) the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger assumes all the obligations of that Guarantor under the Indenture, the registration rights agreement and its Subsidiary Guarantee with respect to the Notes pursuant to a supplemental indenture satisfactory to the trustee; or

(b) the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture.
      The Subsidiary Guarantee of a Guarantor will be released:

(1) in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) a Subsidiary of CCA, if the sale or other disposition complies with the “Asset Sale” provisions of the Indenture described in “— Repurchase at the Option of Holders — Asset Sales”;

(2) in connection with any sale of all of the Capital Stock of a Guarantor to a Person that is not (either before or after giving effect to such transaction) a Subsidiary of CCA, if the sale complies with the Asset Sale provisions of the Indenture described in “— Repurchase at the Option of Holders — Asset Sales”;

(3) if CCA designates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary in accordance with the applicable provisions of the Indenture;

(4) upon Legal Defeasance or Covenant Defeasance of the Notes, as described in “— Legal Defeasance and Covenant Defeasance;” or

(5) if such Subsidiary Guarantor is released from its guarantee under all of the Credit Facilities.

Optional Redemption
      At any time on or prior to March 15, 2008, CCA may on any one or more occasions redeem up to 35% of the aggregate principal amount of outstanding Notes issued under the Indenture at a redemption price of 106.250% of the principal amount, plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date, with the net cash proceeds of one or more Equity Offerings; provided that:

(1) at least 65% of the aggregate principal amount of Notes originally issued under the Indenture remains outstanding immediately after the occurrence of such redemption (excluding Notes held by CCA and its Subsidiaries); and

(2) the redemption occurs within 90 days of the date of the closing of such Equity Offering.
      Except pursuant to the preceding paragraph, the Notes will not be redeemable at CCA’s option prior to March 15, 2009.
      Beginning March 15, 2009, CCA may, at its option, redeem all or a part of the Notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, on the Notes redeemed, to the applicable redemption date, if redeemed during the 12-month period beginning on March 15 of the years indicated below:

Year	Percentage

2009	103.125%
2010	101.563%
2011 and thereafter	100.000%
      For a description of the procedures applicable to a redemption of all or part of the Notes pursuant to the provisions of the Indenture described in this section, see “— Selection and Notice.”
Mandatory Redemption
      CCA is not required to make mandatory redemption or sinking fund payments with respect to the Notes.
Repurchase at the Option of Holders

Change of Control
      If a Change of Control occurs, each Holder of Notes will have the right to require CCA to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s Notes pursuant to a Change of Control Offer on the terms set forth in the Indenture. In the Change of Control Offer, CCA will offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest and Liquidated Damages, if any, on the Notes repurchased, to the date of purchase. Within 10 business days following any Change of Control, CCA will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the Change of Control Payment Date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the Indenture and described in such notice. CCA will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the Indenture, CCA will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the Indenture by virtue of such conflict.

      On the Change of Control Payment Date, CCA will, to the extent lawful:

(1) accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

(2) deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

(3) deliver or cause to be delivered to the trustee the Notes properly accepted together with an Officers’ Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by CCA.
      The paying agent will promptly mail to each Holder of Notes properly tendered the Change of Control Payment for such Notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.
      CCA will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.
      The provisions described above that require CCA to make a Change of Control Offer following a Change of Control will be applicable whether or not any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the holders of the Notes to require that CCA repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.
      CCA will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by CCA and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer.
      The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of CCA and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of Notes to require CCA to repurchase its Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of CCA and its Subsidiaries taken as a whole to another Person or group may be uncertain.
      The Credit Agreement contains, and other Indebtedness of CCA may contain, prohibitions on, or an event of default resulting from, the occurrence of events that would constitute a Change of Control or require that Indebtedness be repurchased upon a Change of Control. Moreover, the exercise by the holders of their right to require CCA to repurchase the Notes upon a Change of Control would cause a default under the Credit Agreement and other Indebtedness even if the Change of Control itself does not.
      If a Change of Control Offer occurs, there can be no assurance that CCA will have available funds sufficient to make the Change of Control Payment for all of the Notes that might be delivered by holders seeking to accept the Change of Control Offer. In the event CCA is required to purchase outstanding Notes pursuant to a Change of Control Offer, CCA expects that it would seek third-party financing to the extent it does not have available funds to meet its purchase obligations and any other obligations in respect of its other indebtedness. However, there can be no assurance that CCA would be able to obtain necessary financing. See “Risk Factors — Risks Related to Our Leveraged Capital Structure — We are required to repurchase all or a portion of our existing 7.5% notes and the notes to be issued in this offering upon a change of control.”

Asset Sales
      CCA will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, consummate an Asset Sale unless:

(1) CCA (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to (a) the fair market value of the assets (other than Designated Assets) or Equity Interests issued or sold or otherwise disposed of and (b) the Designated Asset Value of the Designated Assets sold or otherwise disposed of;

(2) the fair market value or Designated Asset Value, as applicable, is determined by CCA’s Board of Directors and evidenced by a resolution of the Board of Directors set forth in an Officers’ Certificate delivered to the trustee; and

(3) at least 75% of the consideration received in the Asset Sale by CCA or such Restricted Subsidiary is in the form of cash or Cash Equivalents. For purposes of this clause (3) only, each of the following will be deemed to be cash:

(a) any liabilities, as shown on CCA’s or such Restricted Subsidiary’s most recent balance sheet, of CCA or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Subsidiary Guarantee) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases CCA or such Restricted Subsidiary from further liability;

(b) any securities, notes or other obligations received by CCA or any such Restricted Subsidiary from such transferee that are converted within 90 days of the applicable Asset Sale by CCA or such Restricted Subsidiary into cash or Cash Equivalents, to the extent of the cash or Cash Equivalents received in that conversion;

(c) 100% of the securities, notes or other obligations or Indebtedness actually received by CCA as consideration for the sale or other disposition of a Designated Asset pursuant to the terms of a Designated Asset Contract, but only to the extent that such securities, notes or other obligations or Indebtedness were explicitly required to be included, or permitted to be included solely at the option of the purchaser, in such consideration pursuant to the terms of the applicable Designated Asset Contract;

(d) 100% of the Indebtedness actually received by CCA as consideration for the sale or other disposition of an Unoccupied Facility; and

(e) any Designated Non-Cash Consideration received by CCA or any such Restricted Subsidiary in the Asset Sale.
      Notwithstanding the foregoing, CCA and its Restricted Subsidiaries may engage in Asset Swaps; provided that,

(1) immediately after giving effect to such Asset Swap, CCA would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption “— Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock” and

(2) the Board of Directors of CCA determines that the fair market value of the assets received by CCA in the Asset Swap is not less than the fair market value of the assets disposed of by CCA in such Asset Swap and such determination is evidenced by a resolution of the Board of Directors set forth in an Officers’ Certificate delivered to the trustee.

      Within 360 days after the receipt of any Net Proceeds from an Asset Sale, CCA may apply those Net Proceeds:

(1) to repay Indebtedness under a Credit Facility;

(2) to acquire all or substantially all of the assets of, or a majority of the Voting Stock of, another Permitted Business;

(3) to make a capital expenditure (provided, that the completion of (i) construction of new facilities, (ii) expansions to existing facilities, and (iii) repair or reconstruction of damaged or destroyed facilities which commences within 360 days after the receipt of any Net Proceeds from an Asset Sale by CCA may extend for an additional 360 day period if the Net Proceeds to be used for such construction, expansion or repair are committed to and set aside specifically for such activity within 360 days of their receipt); or

(4) to acquire other long-term assets that are used or useful in a Permitted Business.
      Pending the final application of any Net Proceeds, CCA may invest the Net Proceeds in any manner that is not prohibited by the Indenture. For avoidance of doubt, prior to being required to permanently reduce revolving credit facility commitments CCA will have the option of making an Asset Sale Offer in accordance with the terms of the Indenture.
      Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $15.0 million, CCA will make an Asset Sale Offer to all holders of Notes and, at CCA’s option, all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, CCA may use those Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the trustee will select the Notes and such other pari passu Indebtedness to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.
      CCA will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of the Indenture, CCA will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the Indenture by virtue of such conflict.
      The agreements governing CCA’s other Indebtedness contain prohibitions of certain events, including certain types of Asset Sales. In addition, the exercise by the holders of Notes of their right to require CCA to repurchase the Notes in connection with an Asset Sale Offer could cause a default under these other agreements, even if the Asset Sale itself does not, due to the financial effect of such repurchases on CCA. Finally, CCA’s ability to pay cash to the holders of Notes upon a repurchase may be limited by CCA’s then existing financial resources.

Selection and Notice
      If less than all of the Notes are to be redeemed at any time, the trustee will select Notes for redemption as follows:

(1) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed; or

(2) if the Notes are not listed on any national securities exchange, on a pro rata basis (based on amounts tendered) unless otherwise required by law.
      No Notes of $2,000 or less can be redeemed in part. Notices of redemption will be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture. Notices of redemption may not be conditional.
      If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount of that Note that is to be redeemed. A new Note in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the Holder of Notes upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.
Certain Covenants

Changes in Covenants when Notes Rated Investment Grade
      If on any date following the date of the Indenture:

(1) the Notes are rated Baa3 or better by Moody’s or BBB- or better by S&P (or, if either such entity ceases to rate the Notes for reasons outside of the control of CCA, the equivalent investment grade credit rating from any other “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act selected by CCA as a replacement agency); and

(2) no Default or Event of Default shall have occurred and be continuing, then, beginning on that day and continuing at all times thereafter regardless of any subsequent changes in the rating of the Notes, the covenants specifically described under the following captions in this prospectus (the “Fall Away Covenants”) will no longer be applicable to the Notes:

(1) “— Repurchase at the Option of Holders — Asset Sales;”

(2) “— Restricted Payments;”

(3) “— Incurrence of Indebtedness and Issuance of Preferred Stock;”

(4) “— Dividend and Other Payment Restrictions Affecting Subsidiaries;”

(5) “— Designation of Restricted and Unrestricted Subsidiaries;”

(6) “— Transactions with Affiliates;”

(7) clause (4) of the covenant described below under the caption “— Merger, Consolidation or Sale of Assets” and

(8) clauses (1)(a) and (3) of the covenant described below under the caption “— Sale and Leaseback Transactions.”
      As a result, if the conditions set forth in clauses (1) and (2) of the first paragraph of this covenant are satisfied, the notes will be entitled to substantially less covenant protection from and after CCA’s receipt of an investment grade rating on the Notes. The Fall Away Covenants will not be reinstated even if CCA subsequently fails to satisfy the conditions described in clauses (1) and (2) of the first paragraph of this covenant. There can be no assurance that the Notes will ever achieve or maintain an investment grade rating.

Restricted Payments
      CCA will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1) declare or pay any dividend or make any other payment or distribution on account of CCA’s, or any Restricted Subsidiary’s, Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving CCA or any Restricted Subsidiary) or to the direct or indirect holders of CCA’s or any Restricted Subsidiary’s Equity Interests in their capacity as such (other than dividends or distributions (i) payable in Equity Interests (other than Disqualified Stock) of CCA or (ii) payable to CCA and/or a Restricted Subsidiary of CCA);

(2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving CCA) any Equity Interests of CCA;

(3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is expressly subordinated to the Notes or the Subsidiary Guarantees, except a payment of interest or principal at the Stated Maturity thereof or a payment of principal or interest on Indebtedness owed to CCA or any of its Restricted Subsidiaries; or

(4) make any Restricted Investment (all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment:

(1) no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment; and

(2) CCA would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption “— Incurrence of Indebtedness and Issuance of Preferred Stock;” and

(3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by CCA and its Restricted Subsidiaries after May 3, 2002 (excluding Restricted Payments permitted by clauses (2), (3), (4), (5), (7), (8) and (9) of the next succeeding paragraph), is less than the sum, without duplication, of:

(a) 50% of the Consolidated Net Income of CCA, for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after May 3, 2002 to the end of CCA’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

(b) 100% of the aggregate net cash proceeds received by CCA (including the fair market value of any Permitted Business or assets used or useful in a Permitted Business to the extent acquired in consideration of Equity Interests of CCA (other than Disqualified Stock)) since May 3, 2002 as a contribution to its common equity capital or from the issue or sale of Equity Interests of CCA (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of CCA that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of CCA), plus

(c) to the extent that any Restricted Investment (other than a Restricted Investment permitted by clause (5) of the next succeeding paragraph) that was made after May 3, 2002 is sold for cash or otherwise liquidated or repaid for cash, the lesser of (i) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (ii) the initial amount of such Restricted Investment, plus

(d) to the extent that any Unrestricted Subsidiary of CCA is redesignated as a Restricted Subsidiary after May 3, 2002, the lesser of (i) the fair market value of CCA’s Investment in such Subsidiary as of the date of such redesignation or (ii) such fair market value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary, plus

(e) $25.0 million.
      So long as no Default has occurred and is continuing or would be caused thereby, the preceding provisions will not prohibit:

(1) the payment of any dividend within 60 days after the date of declaration of the dividend, if at the date of declaration the dividend payment would have complied with the provisions of the Indenture;

(2) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness of CCA or any Guarantor or of any Equity Interests of CCA in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of CCA) of, Equity Interests of CCA (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition will be excluded from clause (3)(b) of the preceding paragraph;

(3) the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness of CCA or any Guarantor with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;

(4) the payment of any dividend by a Restricted Subsidiary of CCA to the holders of its Equity Interests on a pro rata basis;

(5) (a) the purchase, redemption or other acquisition, cancellation or retirement for value of Capital Stock, or options, warrants, equity appreciation rights or other rights to purchase or acquire Capital Stock of CCA or any Restricted Subsidiary of CCA or any parent of CCA held by any existing or former employees of CCA or any Subsidiary of CCA or their assigns, estates or heirs, in each case in connection with the repurchase provisions under employee stock option or stock purchase agreements or other agreements to compensate management employees; provided that such redemptions or repurchases pursuant to this clause will not exceed $2.5 million in the aggregate during any calendar year and $10.0 million in the aggregate for all such redemptions and repurchases; provided further, that CCA may carry-forward and make in a subsequent calendar year, in addition to the amounts permitted for such calendar year, the amount of such redemptions or repurchases permitted to have been made but not made in any preceding calendar year; provided further that such amount in any calendar year may be increased by an amount not to exceed (i) the cash proceeds from the sale of Capital Stock of CCA to existing or former employees of CCA or any Subsidiary of CCA after the date the Notes are originally issued (to the extent the cash proceeds from the sale of such Capital Stock have not otherwise been applied to the payment of Restricted Payments by virtue of clause (3)(b) of the preceding paragraph) plus (ii) the cash proceeds of key man life insurance policies received by CCA and its Subsidiaries after the date the Notes are originally issued less (iii) the amount of any Restricted Payments previously made pursuant to clause (i) and (ii) of this clause (5)(a); and (b) loans or advances to employees or directors of CCA or any Subsidiary of CCA the proceeds of which are used to purchase Capital Stock of CCA, in an aggregate amount not in excess of $10.0 million at any one time outstanding;

(6) prior to the date of the Indenture the declaration and payment by CCA of a dividend consisting of Qualified Trust Preferred Stock with a fair market value that is not greater than is necessary in order to preserve CCA’s eligibility to elect REIT status with respect to its 1999 taxable year;

(7) prior to the date of the Indenture the repurchase, redemption or other acquisition or retirement for value of up to $130.0 million in liquidation preference of the series B preferred stock if

CCA would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption “— Incurrence of Indebtedness and Issuance of Preferred Stock;”

(8) repurchases of Equity Interests of CCA deemed to occur upon the exercise of stock options if such Equity Interests represent a portion of the exercise price thereof;

(9) prior to the date of the Indenture the declaration and payment of dividends on CCA’s series A preferred stock and series B preferred stock in accordance with terms of the series A preferred stock and series B preferred stock as in effect on May 7, 2003;

(10) prior to the date of the Indenture the payment of the liquidation preference of and all accrued and unpaid dividends on 100% of the issued and outstanding shares of CCA’s series A preferred stock as in effect on May 7, 2003 and the notice of redemption given by CCA on May 7, 2003;

(11) prior to the date of the Indenture the redemption pursuant to their terms of all PMI Notes that remain outstanding on the applicable redemption date after CCA sends notice of such redemption to the holders of such notes, provided that (i) CCA converts all PMI Notes pursuant to their terms upon the proper request of a holder of such notes and (ii) the fair market value of the common stock received upon such conversion (measured as of the date the notice of redemption is given) is not less than one and one half times the proceeds such holder would receive pursuant to such redemption;

(12) prior to the date of the Indenture the repurchase, redemption or other acquisition or retirement for value of the shares of series A preferred stock issued and outstanding on May 7, 2003 with the net proceeds from the issuance by a Qualified Trust of Qualified Trust Preferred Stock; and

(13) Restricted Payments not otherwise permitted in an amount not to exceed $40.0 million.

      The amount of all Restricted Payments (other than cash) will be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by CCA or such Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant will be determined by the Board of Directors whose resolution with respect thereto will be delivered to the trustee. The Board of Directors’ determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the fair market value exceeds $15.0 million. Except with respect to any Restricted Payment permitted pursuant to clauses (1) through (13) of the immediately preceding paragraph, not later than 10 days following the end of the fiscal quarter in which such Restricted Payment was made, CCA will deliver to the trustee an Officers’ Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this “Restricted Payments” covenant were computed, together with a copy of any fairness opinion or appraisal required by the Indenture.

Incurrence of Indebtedness and Issuance of Preferred Stock
      CCA will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and CCA will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that CCA or its Restricted Subsidiaries may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, and the Guarantors may incur Indebtedness or issue preferred stock, if the Fixed Charge Coverage Ratio for CCA’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or preferred stock is issued would have been at least 2.0 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the preferred stock or Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.
      The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness or the issuance of Disqualified Stock, as set forth below (collectively, “Permitted Debt”):

(1) the incurrence by CCA and any Restricted Subsidiaries of Indebtedness under Credit Facilities in an aggregate principal amount at any one time outstanding under this clause (1) not to exceed $715.0 million;

(2) the incurrence by CCA and its Restricted Subsidiaries of the Existing Indebtedness;

(3) the incurrence by CCA or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of CCA or such Restricted Subsidiary, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (3), not to exceed the greater of $25.0 million or 5.0% of Consolidated Tangible Assets at any time outstanding;

(4) the incurrence by CCA or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) or Disqualified Stock that was permitted by the Indenture to be incurred under the first paragraph of this covenant or clauses (2), (3), (4), or (12) of this paragraph;

(5) the incurrence by CCA or any of its Restricted Subsidiaries of intercompany Indebtedness between or among CCA and any of its Restricted Subsidiaries or the refinancing or replacement of existing intercompany Indebtedness between or among CCA and any of its Restricted Subsidiaries; provided, however, that:

(a) if CCA or any Guarantor is the obligor on such Indebtedness, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes, in the case of CCA, or the Subsidiary Guarantee, in the case of a Guarantor; and

(b) (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than CCA or a Restricted Subsidiary of CCA and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either CCA or a Restricted Subsidiary of CCA will be deemed, in each case, to constitute an incurrence of such Indebtedness by CCA or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

(6) Hedging Obligations that are entered into by CCA or a Restricted Subsidiary for the purpose of fixing, hedging or swapping interest rate risk in the ordinary course of CCA’s financial management (but in any event excluding Hedging Obligations entered into for speculative purposes);

(7) the guarantee by CCA or any of its Restricted Subsidiaries of Indebtedness of CCA or a Restricted Subsidiary of CCA that was permitted to be incurred by another provision of this covenant;

(8) the accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant; provided, in each such case, that the amount thereof is included in Fixed Charges of CCA as accrued interest;

(9) the incurrence by CCA or any of its Restricted Subsidiaries of Indebtedness, including Indebtedness represented by letters of credit for the account of CCA or any Restricted Subsidiary,

incurred in respect of workers’ compensation claims, self-insurance obligations, performance, proposal, completion, surety and similar bonds and completion guarantees provided by CCA or any of its Restricted Subsidiaries in the ordinary course of business; provided, that the underlying obligation to perform is that of CCA and its Restricted Subsidiaries and not that of CCA’s Unrestricted Subsidiaries; provided further, that such underlying obligation is not in respect of borrowed money;

(10) the incurrence by CCA or any Restricted Subsidiary of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is extinguished within five business days of incurrence;

(11) the incurrence by CCA or any of its Restricted Subsidiaries of Indebtedness, including but not limited to Indebtedness represented by letters of credit for the account of CCA or any Restricted Subsidiary, arising from agreements of CCA or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or Equity Interests of CCA or a Restricted Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Equity Interests for the purpose of financing such acquisition; and

(12) the incurrence by CCA or any Subsidiary of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (12), not to exceed $75.0 million.

      CCA will not incur any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of CCA unless such Indebtedness is also contractually subordinated in right of payment to the Notes on substantially identical terms; provided, however, that no Indebtedness of CCA will be deemed to be contractually subordinated in right of payment to any other Indebtedness of CCA solely by virtue of being unsecured.
      For purposes of determining compliance with the provisions in the Indenture relating to the “Incurrence of Indebtedness and Issuance of Preferred Stock,” in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (12) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, CCA will be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this covenant. Indebtedness under the Credit Agreement outstanding on the date of the Indenture will be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of the definition of Permitted Debt.

Liens
      CCA will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind (other than Permitted Liens) upon any of their property or assets, now owned or hereafter acquired, unless all payments due under the Indenture and the Notes are secured on an equal and ratable basis with the obligations so secured until such time as such obligations are no longer secured by a Lien.

Dividend and Other Payment Restrictions Affecting Subsidiaries
      CCA will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1) pay dividends or make any other distributions on its Capital Stock to CCA or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to CCA or any of its Restricted Subsidiaries;

(2) make loans or advances to CCA or any of its Restricted Subsidiaries; or

(3) transfer any of its properties or assets to CCA or any of its Restricted Subsidiaries.
      However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

(1) agreements governing Existing Indebtedness and the Credit Agreement as in effect on the Issue Date and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those agreements, provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the date of the Indenture;

(2) the Indenture, the Notes, and the related Subsidiary Guarantees;

(3) applicable law;

(4) any instrument governing Indebtedness or Capital Stock of a Person acquired by CCA or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the Indenture to be incurred;

(5) customary non-assignment provisions of any contract entered into in the ordinary course of business and customary provisions restricting subletting of any interest in real property contained in any lease or easement agreement of CCA or any Restricted Subsidiary, or any customary restriction on the ability of a Restricted Subsidiary to dividend, distribute or otherwise transfer any asset which secures Indebtedness secured by a Lien and which Indebtedness and which Lien was permitted by the Indenture;

(6) purchase money obligations for property acquired in the ordinary course of business that impose restrictions on that property of the nature described in clause (3) of the preceding paragraph;

(7) any agreement for the sale or other disposition of all or substantially all of the assets or Capital Stock of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition of all or substantially all of the assets or capital stock of such Restricted Subsidiary;

(8) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness with respect to dividends and other payments are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(9) Liens securing Indebtedness otherwise permitted to be incurred under the provisions of the covenant described above under the caption “— Liens” that limit the right of the debtor to dispose of the assets subject to such Liens;

(10) provisions with respect to the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, stock sale agreements and other similar agreements entered into in the ordinary course of business;

(11) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business; and

(12) any encumbrance or restriction pursuant to customary provisions restricting dispositions of real property interests set forth in any reciprocal easement agreements of CCA or any Restricted Subsidiary.

Merger, Consolidation or Sale of Assets
      CCA shall not, in a single transaction or a series of related transactions, consolidate with or merge with or into any other Person or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any Person or group of affiliated Persons, or permit any of its Restricted Subsidiaries to enter into any such transaction or transactions if such transaction or transactions, in the aggregate, would result in an assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of CCA and its Restricted Subsidiaries taken as a whole to any other Person or group of affiliated Persons, unless at the time and after giving effect thereto:

(1) either: (a) CCA or any Restricted Subsidiary is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than CCA or any Restricted Subsidiary) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

(2) the Person formed by or surviving any such consolidation or merger (if other than CCA or any Restricted Subsidiary) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of CCA under the Notes and the Indenture pursuant to agreements reasonably satisfactory to the trustee;

(3) immediately after such transaction no Default or Event of Default exists; and

(4) CCA, the Restricted Subsidiary, or the other Person formed by or surviving any such consolidation or merger (if other than CCA or a Restricted Subsidiary), or to which such sale, assignment, transfer, conveyance or other disposition has been made will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period, (i) be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described under the caption “— Incurrence of Indebtedness and Issuance of Preferred Stock” or (ii) have a Fixed Charge Coverage Ratio that exceeds than CCA’s Fixed Charge Coverage Ratio immediately prior to such transaction and any related financing transactions.
      The covenant described under this caption “Merger, Consolidation or Sale of Assets” will not apply to: (i) a sale, assignment, transfer, conveyance or other disposition of assets between or among CCA and any of its Restricted Subsidiaries; (ii) any merger of a Restricted Subsidiary into CCA or another Restricted Subsidiary; (iii) any merger of CCA into a wholly-owned Restricted Subsidiary created for the purpose of holding the Equity Interests of CCA; or (iv) a merger between CCA and a newly-created Affiliate incorporated solely for the purpose of reincorporating CCA in another State of the United States.

Transactions with Affiliates
      CCA will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an “Affiliate Transaction”), unless:

(1) the Affiliate Transaction is on terms that are no less favorable to CCA or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by CCA or such Restricted Subsidiary with an unrelated Person; and

(2) CCA delivers to the trustee:

(a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, a resolution of the Board of Directors set forth in an Officers’ Certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors; and

(b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $20.0 million, an opinion as to the fairness to CCA of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

      The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

(1) any employment or indemnity agreement entered into by CCA or any of its Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of CCA or such Restricted Subsidiary;

(2) transactions between or among CCA and/or its Restricted Subsidiaries;

(3) transactions with a Person that is an Affiliate of CCA solely because CCA owns an Equity Interest in, or controls, such Person;

(4) payment of reasonable directors fees to Persons who are not otherwise Affiliates of CCA;

(5) sales of Equity Interests (other than Disqualified Stock) to Affiliates of CCA;

(6) Permitted Investments and Restricted Payments that are permitted by the provisions of the Indenture described above under the caption “— Restricted Payments”; and

(7) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of employment arrangements, stock options and stock ownership plans and other reasonable fees, compensation, benefits and indemnities paid or entered into by CCA or any of its Restricted Subsidiaries in the ordinary course of business to or with officers, directors or employees of CCA and its Restricted Subsidiaries.

Additional Subsidiary Guarantees
      If any Subsidiary of CCA that is not a Guarantor enters into a Guarantee of a Credit Facility or any part of the Indebtedness created under Credit Facilities permitted to be incurred pursuant to clause (1) of the second paragraph of the covenant described above under the caption “— Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock,” then that Subsidiary will become a Guarantor and will execute a supplemental indenture and deliver an Opinion of Counsel satisfactory to the trustee within ten business days of the date on which it was acquired or created.

Designation of Restricted and Unrestricted Subsidiaries
      The Board of Directors may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default or Event of Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by CCA and its Restricted Subsidiaries in the Subsidiary properly designated will be deemed to be Investments made as of the time of the designation, subject to the limitations on Restricted Payments. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary if the redesignation would not cause a Default.

Sale and Leaseback Transactions
      CCA will not, and will not permit any of its Restricted Subsidiaries to, enter into any Sale and Leaseback Transaction; provided that CCA or any Guarantor may enter into a Sale and Leaseback Transaction if:

(1) CCA or that Guarantor, as applicable, could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such Sale and Leaseback Transaction under the Fixed Charge Coverage Ratio test in the first paragraph of the covenant described above under the caption “— Incurrence of Indebtedness and Issuance of Preferred Stock” and (b) incurred a Lien to secure such Indebtedness pursuant to the covenant described above under the caption “— Liens;”

(2) the gross cash proceeds of that Sale and Leaseback Transaction are at least equal to the fair market value, as determined in good faith by the Board of Directors and set forth in an Officers’ Certificate delivered to the trustee, of the property that is the subject of that Sale and Leaseback Transaction; and

(3) the transfer of assets in that Sale and Leaseback Transaction is permitted by, and CCA applies the proceeds of such transaction in compliance with, the covenant described above under the caption “— Repurchase at the Option of Holders — Asset Sales.”

Business Activities
      CCA will not, and will not permit any Restricted Subsidiary to, engage in any business other than Permitted Businesses, except to such extent as would not be material to CCA and its Restricted Subsidiaries taken as a whole.

Payments for Consent
      CCA will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid and is paid to all holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Reports
      Whether or not required by the SEC, so long as any Notes are outstanding, CCA will furnish to the holders of Notes, within 5 days of the time periods specified in the SEC’s rules and regulations:

(1) all quarterly and annual financial and other information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if CCA were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by CCA’s certified independent accountants; and

(2) all current reports that would be required to be filed with the SEC on Form 8-K if CCA were required to file such reports.
      In addition, whether or not required by the SEC, CCA will file a copy of all of the information and reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the SEC’s rules and regulations (unless the SEC will not accept such a filing) and make such information available to prospective investors upon request. In addition, CCA and the Guarantors have agreed that, for so long as any Notes remain outstanding, they will furnish to the holders and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act, if any such information is required to be delivered.

      If CCA has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management’s Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of CCA and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of CCA.
Events of Default and Remedies
      Each of the following is an Event of Default:

(1) default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the Notes;

(2) default in payment when due of the principal of, or premium, if any, on the Notes;

(3) failure by CCA or any of its Restricted Subsidiaries to comply with the provisions described under the captions “— Repurchase at the Option of Holders — Change of Control,” “— Repurchase at the Option of Holders — Asset Sales,” or “— Certain Covenants — Merger, Consolidation or Sale of Assets;”

(4) failure by CCA or any Guarantor for 60 consecutive days after notice to comply with any of the other agreements in the Indenture;

(5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by CCA or any Restricted Subsidiaries (or the payment of which is guaranteed by CCA or any Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, if that default:

(a) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or

(b) results in the acceleration of such Indebtedness prior to its express maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $25.0 million or more;

(6) failure by CCA or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $25.0 million, which judgments are not paid, discharged or stayed for a period of 60 days;

(7) except as permitted by the Indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee; and

(8) certain events of bankruptcy or insolvency described in the Indenture with respect to CCA or any of its Restricted Subsidiaries.
      In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to CCA, or any Restricted Subsidiary that is a Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.
      Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, holders of a majority in principal amount of the then outstanding

Notes may direct the trustee in its exercise of any trust or power. The trustee may withhold from holders of the Notes notice of any continuing Default or Event of Default if it determines that withholding Notes is in their interest, except a Default or Event of Default relating to the payment of principal or interest or Liquidated Damages.
      The holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the trustee may on behalf of the holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest or Liquidated Damages on, or the principal of, the Notes.
      CCA is required to deliver to the trustee annually a written statement regarding compliance with the Indenture. Upon becoming aware of any Default or Event of Default, CCA is required to deliver to the trustee a written statement specifying such Default or Event of Default.
No Personal Liability of Directors, Officers, Employees and Stockholders
      No director, officer, employee, incorporator or stockholder of CCA or any Guarantor, as such, will have any liability for any obligations of CCA or the Guarantors under the Notes, the Indenture, the Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.
Legal Defeasance and Covenant Defeasance
      CCA may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding Notes and all obligations of the Guarantors discharged with respect to their Subsidiary Guarantees (“Legal Defeasance”) except for:

(1) the rights of holders of outstanding Notes to receive payments in respect of the principal of, or interest or premium and Liquidated Damages, if any, on such Notes when such payments are due from the trust referred to below;

(2) CCA’s obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the trustee, and CCA’s and the Guarantors’ obligations in connection therewith; and

(4) the Legal Defeasance provisions of the Indenture.
      In addition, CCA may, at its option and at any time, elect to have the obligations of CCA and the Guarantors released with respect to certain covenants that are described in the Indenture (“Covenant Defeasance”) and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described below under the caption “— Events of Default and Remedies” will no longer constitute an Event of Default with respect to the Notes.
      In order to exercise either Legal Defeasance or Covenant Defeasance:

(1) CCA must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, or interest and premium and Liquidated Damages, if any, on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and CCA must specify whether the Notes are being defeased to maturity or to a particular redemption date;

(2) in the case of Legal Defeasance, CCA has delivered to the trustee an Opinion of Counsel reasonably acceptable to the trustee confirming that (a) CCA has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel will confirm that, the holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, CCA has delivered to the trustee an Opinion of Counsel reasonably acceptable to the trustee confirming that the holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

(5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which CCA or any of its Subsidiaries is a party or by which CCA or any of its Subsidiaries is bound;

(6) CCA must deliver to the trustee an Officers’ Certificate stating that the deposit was not made by CCA with the intent of preferring the holders of Notes over the other creditors of CCA or with the intent of defeating, hindering, delaying or defrauding creditors of CCA or others; and

(7) CCA must deliver to the trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Amendment, Supplement and Waiver
      Except as provided in the next two succeeding paragraphs, the Indenture or the Notes may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of or tender offer for the Notes), and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the holders of a majority in principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of or tender offer for the Notes).
      Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):

(1) reduce the principal amount of Notes whose holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (other than provisions relating to the covenants described above under the caption “— Repurchase at the Option of holders”);

(3) reduce the rate of or change the time for payment of interest on any Note;

(4) waive a Default or Event of Default in the payment of principal of, or interest or premium or Liquidated Damages, if any, on the Notes (except a rescission of acceleration of the Notes by the holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

(5) make any Note payable in currency other than that stated in the Notes;

(6) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of holders of Notes to receive payments of principal of, or interest or premium or Liquidated Damages, if any, on the Notes;

(7) waive a redemption payment with respect to any Note (other than a payment required by one of the covenants described above under the caption “— Repurchase at the Option of Holders”);

(8) release any Guarantor from any of its obligations under its Subsidiary Guarantee or the Indenture, except in accordance with the terms of the Indenture; or

(9) make any change in the preceding amendment and waiver provisions.

      Notwithstanding the preceding, without the consent of any Holder of Notes, CCA, the Guarantors and the trustee may amend or supplement the Indenture or the Notes:

(1) to cure any ambiguity, defect or inconsistency;

(2) to provide for uncertificated Notes in addition to or in place of certificated Notes;

(3) to provide for the assumption of CCA’s obligations to holders of Notes in the case of a merger or consolidation or sale of all or substantially all of CCA’s assets;

(4) to make any change that would provide any additional rights or benefits to the holders of Notes or that does not adversely affect the legal rights under the Indenture of any such Holder;

(5) to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

(6) to conform the text of the Indenture, the Subsidiary Guarantees or the Notes to any provision of this Description of New Notes to the extent that such provision in this Description of New Notes was intended to be a verbatim recitation of a provision of the Indenture, the Subsidiary Guarantees or the Notes; or

(7) to allow a Subsidiary to execute a supplemental indenture for the purpose of providing a guarantee in accordance with the provisions of the Indenture.
Satisfaction and Discharge
      The Indenture will be discharged and will cease to be of further effect as to all Notes issued thereunder, when:

(1) either:

(a) all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to CCA, have been delivered to the trustee for cancellation; or

(b) all Notes that have not been delivered to the trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year, and CCA or any Guarantor has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in such amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on the Notes not delivered to the trustee for cancellation for principal, premium and Liquidated Damages, if any, and accrued interest to the date of maturity or redemption;

(2) no Default or Event of Default has occurred and is continuing on the date of the deposit or will occur as a result of the deposit and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which CCA or any Guarantor is a party or by which CCA or any Guarantor is bound;

(3) CCA or any Guarantor has paid or caused to be paid all sums payable by it under the Indenture; and

(4) CCA has delivered irrevocable instructions to the trustee under the Indenture to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.
In addition, CCA must deliver an Officers’ Certificate and an Opinion of Counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.
Concerning the Trustee
      If the trustee becomes a creditor of CCA or any Guarantor, the Indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest, as described in the Trust Indenture Act, it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.
      The holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default occurs and is continuing, the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of Notes, unless such Holder has offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.
Additional Information
      Anyone who receives this prospectus may obtain a copy of the Indenture and Registration Rights Agreement without charge by writing to CCA’s Investor Relations Department at 10 Burton Hills Boulevard, Nashville, Tennessee 37215.
Book-Entry, Delivery and Form
      The new notes will be issued in registered, global form in minimum denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. Notes will be issued at the closing of this exchange offer only pursuant to valid tenders of unregistered notes. The new notes initially will be represented by one or more notes in registered, global form without interest coupons (collectively, the “Global Notes”). The Global Notes will be deposited upon issuance with the trustee as custodian for DTC in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.
      Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for Notes in certificated form except in the limited circumstances described below. See “— Exchange of Global Notes for Certificated Notes.” Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of Notes in certificated form.

Depository Procedures
      The following description of the operations and procedures of DTC, Euroclear and Clearstream is provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. CCA takes no responsibility for these operations and procedures and urges investors to contact the systems or their participants directly to discuss these matters.
      DTC has advised CCA that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the initial purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.
      DTC has also advised CCA that, pursuant to procedures established by it:

(1) upon deposit of the Global Notes, DTC will credit the accounts of Participants designated by the initial purchasers with portions of the principal amount of the Global Notes; and

(2) ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).
      Investors in the Global Notes who are Participants in DTC’s system may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are Participants in such system. All interests in a Global Note may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems. The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.
      Except as described below, owners of interests in the Global Notes will not have Notes registered in their names, will not receive physical delivery of Notes in certificated form and will not be considered the registered owners or “holders” thereof under the Indenture for any purpose.
      Payments in respect of the principal of, and interest and premium and Liquidated Damages, if any, on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered Holder under the Indenture. Under the terms of the Indenture, CCA and the trustee will treat the Persons in whose names the Notes, including the Global Notes, are registered as the owners of the Notes for the purpose of receiving payments and for all other purposes. Consequently, neither CCA, the trustee nor any agent of CCA or the trustee has or will have any responsibility or liability for:

(1) any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to, or payments made on account of, beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or

(2) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.
      DTC has advised CCA that its current practice is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of Notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or CCA. Neither CCA nor the trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the Notes, and CCA and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.
      Subject to the transfer restrictions set forth under “Notice to Investors,” transfers between Participants in DTC will be effected in accordance with DTC’s procedures and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.
      Subject to compliance with the transfer restrictions applicable to the Notes described herein, cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.
      DTC has advised CCA that it will take any action permitted to be taken by a Holder of Notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the Notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Notes, DTC reserves the right to exchange the Global Notes for legended Notes in certificated form, and to distribute such Notes to its Participants.
      Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in Global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. Neither CCA nor the trustee nor any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.
Exchange of Global Notes for Certificated Notes
      A Global Note is exchangeable for definitive Notes in registered certificated form (“Certificated Notes”) if:

(1) DTC (a) notifies CCA that it is unwilling or unable to continue as depositary for the Global Notes and CCA fails to appoint a successor depositary or (b) has ceased to be a clearing agency registered under the Exchange Act;

(2) CCA, at its option, notifies the trustee in writing that it elects to cause the issuance of the Certificated Notes; or

(3) there has occurred and is continuing a Default or Event of Default with respect to the Notes.
In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the trustee by or on behalf of DTC in accordance with the Indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures) and will bear the applicable restrictive legend referred to in “Notice to Investors,” unless that legend is not required by applicable law.
Exchange of Certificated Notes for Global Notes
      Certificated Notes may not be exchanged for beneficial interests in any Global Note unless the transferor first delivers to the trustee a written certificate (in the form provided in the Indenture) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such Notes. See “Notice to Investors.”
Same Day Settlement and Payment
      CCA will make payments in respect of the Notes represented by the Global Notes (including principal, premium, if any, interest and Liquidated Damages, if any) by wire transfer of immediately available funds to the accounts specified by the Global Note Holder or, if no account is specified, to the paying agent and registrar. CCA will make all payments of principal, interest and premium and Liquidated Damages, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such Holder’s registered address. The Notes represented by the Global Notes are expected to be eligible to trade in the PORTALsm Market and to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such Notes will, therefore, be required by DTC to be settled in immediately available funds. CCA expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.
      Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised CCA that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.
Registration Rights; Liquidated Damages
      In connection with our issuance of the unregistered notes, CCA and the Guarantors entered into the Registration Rights Agreement with the initial purchasers. The filing of the Registration Statement, of which this prospectus is a part, is intended to satisfy CCA and the Guarantor’s obligations under the Registration Rights Agreement. The following description is a summary of the material provisions of the Registration Rights Agreement. It does not restate that agreement in its entirety. We urge you to read the proposed form of Registration Rights Agreement in its entirety because it, and not this description, defines your registration rights as holders of these Notes. See “— Additional Information.”
      CCA, the Guarantors and the initial purchasers entered into the Registration Rights Agreement on March 23, 2005. Pursuant to the Registration Rights Agreement, CCA and the Guarantors agreed to file with the SEC the Exchange Offer Registration Statement on the appropriate form under the Securities Act with respect to the Exchange Notes. Upon the effectiveness of the Exchange Offer Registration Statement, CCA and the Guarantors will offer to the holders of Transfer Restricted Securities pursuant to the Exchange Offer who are able to make certain representations the opportunity to exchange their Transfer Restricted Securities for Exchange Notes.
      If:

(1) CCA and the Guarantors are not

(a) required to file the Exchange Offer Registration Statement; or

(b) permitted to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or SEC policy; or

(2) any Holder of Transfer Restricted Securities notifies CCA prior to the 20th day following consummation of the Exchange Offer that:

(a) it is prohibited by law or SEC policy from participating in the Exchange Offer; or

(b) that it may not resell the Exchange Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales; or

(c) that it is a broker-dealer and owns Notes acquired directly from CCA or an affiliate of CCA,
CCA and the Guarantors will file with the SEC a Shelf Registration Statement to cover resales of the Notes by the holders of the Notes who satisfy certain conditions relating to the provision of information in connection with the Shelf Registration Statement.
      CCA and the Guarantors will use their commercially reasonable efforts to cause the applicable registration statement to be declared effective as promptly as reasonably possible by the SEC.
      For purposes of the preceding, “Transfer Restricted Securities” means each Note until:

(1) the date on which such Note has been exchanged by a Person other than a broker-dealer for an Exchange Note in the Exchange Offer;

(2) following the exchange by a broker-dealer in the Exchange Offer of a Note for an Exchange Note, the date on which such Exchange Note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the Exchange Offer Registration Statement;

(3) the date on which such Note has been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement; or

(4) the date on which such Note is distributed to the public pursuant to Rule 144 under the Securities Act; or

(5) the Note is sold in any other way that permits CCA to remove the legend describing the transfer restrictions.
      The Registration Rights Agreement provides that:

(1) CCA and the Guarantors will file an Exchange Offer Registration Statement with the SEC not later than 90 days after the closing of this offering;

(2) CCA and the Guarantors will use their commercially reasonable efforts to have the Exchange Offer Registration Statement declared effective by the SEC on or prior to 180 days after the closing of the offering of the unregistered notes;

(3) unless the Exchange Offer would not be permitted by applicable law or SEC policy, CCA and the Guarantors will

(a) commence the Exchange Offer promptly after effectiveness of the Exchange Offer Registration Statement; and

(b) use their commercially reasonable efforts to issue on or prior to 30 business days, or longer, if required by the federal securities laws, after the date of commencement of the Exchange Offer, Exchange Notes in exchange for all Notes tendered prior thereto in the Exchange Offer; and

(4) if obligated to file the Shelf Registration Statement, CCA and the Guarantors will use their commercially reasonable efforts to (a) file the Shelf Registration Statement with the SEC on or prior to 30 days after such filing obligation arises and (b) cause the Shelf Registration to be declared effective by the SEC on or prior to 90 days after such obligation arises.
      If:

(1) CCA and the Guarantors fail to file any of the registration statements required by the Registration Rights Agreement on or before the date specified for such filing (the “Filing Target Date”); or

(2) any of such registration statements is not declared effective by the SEC on or prior to the date specified for such effectiveness (the “Effectiveness Target Date”); or

(3) CCA and the Guarantors fail to consummate the Exchange Offer within 30 business days of the Effectiveness Target Date with respect to the Exchange Offer Registration Statement; or

(4) the Shelf Registration Statement or the Exchange Offer Registration Statement is declared effective but thereafter ceases to be effective or usable in connection with resales of Transfer Restricted Securities during the periods specified in the Registration Rights Agreement, subject to certain exceptions (each such event referred to in clauses (1) through (4) above, a “Registration Default”), then CCA and the Guarantors will pay Liquidated Damages to each Holder of Notes, with respect to the first 90-day period immediately following the occurrence of the first Registration Default in an amount equal to $.05 per week per $1,000 principal amount of Notes held by such Holder.
      The amount of the Liquidated Damages will increase by an additional $.05 per week per $1,000 principal amount of Notes with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Liquidated Damages for all Registration Defaults of $.50 per week per $1,000 principal amount of Notes.
      All accrued Liquidated Damages will be paid by CCA and the Guarantors on each Damages Payment Date to the Global Note Holder by wire transfer of immediately available funds or by federal funds check and to holders of Certificated Notes by wire transfer to the accounts specified by them or by mailing checks to their registered addresses if no such accounts have been specified.
      CCA will not be obligated to keep the Shelf Registration Statement continuously effective during a “suspension period” if CCA determines, in its reasonable judgment, after seeking the advice of counsel, that the continued effectiveness of the Shelf Registration Statement or any prospectus included therein would (x) require the disclosure of material information which the Company has a bona fide reason for preserving as confidential or (y) interfere with any financing, acquisition, corporate reorganization, or other material transaction or development involving the Company or any of the Guarantors. There shall be no more than two suspension periods in any twelve month period, the aggregate number of days of such suspension period shall not exceed 90 days in such twelve month period and no suspension period shall exceed 60 days.
      Following the cure of all Registration Defaults, the accrual of Liquidated Damages will cease.

      Holders of Notes will be required to make certain representations to CCA (as described in the Registration Rights Agreement) in order to participate in the Exchange Offer and will be required to deliver certain information to be used in connection with the Shelf Registration Statement and to provide comments on the Shelf Registration Statement within the time periods set forth in the Registration Rights Agreement in order to have their Notes included in the Shelf Registration Statement and benefit from the provisions regarding Liquidated Damages set forth above. By acquiring Transfer Restricted Securities, a Holder will be deemed to have agreed to indemnify CCA and the Guarantors against certain losses arising out of information furnished by such Holder in writing for inclusion in any Shelf Registration Statement. Holders of Notes will also be required to suspend their use of the prospectus included in the Shelf Registration Statement under certain circumstances upon receipt of written notice to that effect from CCA.
Certain Definitions
      Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.
      “Acquired Debt” means, with respect to any specified Person:

(1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.
      “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.
      “Asset Sale” means:

(1) the sale, lease, conveyance or other disposition of any assets or rights of CCA and/or any Restricted Subsidiary, other than sales of inventory in the ordinary course of business consistent with past practices; provided that the sale, conveyance or other disposition of all or substantially all of the assets of CCA and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the Indenture described above under the caption “— Repurchase at the Option of Holders — Change of Control” and/or the provisions described above under the caption “— Certain Covenants — Merger, Consolidation or Sale of Assets” and not by the provisions of the Asset Sale covenant; and

(2) the issuance of Equity Interests in any of CCA’s Restricted Subsidiaries or the sale of Equity Interests in any of its Subsidiaries.
      Notwithstanding the preceding, the following items will not be deemed to be Asset Sales:

(1) any single transaction or series of related transactions that involves the sale of assets or the issuance or sale of Equity Interests of a Restricted Subsidiary having a fair market value of less than $10.0 million;

(2) a transfer of assets between or among CCA and its Restricted Subsidiaries;

(3) an issuance of Equity Interests by a Restricted Subsidiary to CCA or to another Restricted Subsidiary;

(4) the sale or lease of equipment, inventory, accounts receivable or other assets in the ordinary course of business;

(5) the sale or other disposition of cash or Cash Equivalents; and

(6) a Permitted Investment or a Restricted Payment that is permitted by the covenant described above under the caption “— Certain Covenants — Restricted Payments.”
      “Asset Swap” means an exchange of assets other than cash, Cash Equivalents or Equity Interests of CCA or any Subsidiary by CCA or a Restricted Subsidiary of CCA for:

(1) one or more Permitted Businesses;

(2) a controlling equity interest in any Person whose assets consist primarily of one or more Permitted Businesses; and/or

(3) one or more real estate properties.
      “Attributable Debt” in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.
      “Auction Rate Securities” means any debt instruments with a long-term nominal maturity for which the interest rate is reset through a “dutch auction” process with interest on such Auction Rate Securities being paid at the end of each such auction period; provided, however, that such Auction Rate Securities shall have, at the time of purchase, one of the two highest rating categories obtainable from either Moody’s or S&P.
      “Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d) (3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.
      “Board of Directors” means:

(1) with respect to a corporation, the board of directors of the corporation;

(2) with respect to a partnership, the board of directors of the general partner of the partnership; and

(3) with respect to any other Person, the board or committee of such Person serving a similar function.
      “Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.
      “Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.
      “Cash Equivalents” means:

(1) United States dollars;

(2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) (“Government Securities”) having maturities of not more than one year from the date of acquisition;

(3) readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody’s or S&P with maturities of 12 months or less from the date of acquisition;

(4) Auction Rate Securities;

(5) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any lender party to the Credit Agreement or with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of “B” or better;

(6) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(7) commercial paper having the highest rating obtainable from Moody’s or S&P and in each case maturing within one year after the date of acquisition; and

(8) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (7) of this definition.
      “Change of Control” means the occurrence of any of the following:

(1) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of CCA and its Restricted Subsidiaries, taken as a whole, to any “person” (as that term is used in Section 13(d) (3) of the Exchange Act);

(2) the approval by the holders of the Voting Stock of CCA of a plan relating to the liquidation or dissolution of CCA or if no such approval is required the adoption of a plan relating to the liquidation or dissolution of CCA by its Board of Directors;

(3) the consummation of any transaction (including without limitation any merger or consolidation) the result of which is that any “person” (as that term is used in Section 13(d) (3) of the Exchange Act) becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of CCA;

(4) CCA consolidates with, or merges with or into, any Person, or any Person consolidated with, or merger with or into, CCA, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of CCA or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of CCA outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a 45% or more of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance); or

(5) the first day on which a majority of the members of the Board of Directors of CCA are not Continuing Directors.
      “Consolidated Cash Flow” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus:

(1) an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus

(2) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(3) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

(4) depreciation, amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; minus

(5) non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business, in each case, on a consolidated basis and determined in accordance with GAAP.
      “Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

(1) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or Restricted Subsidiary of the Person;

(2) the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

(3) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition will be excluded;

(4) the cumulative effect of a change in accounting principles will be excluded; and

(5) the Net Income or loss of any Unrestricted Subsidiary will be excluded, whether or not distributed to the specified Person or one of its Subsidiaries.

      “Consolidated Tangible Assets” means the total assets, less goodwill and other intangibles, shown on CCA’s most recent consolidated balance sheet, determined on a consolidated basis in accordance with GAAP less all write-ups (other than write-ups in connection with acquisitions) subsequent to the date of the Indenture in the book value of any asset (except any such intangible assets) owned by CCA or any of CCA’s Restricted Subsidiaries.
      “Continuing Directors” means, as of any date of determination, any member of the Board of Directors of CCA who:

(1) was a member of such Board of Directors on the date of the Indenture; or

(2) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.
      “Credit Agreement” means that certain Third Amended and Restated Credit Agreement, dated May 3, 2002 by and among CCA, Lehman Commercial Paper Inc. and other parties thereto, as amended and restated from time to time, including that certain Seventh Amendment and Consent to Third Amended and Restated Credit Agreement, dated March 8, 2005, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, (and/or amended and restated) modified, renewed, refunded, replaced or refinanced from time to time, in whole or in part, with the same or different lenders (including, without limitation, any amendment, amendment and restatement, modification, renewal, refunding, replacement or refinancing that increases the maximum amount of the loans made or to be made thereunder).
      “Credit Facilities” means, one or more debt facilities (including, without limitation, the Credit Agreement) or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, (and/or amended and restated) restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.
      “Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.
      “Designated Assets” means those correctional facilities owned by CCA that are located in San Diego, California; Walsenburg, Colorado; Nichols, Georgia; Alamo, Georgia; Tutwiler, Mississippi; Shelby, Montana; Cushing, Oklahoma; Holdenville, Oklahoma; Memphis, Tennessee; Washington, DC; and Whiteville Tennessee and such other correctional facilities acquired by CCA after the date of the Indenture, in each case so long as, and to the extent that, CCA or a Restricted Subsidiary has granted an option to purchase such facility (or provided for the reversion of CCA’s ownership interest in all or a portion of such facility) pursuant to a Designated Asset Contract.
      “Designated Asset Contract” means each of the following contracts pursuant to which CCA has granted (a) an option to purchase a Designated Asset for the Designated Asset Value or (b) a right of reversion of all or a portion of CCA’s ownership in such Designated Assets, in each case as in effect on the date of the Indenture: Standard Form Lease Agreement, East Mesa Detention Facility, dated October 30, 1997, between the County of San Diego and CCA; Lease Agreement, dated April 30, 1996, between Huerfano County and CCA; Request for Proposal Number 0467-019-955259 Issues on Behalf of the Georgia Department of Corrections re: Bid of Private Prisons in Coffee and Wheeler Counties; Contract No. 467-019-955259-1, dated July 24, 1996, between the Georgia Department of Corrections and CCA; Contract No. 467-019-955259-2, dated July 24, 1996, between the Georgia Department of Corrections and CCA; Agreement, dated October 6, 1998, between the Tallahatchie County Correctional Authority and CCA, as amended by that certain Amendment No. 1 to Agreement dated May 18, 2000, between the Tallahatchie County Correctional Authority and CCA; Contract for Facility Development — Design, Build, dated July 22, 1998, between the Montana Department of Corrections and CCA;

Contractual Agreement, dated July 1, 1997, between the State of Oklahoma Department of Corrections and CCA; Correctional Services Contract, dated July 1, 1998, between the State of Oklahoma Department of Corrections and CCA; Lease Agreement, dated April 15, 1985, between the County of Shelby and CCA; Contract, dated February 25, 1986, between the Tennessee Department of Finance and Administration and CCA; Lease Agreement, dated January 1997, between the District of Columbia and CCA; Incarceration Agreement, dated October 23, 2002, between the State of Tennessee, Department of Correction and Hardeman County, Tennessee and the related Contract for the Lease of Whiteville Correctional Facility, dated October 9, 2002, between Hardeman County, Tennessee and CCA; and any contract entered into after the date of the Indenture under which CCA has granted (a) an option to purchase a Designated Asset for the Designated Asset Value or (b) a right of reversion of all or a portion of CCA’s ownership in such Designated Assets; provided, however, that such contract is entered into in the ordinary course of business, is consistent with past practices and is preceded by a resolution of the Board of Directors set forth in an Officers’ Certificate certifying that such contract has been approved by a majority of the members of the Board of Directors and the option to purchase or right to reversion in such contract is on terms the Board of Directors has determined to be reasonable and in the best interest of the Company.
      “Designated Asset Value” means the aggregate consideration specified in a Designated Asset Contract to be received by CCA upon the exercise of an option to acquire a Designated Asset pursuant to the terms of a Designated Asset Contract.
      “Designated Non-Cash Consideration” means the fair market value of total consideration received by CCA or any of CCA’s Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-Cash Consideration pursuant to an Officers’ Certificate, setting forth the basis of such valuation, executed by CCA’s principal executive Officer or principal financial Officer, less the amount of cash or Cash Equivalents received in connection with the Asset Sale; provided, however, that if the Designated Non-Cash Consideration is in the form of Indebtedness the total amount of such Designated Non-Cash Consideration outstanding at one time shall not exceed the greater of $15.0 million or 2.5% of Consolidated Tangible Assets.
      “Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require CCA to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that CCA may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption “— Certain Covenants — Restricted Payments.”
      “Domestic Subsidiary” means any Restricted Subsidiary of CCA that was formed under the laws of the United States or any state of the United States (but not the laws of Puerto Rico) or the District of Columbia or that guarantees or otherwise provides direct credit support for any Indebtedness of CCA.
      “Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).
      “Existing Indebtedness” means the Indebtedness of CCA and its Restricted Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the date of the Indenture, until such amounts are repaid.
      “Equity Offering” means an offering by a Person of its shares of Equity Interests (other than Disqualified Stock) however designated and whether voting or non-voting, and any and all rights, warrants or options to acquire such Equity Interests (other than Disqualified Stock).

      “Event of Default” means any event that is described under the caption — “Events of Defaults and Remedies.”
      “Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:

(1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letters of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations, but excluding amortization of debt issuance costs and original issue discount and other non-cash interest payments; plus

(2) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

(3) any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

(4) the product of (a) all dividends, whether paid or accrued and whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than (i) dividends on Equity Interests payable in Equity Interests of CCA (other than Disqualified Stock) or (ii) dividends to CCA or a Restricted Subsidiary of CCA, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local effective cash tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.
      “Fixed Charge Coverage Ratio” means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees, repays, repurchases or redeems any Indebtedness (other than ordinary working capital borrowings) or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of the applicable four-quarter reference period.
      In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1) acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date will be given pro forma effect as if they had occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period will be calculated without giving effect to clause (3) of the proviso set forth in the definition of Consolidated Net Income;

(2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded; and

(3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date.

      For purposes of making the computations referred to above, the pro forma change in Consolidated Cash Flow projected by the Company in good faith as a result of reasonably identifiable and factually supportable cost savings and costs, as the case may be, expected to be realized during the consecutive four-quarter period commencing after such acquisition or transaction (the “Savings Period”) will be included in such calculation for any reference period that includes any of the Savings Period; provided that any such pro forma change to such Consolidated Cash Flow will be without duplication for cost savings and costs actually realized and already included in such Consolidated Cash Flow. If since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into CCA or any Restricted Subsidiary since the beginning of such period) will have made any Investment, acquisition, disposition, merger, consolidation or discontinued operation that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger, consolidation or discontinued operation had occurred at the beginning of the applicable four-quarter period.
      “GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession as amended and/or modified from time to time.
      “Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection or deposit in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness, but not any Indebtedness of CCA under the Forward Delivery Deficits Agreement, dated as of September 25, 1997, by and between CCA and Wachovia Bank, National Association (formerly known as First Union National Bank), as trustee, or under the Debt Service Deficits Agreement, dated as of January 1, 1997, by and between CCA and Hardeman County Correctional Facilities Corporation, each as in effect on the date of the Indenture, provided that and for so long as such Indebtedness is not required to be classified as debt of CCA or any Restricted Subsidiary pursuant to GAAP.
      “Guarantors” means each of:

(1) the Guarantors named under “— Subsidiary Guarantees” above; and

(2) any other subsidiary that executes a Subsidiary Guarantee in accordance with the provisions of the Indenture; and their respective successors and assigns.
      “Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; and

(2) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.
      “Indebtedness” means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

(1) in respect of borrowed money;

(2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3) in respect of banker’s acceptances;

(4) representing Capital Lease Obligations;

(5) representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or

(6) representing any Hedging Obligations,
if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any indebtedness of any other Person.
      The amount of any Indebtedness outstanding as of any date will be:

(1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(2) the principal amount of the Indebtedness, together with any interest on the Indebtedness that is more than 30 days past due, in the case of any other Indebtedness; and

(3) with respect to Hedging Obligations, the amount of Indebtedness required to be recorded as a liability in accordance with GAAP.
      “Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP and include the designation of a Restricted Subsidiary as an Unrestricted Subsidiary. If CCA or any Subsidiary of CCA sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of CCA such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of CCA, CCA will be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption “— Certain Covenants — Restricted Payments.” The acquisition by CCA or any Subsidiary of CCA of a Person that holds an Investment in a third Person will be deemed to be an Investment by CCA or such Subsidiary in such third Person in an amount equal to the fair market value of the Investment held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of the covenant described above under the caption “— Certain Covenants — Restricted Payments.”
      “Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.
      “Moody’s” means Moody’s Investors Service, Inc.
      “Net Income” means, with respect to any specified Person for any period, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

(1) any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with: (a) any Asset Sale; or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries;

(2) any extraordinary gain or loss, together with any related provision for taxes on such extraordinary gain or loss;

(3) any loss resulting from impairment of goodwill recorded on the consolidated financial statement of a Person pursuant to SFAS No. 142 “Goodwill and Other Intangible Assets;”

(4) any loss resulting from the change in fair value of a derivative financial instrument pursuant to SFAS No. 133 “Accounting for Derivative Instruments and Hedging Activities;” and

(5) amortization of debt issuance costs.

      “Net Proceeds” means the aggregate cash proceeds received by CCA or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash or Cash Equivalents received upon the sale or other disposition of any non-cash consideration, including Designated Non-Cash Consideration, deemed to be cash pursuant to the provisions of “Repurchase at the Option of Holders — Asset Sales,” received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness, other than Indebtedness under a Credit Facility, secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.
      “Non-Recourse Debt” means Indebtedness:

(1) as to which neither CCA nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

(2) no default with respect to which (including any rights that the holders of the Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness of CCA or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its stated maturity; and

(3) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of CCA or any of its Restricted Subsidiaries.
      “Notes” means the $375.0 million in aggregate principal amount of CCA’s 6.25% Senior Notes due 2013 offered hereby issued pursuant to the Indenture and any additional notes designated by CCA as the same series as such Senior Notes and issued under the Indenture.
      “Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.
      “Permitted Business” means the business conducted by CCA and its Restricted Subsidiaries on the date of the Indenture and businesses reasonably related thereto or ancillary or incidental thereto or a reasonable extension thereof, including the privatization of governmental services.
      “Permitted Investments” means:

(1) any Investment in CCA or in a Restricted Subsidiary of CCA;

(2) any Investment in cash or Cash Equivalents;

(3) any Investment by CCA or any Restricted Subsidiary of CCA in a Person, if as a result of such Investment:

(a) such Person becomes a Restricted Subsidiary of CCA; or

(b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, CCA or any Restricted Subsidiary of CCA;

(4) any Investment made as a result of the receipt of non-cash consideration (including Designated Non-Cash Consideration) from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption “— Repurchase at the Option of Holders — Asset Sales”;

(5) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of CCA;

(6) any Investments received in compromise of obligations of such persons incurred in the ordinary course of trade creditors or customers that were incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer;

(7) Hedging Obligations;

(8) other Investments in any other Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (8) not to exceed $35.0 million;

(9) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(10) loans or advances to employees made in the ordinary course of business of CCA or any Restricted Subsidiary not to exceed $5.0 million outstanding at any one time for all loans or advances under this clause (10);

(11) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to CCA or any Restricted Subsidiary or in satisfaction of judgments or pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of a debtor;

(12) Investments in existence on the date of the Indenture;

(13) Guarantees issued in accordance with the covenant described above under the caption “— Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock;”

(14) Investments that are made with Equity Interests of CCA (other than Disqualified Stock of CCA); and

(15) any Investment by CCA or any Restricted Subsidiary of CCA in a joint venture in a Permitted Business not to exceed $15.0 million outstanding at any one time.
      “Permitted Liens” means:

(1) Liens on real or personal property of CCA and any Guarantor securing Indebtedness and other Obligations under Credit Facilities that were permitted by the terms of the Indenture to be incurred;

(2) Liens in favor of CCA or the Guarantors;

(3) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with CCA or any Restricted Subsidiary of CCA; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with CCA or the Restricted Subsidiary;

(4) Liens on property existing at the time of acquisition of the property by CCA or any Restricted Subsidiary of CCA, provided that such Liens were in existence prior to the contemplation of such acquisition;

(5) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

(6) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (3) of the second paragraph of the covenant described above under the caption “— Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock” covering only the assets acquired with such Indebtedness;

(7) Liens existing on the date of the Indenture;

(8) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

(9) Liens securing Permitted Refinancing Indebtedness; provided that any such Lien does not extend to or cover any property, Capital Stock or Indebtedness other than the property, shares or debt securing the Indebtedness so refunded, refinanced or extended;

(10) Attachment or judgment Liens not giving rise to a Default or an Event of Default;

(11) Liens on the Capital Stock of Unrestricted Subsidiaries;

(12) Liens incurred in the ordinary course of business of CCA or any Subsidiary of CCA with respect to obligations that do not exceed $15.0 million at any one time outstanding;

(13) pledges or deposits under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which CCA or any Restricted Subsidiary is a party, or deposits to secure public or statutory obligations of CCA or any Restricted Subsidiary or deposits or cash or Government Securities to secure surety or appeal bonds to which CCA or any Restricted Subsidiary is a party, or deposits as security for contested taxes or import or customs duties or for the payment of rent, in each case incurred in the ordinary course of business;

(14) Liens imposed by law, including carriers’, warehousemen’s and mechanics’ Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings if a reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made in respect thereof;

(15) encumbrances, easements or reservations of, or rights of others for, licenses, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or liens incidental to the conduct of the business of CCA or a Restricted Subsidiary or to the ownership of its properties which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of CCA or such Restricted Subsidiary;

(16) Liens securing Hedging Obligations so long as the related Indebtedness was incurred in compliance with the covenant described in “— Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock;”

(17) leases and subleases of real property which do not materially interfere with the ordinary conduct of the business of CCA or any of its Restricted Subsidiaries; and

(18) normal customary rights of setoff upon deposits of cash in favor of banks or other depository institutions.
      “Permitted Refinancing Indebtedness” means any Indebtedness of CCA or any of its Restricted Subsidiaries issued in repayment of, exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, repay, defease or refund other Indebtedness of CCA or any of its Restricted Subsidiaries (other than intercompany Indebtedness and Disqualified Stock of CCA or a Restricted Subsidiary); provided that:

(1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness extended, refinanced, renewed, replaced, repaid, defeased or refunded (plus all accrued interest on the Indebtedness and the amount of all expenses and premiums incurred in connection therewith);

(2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, repaid, defeased or refunded;

(3) if the Indebtedness being extended, refinanced, renewed, replaced, repaid, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, repaid, defeased or refunded; and

(4) such Indebtedness is incurred either by CCA or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, repaid, defeased or refunded.
      “Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.
      “PMI Notes” means those certain 4.0% convertible subordinated notes due February 28, 2005 issued pursuant to that certain Note Purchase Agreement, dated as of December 31, 1998, as amended on June 30, 2000, March 5, 2001, and April 28, 2003 between CCA and PMI Mezzanine Fund, L.P.
      “Qualified Trust” means a trust or other special purpose vehicle formed for the sole purpose of, and which is limited by its charter or other organizational documents to conduct no business other than, issuing Qualified Trust Preferred Stock and lending the proceeds from such issuance to CCA.
      “Qualified Trust Indebtedness” means Indebtedness of CCA or a Restricted Subsidiary to a Qualified Trust (a) in an aggregate principal amount not exceeding the amount of funds raised by such trust from the issuance of Qualified Trust Preferred Stock and (b) that by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the Qualified Trust or the holder of any Qualified Trust Preferred Stock), or upon the happening of any event, does not mature and is not mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the Qualified Trust or any holder of the Qualified Trust Preferred Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the notes mature; provided that such Qualified Trust Indebtedness may be redeemed pursuant to its terms upon a change of control of CCA if the terms of such Qualified Trust Indebtedness (a) define a “change of control” in a manner that is not more expansive than the definition contained in the Indenture and (b) explicitly provide that no payment shall be made with respect to such indebtedness upon a change of control unless and until CCA has complied with the provisions described above under “— Repurchase at the Option of Holders —

Change of Control” and purchases all notes properly tendered and not withdrawn pursuant to a Change of Control Offer to the extent required by the Indenture.
      “Qualified Trust Preferred Stock” means a preferred stock or preferred interest in a Qualified Trust the net proceeds from the issuance of which are used to finance Qualified Trust Indebtedness and that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Qualified Trust Preferred Stock), or upon the happening of any event, does not mature and is not mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Qualified Trust Preferred Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the notes mature.
      “Restricted Investment” means an Investment other than a Permitted Investment.
      “Restricted Subsidiary” of CCA means any Subsidiary of CCA that is not an Unrestricted Subsidiary.
      “S&P” means Standard & Poor’s Ratings Group.
      “Sale and Leaseback Transaction” means any direct or indirect arrangement relating to property now owned or hereafter acquired by CCA or a Restricted Subsidiary whereby CCA or a Restricted Subsidiary transfers such property to another Person and CCA or a Restricted Subsidiary leases it from such Person other than a lease properly characterized pursuant to GAAP as a capital lease obligation.
      “series A preferred stock” means the 8% Series A Cumulative Preferred Stock of CCA described in CCA’s Amended and Restated Charter.
      “series B preferred stock” means the Series B Cumulative Convertible Preferred Stock of CCA described in CCA’s Amended and Restated Charter.
      “Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of the Indenture.
      “Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.
      “Subsidiary” means, with respect to any specified Person:

(1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).
      “Subsidiary Guarantee” means, individually, any Guarantee of payment of the Notes by a Guarantor pursuant to the terms of the Indenture, and, collectively, all such Guarantees. Each such Subsidiary Guarantee will be in the form proscribed by the Indenture.
      “Unoccupied Facility” means any prison facility owned by CCA or a Restricted Subsidiary which for the twelve month period ending on the date of measurement has had an average occupancy level of less than 15%.

      “Unrestricted Subsidiary” means any Subsidiary of CCA that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary:

(1) has no Indebtedness other than Non-Recourse Debt;

(2) is not party to any agreement, contract, arrangement or understanding with CCA or any Restricted Subsidiary of CCA unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to CCA or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of CCA;

(3) is a Person with respect to which neither CCA nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of CCA or any of its Restricted Subsidiaries.
      Any designation of a Subsidiary of CCA as an Unrestricted Subsidiary will be evidenced to the trustee by filing with the trustee a certified copy of the Board Resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption “— Certain Covenants — Restricted Payments.” If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of CCA as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption “— Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock,” CCA will be in default of such covenant. The Board of Directors of CCA may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of CCA of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if (1) such Indebtedness is permitted under the covenant described under the caption “— Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock,” calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.
      “Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.
      “Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, or liquidation preference, as the case may be, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2) the then outstanding aggregate principal amount or liquidation preference, as the case may be, of such Indebtedness.

FEDERAL INCOME TAX CONSIDERATIONS
Overview
      The following is a summary of the material U.S. federal income tax considerations relating to the exchange of the unregistered notes by an initial beneficial owner of the unregistered notes. This summary is based upon the Internal Revenue Code of 1986, as amended (the “Code”), existing and proposed Treasury Regulations and judicial decisions and administrative interpretations thereunder, as of the date hereof, all of which are subject to change or to differing interpretation, possibly with retroactive effect. Prospective investors should note that any such change or interpretation with retroactive effect could result in federal income tax consequences different from those discussed below. This summary does not purport to address all tax considerations that may be important to a particular holder in light of the holder’s circumstances or to certain categories of investors (such as certain financial institutions, insurance companies, tax-exempt organizations, dealers in securities or foreign currency, controlled foreign corporations, passive foreign investment companies, foreign personal holding companies, persons who hold the unregistered notes through partnerships or other pass-through entities, U.S. expatriates, persons who hold the unregistered notes as part of a hedge, conversion, straddle or other risk reduction transaction or U.S. Holders (as defined below) that have a “functional currency” other than the U.S. dollar) that may be subject to special rules. This discussion also does not deal with purchasers of subsequent offerings under the same Indenture or subsequent holders of the unregistered notes. This summary assumes the holders hold the unregistered notes as “capital assets” within the meaning of Section 1221 of the Code. This discussion does not address the tax considerations arising under the laws of any foreign, state or local jurisdiction or the applicability of U.S. federal gift or estate taxation.
      This summary discusses the federal income tax considerations applicable to the initial owners of the unregistered notes who are beneficial owners of the unregistered notes and who purchased the unregistered notes for cash at their “issue price” as defined in Section 1273 of the Code and the regulations thereunder and does not discuss the tax considerations applicable to subsequent purchasers of the unregistered notes. We have not sought any ruling from the Internal Revenue Service, or IRS, with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will agree with those statements and conclusions. In addition, those statements and conclusions do not preclude the IRS from successfully asserting, or a court from adopting, a contrary position.
      The following discussion constitutes the opinion of Bass, Berry & Sims PLC, tax counsel to the Company, as to the material U.S. federal income tax consequences generally applicable to purchasers of the new notes. Investors considering the exchange of the unregistered notes for the new notes should consult their own tax advisors with respect to the application of the United States federal income tax laws to their particular situations, as well as any tax consequences arising under the federal estate or gift tax rules or under the laws of any state, local or foreign taxing jurisdiction or under any applicable tax treaty.
      As used herein, the term “U.S. Holder” means a beneficial owner of an unregistered note who is:

•	an individual citizen or resident of the U.S.;

•	a corporation (including any entity treated as a corporation for U.S. tax purposes) created or organized in or under the laws of the U.S. or of any political subdivision thereof;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of the source of the income; or

•	a trust subject to the primary supervision of a U.S. court and the control of one or more U.S. persons, or a trust in existence on August 20, 1996 that has elected to continue to be treated as a U.S. person.
      If a partnership (including for this purpose any entity treated as a partnership for U.S. tax purposes) is a beneficial owner of unregistered notes, the U.S. tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Both a partnership holding unregistered notes and the partners in that partnership should consult their tax advisors about the U.S. federal income tax consequences of participating in this exchange offer.
      As used herein, the term “Non-U.S. Holder” means a beneficial owner of an unregistered note that is not a U.S. Holder.
      The exchange of an unregistered for a new note pursuant to the exchange offer will not constitute a “significant modification” of the unregistered note for U.S. federal income tax purposes, and accordingly, the new note received will be treated as a continuation of the unregistered note in the hands of such holder. As a result, there will be no U.S. federal income tax consequences to a U.S. Holder or Non-U.S. Holder who exchanges an unregistered note for a new note pursuant to the exchange offer and any such U.S. Holder or Non-U.S. Holder will have the same adjusted tax basis and holding period in the new note as he had in the unregistered note immediately prior to the exchange, and the U.S. Holder or Non-U.S. Holder will continue to take into account income in respect of a new note in the same manner as before the exchange.
      THE PRECEDING DISCUSSION OF MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES IS GENERAL IN NATURE. ACCORDINGLY, EACH BENEFICIAL OWNER OF UNREGISTERED NOTES SHOULD CONSULT ITS TAX ADVISOR AS TO THE PARTICULAR U.S. FEDERAL, STATE, AND LOCAL TAX CONSEQUENCES OF PARTICIPATING IN THE EXCHANGE OFFER, AND THE FOREIGN TAX CONSEQUENCES OF PARTICIPATING IN THE EXCHANGE OFFER, AS WELL AS THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

PLAN OF DISTRIBUTION
      Each broker-dealer that receives new notes in the exchange offer for its own account must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of the new notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by all persons subject to the prospectus delivery requirements of the Securities Act, including broker-dealers in connection with resales of new notes received in the exchange offer, where the notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the expiration of the exchange offer, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with such a resale.
      We will not receive any proceeds from any sale of new notes by broker-dealers. New notes received by broker-dealers in the exchange offer for their own account may be sold from time to time in one or more transactions in the over-the counter market, in negotiated transactions, through the writing of options on the new notes or a combination of those methods of resale, at market prices prevailing at the time of resale, at prices related to the prevailing market prices or negotiated prices. Such a resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from such a broker-dealer and/or the purchasers of any of the new notes. Any broker-dealer that resells new notes that were received by it in the exchange offer for its own account and any broker or dealer that participates in a distribution of the notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on such a resale of the notes and any commissions or concessions received by those persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.
      For a period of 180 days after the expiration of the exchange offer, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests these documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer, including the reasonable fees and expenses of counsel to the initial purchasers of the unregistered notes, other than commissions or concessions of any brokers or dealers, and will indemnify holders of the notes, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act.
LEGAL MATTERS
      Certain legal matters in connection with the exchange offer will be passed upon for us by Bass, Berry & Sims PLC, Nashville, Tennessee. Bass, Berry & Sims PLC will rely upon Miles & Stockbridge P.C., Baltimore, Maryland as to all matters of Maryland law.
EXPERTS
      The consolidated financial statements of Corrections Corporation of America and Subsidiaries appearing in Corrections Corporation of America and Subsidiaries’ Annual Report (Form 10-K) for the year ended December 31, 2004, and Corrections Corporation of America and Subsidiaries management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 included therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements and management’s assessment are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

Offer to Exchange
up to $375,000,000 of 6.25% Senior Notes due 2013
for
up to $375,000,000 of 6.25% Senior Notes due 2013
that have been registered under the Securities Act of 1933

PRELIMINARY PROSPECTUS

                     , 2005

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers.
Maryland Registrant
      Article VI of the charter of Corrections Corporation of America (“CCA” or the “Company”) provides that, to the maximum extent that Maryland law from time to time permits limitation of liability of directors or officers of corporations, no person who at any time was or is a director or officer of the Company shall be personally liable to the Company or its stockholders for money damages.
      Under Maryland law, the charter provision limiting the liability of directors and officers may not limit their liability to the Company or its stockholders (i) to the extent it is proved that the person actually received an improper benefit or profit in money, property or services for the amount of the benefit of profit actually received, or (ii) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding that the person’s action, or failure to act, was the result of active and deliberate dishonesty.
      Section 2-418 of the MGCL generally permits indemnification of any director made a party to any proceeding by reason of service as a director unless it is established that: (i) the act or omission of such person was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty; (ii) such person actually received an improper personal benefit in money, property or services; or (iii) in the case of any criminal proceedings, such person had reasonable cause to believe that the act or omission was unlawful. The indemnity may be against judgments, penalties, fines, settlements and reasonable expenses (including attorneys’ fees) actually incurred by the director or officer in connection with the proceeding; but, if the proceeding is one by, or in the right of, the corporation, indemnification is not permitted with respect to any proceeding in which the director or officer has been adjudged to be liable to the corporation. The termination of any proceeding by conviction or upon a plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, creates a rebuttable presumption that the director or officer did not meet the requisite standard of conduct required for permitted indemnification. The termination of any proceeding by judgment, order or settlement, however, does not create a presumption that the director or officer failed to meet the requisite standard of conduct for permitted indemnification.
      If the proceeding is one charging improper personal benefit to the director or officer, whether or not involving action in the director’s or officer’s official capacity, indemnification of the director or officer is not permitted if the director or officer was adjudged to be liable on the basis that personal benefit was improperly received.
      Under section 2-418(a) of the MGCL, the Company is required to indemnify a director for reasonable expenses incurred if such individual has been successful, on the merits or otherwise, in defense of any proceeding arising out of such individual’s official capacity.
      Under Maryland law, unless the corporation’s charter provides otherwise, officers shall be indemnified to the extent directors are required or entitled to be indemnified.
      In addition, under Maryland law, the Company is required to indemnify a director in any proceeding arising out of such individual’s official capacity if a court of appropriate jurisdiction determines such individual is entitled to indemnification.
      Under the Company’s bylaws, the Company shall indemnify a director or officer to the extent permitted by Maryland law as described herein.
      Under the Company’s bylaws and consistent with Maryland law, the Company shall pay or reimburse, in advance of final disposition of a proceeding, reasonable expenses incurred by a director or officer, if such individual in writing affirms in good faith that he or she has satisfied the applicable standard of conduct necessary for indemnification and agrees to repay amounts paid to such individual if it is ultimately determined that such standard is not met. Under the Company’s bylaws, the Company may also provide to directors or officers additional indemnification or payment or reimbursement of expenses to the fullest extent permitted by Maryland law for directors of Maryland corporations.
      Indemnification under the provisions of Maryland law is not deemed exclusive of any other rights, by indemnification or otherwise, to which a director may be entitled under the charter, bylaws, any resolution of stockholders or directors, any agreement or otherwise.
      The MGCL permits a Maryland corporation to indemnify its employees and agents to the same extent as its directors.
      The Company maintains directors’ and officers’ liability insurance to insure against losses arising from claims made against its directors and officers, subject to the limitations and conditions set forth in such policies.
Tennessee Registrants
      Prison Realty Management, Inc. and Technical Business Institute of America, Inc. (collectively, the “Tennessee Corporate Registrants”) are corporations incorporated under the laws of the state of Tennessee. The Tennessee Business Corporation Act (“TBCA”) provides that a corporation may indemnify any of its directors and officers against liability incurred in connection with a proceeding if: (a) such person acted in good faith; (b) in the case of conduct in an official capacity with the corporation, he reasonably believed such conduct was in the corporation’s best interests; (c) in all other cases, he reasonably believed that his conduct was at least not opposed to the best interests of the corporation; and (d) in connection with any criminal proceeding, such person had no reasonable cause to believe his conduct was unlawful. In actions brought by or in the right of the corporation, however, the TBCA provides that no indemnification may be made if the director or officer was adjudged to be liable to the corporation. The TBCA also provides that in connection with any proceeding charging improper personal benefit to an officer or director, no indemnification may be made if such officer or director is adjudged liable on the basis that such personal benefit was improperly received. In cases where the director or officer is wholly successful, on the merits or otherwise, in the defense of any proceeding instigated because of his or her status as a director or officer of a corporation, the TBCA mandates that the corporation indemnify the director or officer against reasonable expenses incurred in the proceeding. The TBCA provides that a court of competent jurisdiction, unless the corporation’s charter provides otherwise, upon application, may order that an officer or director be indemnified for reasonable expenses if, in consideration of all relevant circumstances, the court determines that such individual is fairly and reasonably entitled to indemnification, notwithstanding the fact that (a) such officer or director was adjudged liable to the corporation in a proceeding by or in the right of the corporation; (b) such officer or director was adjudged liable on the basis that personal benefit was improperly received by him; or (c) such officer or director breached his duty of care to the corporation.
      The charter of each of the Tennessee Corporate Registrants provides that such registrant shall indemnify its officers and directors to the fullest extent allowed by the TBCA.
      The bylaws of each of the Tennessee Corporate Registrants provide that such registrant shall indemnify its officers and directors to the fullest extent allowed by the Tennessee Business Corporation Act. In addition, the bylaws of each Tennessee Corporate Registrant authorize the corporation to purchase and maintain insurance for any individual who is or was a director, officer, employee, or agent of the Company, or who, while a director, officer, employee, or agent of the corporation, is or was serving at the request of the corporation’s board of directors or its president as a director, officer, partner, trustee, employee, or agent of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise. The Company maintains policies insuring the officers and directors of the Tennessee Corporate Registrants for actions taken in such capacities, including liabilities under the Securities Act of 1933, as amended.

      CCA of Tennessee, LLC, TransCor America, LLC, CCA Properties of America, LLC, CCA Properties of Arizona, LLC and CCA Properties of Tennessee, LLC (collectively, the “Tennessee Limited Liability Company Registrants”) are limited liability companies formed under the laws of the state of Tennessee. Section 48-243-101 of the Tennessee Limited Liability Company Act provides that a limited liability company may indemnify governors, officers and members of the limited liability company against liability if (1) the individual acted in good faith and (2) reasonably believed that such individual’s conduct in his or her official capacity was in the best interest of the limited liability company and in all other cases that such individual’s conduct was at least not opposed to the best interests of the limited liability company and (3) in a criminal proceeding, the individual had no cause to believe such individual’s conduct was unlawful. Section 48-243-101(b) also provides that unless otherwise provided by its articles of organization, a limited liability company may not indemnify a responsible person in connection with a proceeding to which the responsible person was adjudged liable to the limited liability company or in connection with a proceeding whereby such responsible person is adjudged liable to the limited liability company for receiving an improper personal benefit. Section 48-243-101(c) provides that unless otherwise provided by its articles of organization, a limited liability company shall indemnify a responsible person who was wholly successful in the defense of a proceeding against that person as a responsible person for the limited liability company.
      Section 48-243-101(h) authorizes a limited liability company to purchase and maintain insurance on behalf of any person who is or was a responsible person, manager, employee, independent contractor, or agent of the limited liability company, or who while a responsible person, manager, employee, independent contractor, or agent of the limited liability company, against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the limited liability company would otherwise have the power to indemnify him under Section 48-243-101(b)-(c). The Company maintains policies insuring the officers and managers of the Tennessee Limited Liability Company Registrants for actions taken in such capacities, including liabilities under the Securities Act of 1933, as amended.
      Section 48-243-101(i) prohibits indemnification if a responsible person is adjudged liable for a breach of the duty of loyalty to the limited liability company or its members or for acts or omissions not in good faith that involve intentional misconduct or a knowing violation of law.
      The Articles of Organization and the Operating Agreements of the Tennessee Limited Liability Company Registrants provide that the Tennessee Limited Liability Company Registrants shall indemnify its member and all of its officers to the fullest extent of and in accordance with the Tennessee Limited Liability Act.
      The bylaws of the Company also provide that to the maximum extent permitted by Maryland law the Company shall indemnify any director and officer of the Company who serves at the express request of the Company as an officer or director of another corporation or other enterprise, subject to the limitations set forth in the bylaws of the Company as previously described.
Delaware Registrants
      CCA International, Inc. and CCA Western Properties, Inc. (collectively, the “Delaware Corporate Registrants”) are corporations incorporated under the laws of the state of Delaware. Section 145 of the Delaware General Corporation Law, inter alia, empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Similar indemnity is authorized for such persons against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of any such threatened, pending or completed action or suit if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the shareholders or disinterested directors or by independent legal counsel in a written opinion that indemnification is proper because the indemnitee has met the applicable standard of conduct.
      Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145. The Company maintains policies insuring the officers and directors of CCA International, Inc. against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act of 1933, as amended.
      Each of the Delaware Corporate Registrant’s Certificate of Incorporation eliminates to the fullest extent permitted by applicable law the monetary liability of directors of such registrant for a breach of their fiduciary duty as directors. These provisions do not eliminate the liability of a director (1) for a breach of the director’s duty of loyalty to the corporation or its stockholders; (2) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law; (3) under Section 174 of the Delaware General Corporation Law (relating to the declaration of dividends and purchase or redemption of shares in violation of the Delaware General Corporation Law); or (4) for transactions from which the director derived an improper personal benefit.
      The bylaws of each of the Delaware Corporate Registrants provide that the corporation will indemnify its present and former directors and officers against expenses and liabilities incurred by them in connection with any suit to which they are, or are threatened to be made, a party by reason of their serving in such positions to the fullest extent permitted or authorized by the General Corporation Law of Delaware.
      The bylaws of the Company also provide that to the maximum extent permitted by Maryland law the Company shall indemnify any director and officer of the Company who serves at the express request of the Company as an officer or director of another corporation, subject to the limitations set forth in the bylaws of the Company as previously described.
      CCA Properties of Texas, L.P. is a limited partnership formed under the laws of the state of Delaware. Section 17-108 of the Delaware Revised Uniform Limited Partnership Act provides that, subject to such standards and restrictions in its partnership agreement, if any, a limited partnership may, and shall have the power to, indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever.
      CCA Properties of Texas, L.P.’s Agreement of Limited Partnership provides that the partnership will indemnify and hold the officers, employees, agents and representatives of the partnership, its general partner, and each of the officers, members, employees, agents, and representatives of its general partner harmless from any loss or damage, including, without limitation, reasonable legal fees and court costs, incurred by it or any of them by reason of anything it or any of them may do or refrain from doing for and on behalf of the partnership or in connection with its business or affairs; provided, however, that the partnership will not be required to indemnify any of its officers, employees, agents and representatives, its general partner or any of the officers, members, employees, agents, and representatives of its general partner for any loss or damage which it might incur as a result of fraud, willful misconduct or gross negligence committed by any such person or entity in the performance of their or its duties under the Agreement of Limited Partnership. The indemnification provisions under the Agreement of Limited Partnership do not relieve the general partner of its proportionate share of the obligations of the partnership in its capacity as a partner thereof.

      The Company maintains policies insuring the officers directors and partners (as applicable) of each of the Delaware Corporate Registrants and CCA Properties of Texas, L.P. against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act of 1933, as amended.
      The bylaws of the Company also provide that to the maximum extent permitted by Maryland law the Company shall indemnify any director and officer of the Company who serves at the express request of the Company as an officer or director of another corporation or other enterprise, subject to the limitations set forth in the bylaws of the Company as previously described.

Item 21.	Exhibits and Financial Statement Schedules

3.1	Article II of the Third Amended and Restated By-Laws (previously filed as Exhibit 3.3 to the Registration Statement on Form S-4/A (Commission File no. 333-96721), filed with the Commission on December 30, 2002 and incorporated herein by this reference) and Article V of the Amended and Restated Charter, as amended (previously filed as Exhibit 3.1 to the Company’s Form 10-K filed with the Commission on April 17, 2001 and incorporated herein by this reference) and Articles of Amendment (previously filed as Exhibit 3.1 to the Company’s Form 10-Q filed with the Commission on August 13, 2001 and incorporated herein by this reference).
3.2	Articles of Organization of CCA of Tennessee, LLC.*
3.3	Operating Agreement of CCA of Tennessee, LLC.*
3.4	Charter of Prison Realty Management, Inc. (incorporated by reference to Exhibit 3.6 to Amendment No. 2 to the Company’s Registration Statement on Form S-4 (Registration 333-96721) filed with the Commission on September 25, 2002).
3.5	Bylaws of Prison Realty Management, Inc. (incorporated by reference to Exhibit 3.7 to Amendment No. 2 to the Company’s Registration Statement on Form S-4 (Registration 333-96721) filed with the Commission on September 25, 2002).
3.6	Charter of Technical and Business Institute of America, Inc., as amended. (incorporated by reference to Exhibit 3.8 to Amendment No. 2 to the Company’s Registration Statement on Form S-4 (Registration 333-96721) filed with the Commission on September 25, 2002).
3.7	Bylaws of Technical and Business Institute of America, Inc. (incorporated by reference to Exhibit 3.9 to Amendment No. 2 to the Company’s Registration Statement on Form S-4 (Registration 333-96721) filed with the Commission on September 25, 2002).
3.8	Articles of Organization of TransCor America, LLC (incorporated by reference to Exhibit 3.10 to Amendment No. 2 to the Company’s Registration Statement on Form S-4 (Registration 333-96721) filed with the Commission on September 25, 2002).
3.9	Operating Agreement of TransCor America, LLC (incorporated by reference to Exhibit 3.11 to Amendment No. 2 to the Company’s Registration Statement on Form S-4 (Registration 333-96721) filed with the Commission on September 25, 2002).
3.10	Certificate of Incorporation of CCA International, Inc. (incorporated by reference to Exhibit 3.12 to Amendment No. 2 to the Company’s Registration Statement on Form S-4 (Registration 333-96721) filed with the Commission on September 25, 2002).
3.11	Bylaws of CCA International, Inc. (incorporated by reference to Exhibit 3.13 to Amendment No. 2 to the Company’s Registration Statement on Form S-4 (Registration 333-96721) filed with the Commission on September 25, 2002).
3.12	Articles of Organization of CCA Properties of America, LLC (incorporated by reference to Exhibit 3.14 to Amendment No. 3 to the Company’s Registration Statement on Form S-4 (Registration 333-96721) filed with the Commission on December 30, 2002).
3.13	Operating Agreement of CCA Properties of America, LLC (incorporated by reference to Exhibit 3.15 to Amendment No. 3 to the Company’s Registration Statement on Form S-4 (Registration 333-96721) filed with the Commission on December 30, 2002).
3.14	Articles of Organization of CCA Properties of Arizona, LLC (incorporated by reference to Exhibit 3.16 to Amendment No. 3 to the Company’s Registration Statement on Form S-4 (Registration 333-96721) filed with the Commission on December 30, 2002).

3.15	Operating Agreement of CCA Properties of Arizona, LLC (incorporated by reference to Exhibit 3.17 to Amendment No. 3 to the Company’s Registration Statement on Form S-4 (Registration 333-96721) filed with the Commission on December 30, 2002).
3.16	Articles of Organization of CCA Properties of Tennessee, LLC (incorporated by reference to Exhibit 3.18 to Amendment No. 3 to the Company’s Registration Statement on Form S-4 (Registration 333-96721) filed with the Commission on December 30, 2002).
3.17	Operating Agreement of CCA Properties of Tennessee, LLC (incorporated by reference to Exhibit 3.19 to Amendment No. 3 to the Company’s Registration Statement on Form S-4 (Registration 333-96721) filed with the Commission on December 30, 2002).
3.18	Certificate of Limited Partnership of CCA Properties of Texas, L.P. (incorporated by reference to Exhibit 3.20 to Amendment No. 3 to the Company’s Registration Statement on Form S-4 (Registration 333-96721) filed with the Commission on December 30, 2002).
3.19	Agreement of Limited Partnership of CCA Properties of Texas, L.P. (incorporated by reference to Exhibit 3.21 to Amendment No. 3 to the Company’s Registration Statement on Form S-4 (Registration 333-96721) filed with the Commission on December 30, 2002).
3.20	Certificate of Incorporation of CCA Western Properties, Inc.*
3.21	Bylaws of CCA Western Properties, Inc.*
4.1	Indenture, dated as of March 23, 2005, by and between the Company, certain of its subsidiaries and U.S. Bank National Association, as Trustee (previously filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K (Commission File no. 001-16109), filed with the Commission on March 24, 2005 and incorporated herein by this reference).
5.1	Opinion of Bass, Berry & Sims PLC.*
5.2	Opinion of Miles & Stockbridge P.C.*
8.1	Tax Matters Opinion of Bass, Berry & Sims PLC.*
10.1	Registration Rights Agreement, dated as of March 23, 2005, by and among the Company, the Company’s subsidiary guarantors, and the Initial Purchasers (as defined therein) with respect to the 6.25% Notes due 2013 (previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K (Commission File no. 001-16109), filed with the Commission on March 24, 2005 and incorporated herein by this reference).
12.1	Statement Regarding Computation of Ratios.*
23.1	Consent of Independent Registered Public Accounting Firm.*
23.2	Consent of Bass, Berry & Sims PLC (included in Exhibits 5.1 and 8.1).
23.3	Consent of Miles & Stockbridge P.C. (included in Exhibit 5.2).
24.1	Power of Attorney — Corrections Corporation of America and each of the Co-Registrants (contained on signature pages).
25.1	Statement of Eligibility of Trustee on Form T-1.*
99.1	Letter of Transmittal.*
99.2	Notice of Guaranteed Delivery.*
99.3	Letter to Registered Holders and Depository Trust Company Participants.*
99.4	Letter to Clients.*

*	filed herewith

Item 22.	Undertakings
      (a) The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
      (b) The undersigned registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
      (c) The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 and 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.
      (d) The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.
      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, Corrections Corporation of America has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Nashville, state of Tennessee, on April 26, 2005.

Corrections Corporation of America

By:	/s/ John D. Ferguson

John D. Ferguson
Chief Executive Officer and President
POWER OF ATTORNEY
      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John D. Ferguson and Irving E. Lingo, Jr. (with full power to each of them to act alone) as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead in any and all capacities to sign any or all amendments or post-effective amendments to this registration statement, including post-effective amendments filed pursuant to Rule 462(b) of the Securities Act of 1933 and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices or other document necessary or advisable to comply with the applicable state securities laws, and to file the same, together with all other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John D. Ferguson John D. Ferguson	Chief Executive Officer and President (Principal Executive Officer), Vice Chairman of the Board of Directors and Director	April 26, 2005

/s/ Irving E. Lingo, Jr. Irving E. Lingo, Jr.	Executive Vice President, Chief Financial Officer and Assistant Secretary (Principal Financial and Accounting Officer)	April 26, 2005

/s/ William F. Andrews William F. Andrews	Chairman of the Board of Directors and Director	April 26, 2005

/s/ Donna M. Alvarado Donna M. Alvarado	Director	April 26, 2005

Signature	Title	Date

/s/ Lucius E. Burch, III Lucius E. Burch, III	Director	April 26, 2005

/s/ John D. Correnti John D. Correnti	Director	April 26, 2005

/s/ John R. Horne John R. Horne	Director	April 26, 2005

/s/ C. Michael Jacobi C. Michael Jacobi	Director	April 25, 2005

/s/ Charles L. Overby Charles L. Overby	Director	April 26, 2005

/s/ Thurgood Marshall, Jr. Thurgood Marshall, Jr.	Director	April 20, 2005

/s/ John R. Prann, Jr. John R. Prann, Jr.	Director	April 26, 2005

/s/ Joseph V. Russell Joseph V. Russell	Director	April 26, 2005

/s/ Henri L. Wedell Henri L. Wedell	Director	April 26, 2005

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, CCA of Tennessee, LLC has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Nashville, state of Tennessee, on April 26, 2005.

CCA of Tennessee, LLC

By:	/s/ John D. Ferguson

John D. Ferguson
Chief Manager, Chief Executive Officer and President
POWER OF ATTORNEY
      Know all men by these presents, that each person whose signature appears below constitutes and appoints John D. Ferguson and Irving E. Lingo, Jr. (with full power to each of them to act alone) as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead in any and all capacities to sign any or all amendments or post-effective amendments to this registration statement, including post-effective amendments filed pursuant to Rule 462(b) of the Securities Act of 1933 and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices or other document necessary or advisable to comply with the applicable state securities laws, and to file the same, together with all other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ John D. Ferguson John D. Ferguson	Chief Manager, Chief Executive Officer and President (Principal Executive Officer), Chairman of the Board of Directors and Director	April 26, 2005

/s/ Irving E. Lingo, Jr. Irving E. Lingo, Jr.	Executive Vice President, Chief Financial Officer and Assistant Secretary (Principal Financial and Accounting Officer) and Director	April 26, 2005

/s/ Todd J. Mullenger Todd J. Mullenger	Vice President, Treasurer and Director	April 26, 2005

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, Prison Realty Management, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Nashville, state of Tennessee, on April 26, 2005.

Prison Realty Management, Inc.

By:	/s/ John D. Ferguson

John D. Ferguson
Chief Executive Officer and President
POWER OF ATTORNEY
      Know all men by these presents, that each person whose signature appears below constitutes and appoints John D. Ferguson and Irving E. Lingo, Jr. (with full power to each of them to act alone) as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead in any and all capacities to sign any or all amendments or post-effective amendments to this registration statement, including post-effective amendments filed pursuant to Rule 462(b) of the Securities Act of 1933 and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices or other document necessary or advisable to comply with the applicable state securities laws, and to file the same, together with all other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ John D. Ferguson John D. Ferguson	Chief Executive Officer and President (Principal Executive Officer), Chairman of the Board of Directors and Director	April 26, 2005

/s/ Irving E. Lingo, Jr. Irving E. Lingo, Jr.	Chief Financial Officer and Secretary (Principal Financial and Accounting Officer) and Director	April 26, 2005

/s/ Todd J. Mullenger Todd J. Mullenger	Vice President, Treasurer and Director	April 26, 2005

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, Technical and Business Institute of America, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Nashville, state of Tennessee, on April 26, 2005.

Technical and Business Institute of America, Inc.

By:	/s/ John D. Ferguson

John D. Ferguson
Chief Executive Officer
POWER OF ATTORNEY
      Know all men by these presents, that each person whose signature appears below constitutes and appoints John D. Ferguson and Irving E. Lingo, Jr. (with full power to each of them to act alone) as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead in any and all capacities to sign any or all amendments or post-effective amendments to this registration statement, including post-effective amendments filed pursuant to Rule 462(b) of the Securities Act of 1933 and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices or other document necessary or advisable to comply with the applicable state securities laws, and to file the same, together with all other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ John D. Ferguson John D. Ferguson	Chief Executive Officer (Principal Executive Officer), Chairman of the Board of Directors and Director	April 26, 2005

/s/ Dennis E. Bradby Dennis E. Bradby	President	April 26, 2005

/s/ Irving E. Lingo, Jr. Irving E. Lingo, Jr.	Chief Financial Officer and Secretary (Principal Financial and Accounting Officer) and Director	April 26, 2005

/s/ Todd J. Mullenger Todd J. Mullenger	Vice President, Treasurer and Director	April 26, 2005

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, TransCor America, LLC has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Nashville, state of Tennessee, on April 20, 2005.

Transcor America, LLC

By:	/s/ Sharon Johnson-Rion

Sharon Johnson-Rion
Chief Manager, Chief Executive Officer
and President
POWER OF ATTORNEY
      Know all men by these presents, that each person whose signature appears below constitutes and appoints John D. Ferguson and Irving E. Lingo, Jr. (with full power to each of them to act alone) as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead in any and all capacities to sign any or all amendments or post-effective amendments to this registration statement, including post-effective amendments filed pursuant to Rule 462(b) of the Securities Act of 1933 and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices or other document necessary or advisable to comply with the applicable state securities laws, and to file the same, together with all other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Sharon Johnson-Rion Sharon Johnson-Rion	Chief Manager, Chief Executive Officer and President (Principal Executive Officer)	April 20, 2005

/s/ Todd J. Mullenger Todd J. Mullenger	Vice President, Treasurer (Principal Financial and Accounting Officer)	April 26, 2005

/s/ John D. Ferguson John D. Ferguson	Chief Executive Officer and President of CCA of Tennessee, LLC, the sole member of TransCor America, LLC, a member-managed limited liability company	April 26, 2005

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, CCA International, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Nashville, state of Tennessee, on April 26, 2005.

CCA International, Inc.

By:	/s/ John D. Ferguson

John D. Ferguson
Chief Executive Officer and President
POWER OF ATTORNEY
      Know all men by these presents, that each person whose signature appears below constitutes and appoints John D. Ferguson and Irving E. Lingo, Jr. (with full power to each of them to act alone) as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead in any and all capacities to sign any or all amendments or post-effective amendments to this registration statement, including post-effective amendments filed pursuant to Rule 462(b) of the Securities Act of 1933 and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices or other document necessary or advisable to comply with the applicable state securities laws, and to file the same, together with all other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ John D. Ferguson John D. Ferguson	Chief Executive Officer and President (Principal Executive Officer), Chairman of the Board of Directors and Director	April 26, 2005

/s/ Irving E. Lingo, Jr. Irving E. Lingo, Jr.	Chief Financial Officer and Secretary (Principal Financial and Accounting Officer) and Director	April 26, 2005

/s/ Todd J. Mullenger Todd J. Mullenger	Vice President, Treasurer and Director	April 26, 2005

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, CCA Properties of America, LLC has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Nashville, state of Tennessee, on April 26, 2005.

CCA Properties of America, LLC

By:	/s/ John D. Ferguson

John D. Ferguson
Chief Manager, Chief Executive Officer and
President
POWER OF ATTORNEY
      Know all men by these presents, that each person whose signature appears below constitutes and appoints John D. Ferguson and Irving E. Lingo, Jr. (with full power to each of them to act alone) as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead in any and all capacities to sign any or all amendments or post-effective amendments to this registration statement, including post-effective amendments filed pursuant to Rule 462(b) of the Securities Act of 1933 and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices or other document necessary or advisable to comply with the applicable state securities laws, and to file the same, together with all other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ John D. Ferguson John D. Ferguson	Chief Manager, Chief Executive Officer and President (Principal Executive Officer)	April 26, 2005

/s/ Irving E. Lingo, Jr. Irving E. Lingo, Jr.	Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	April 26, 2005

/s/ John D. Ferguson John D. Ferguson	Chief Executive Officer and President of Corrections Corporation of America, the sole member of CCA Properties of America, LLC, a member-managed limited liability company	April 26, 2005

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, CCA Properties of Arizona, LLC has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Nashville, state of Tennessee, on April 26, 2005.

CCA Properties of Arizona, LLC

By:	/s/ John D. Ferguson

John D. Ferguson
Chief Manager, Chief Executive Officer and
President
POWER OF ATTORNEY
      Know all men by these presents, that each person whose signature appears below constitutes and appoints John D. Ferguson and Irving E. Lingo, Jr. (with full power to each of them to act alone) as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead in any and all capacities to sign any or all amendments or post-effective amendments to this registration statement, including post-effective amendments filed pursuant to Rule 462(b) of the Securities Act of 1933 and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices or other document necessary or advisable to comply with the applicable state securities laws, and to file the same, together with all other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ John D. Ferguson John D. Ferguson	Chief Manager, Chief Executive Officer and President (Principal Executive Officer)	April 26, 2005

/s/ Irving E. Lingo, Jr. Irving E. Lingo, Jr.	Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	April 26, 2005

/s/ John D. Ferguson John D. Ferguson	Chief Executive Officer and President of CCA of Tennessee, LLC, the sole member of CCA Properties of Arizona, LLC, a member-managed limited liability company	April 26, 2005

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, CCA Properties of Tennessee, LLC has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Nashville, state of Tennessee, on April 26, 2005.

CCA Properties of Tennessee, LLC

By:	/s/ John D. Ferguson

John D. Ferguson
Chief Manager, Chief Executive Officer and
President
POWER OF ATTORNEY
      Know all men by these presents, that each person whose signature appears below constitutes and appoints John D. Ferguson and Irving E. Lingo, Jr. (with full power to each of them to act alone) as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead in any and all capacities to sign any or all amendments or post-effective amendments to this registration statement, including post-effective amendments filed pursuant to Rule 462(b) of the Securities Act of 1933 and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices or other document necessary or advisable to comply with the applicable state securities laws, and to file the same, together with all other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ John D. Ferguson John D. Ferguson	Chief Manager, Chief Executive Officer and President (Principal Executive Officer)	April 26, 2005

/s/ Irving E. Lingo, Jr. Irving E. Lingo, Jr.	Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	April 26, 2005

/s/ John D. Ferguson John D. Ferguson	Chief Executive Officer and President of CCA of Tennessee, LLC, the sole member of CCA Properties of Tennessee, LLC, a member-managed limited liability company	April 26, 2005

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, CCA Properties of Texas, L.P. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Nashville, state of Tennessee, on April 26, 2005.

CCA Properties of Texas, L.P.

By: CCA Properties of America, LLC
Its: General Partner

By:	/s/ John D. Ferguson

John D. Ferguson
Chief Manager, Chief Executive Officer
and President of CCA Properties of
America, LLC
POWER OF ATTORNEY
      Know all men by these presents, that each person whose signature appears below constitutes and appoints John D. Ferguson and Irving E. Lingo, Jr. (with full power to each of them to act alone) as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead in any and all capacities to sign any or all amendments or post-effective amendments to this registration statement, including post-effective amendments filed pursuant to Rule 462(b) of the Securities Act of 1933 and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices or other document necessary or advisable to comply with the applicable state securities laws, and to file the same, together with all other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ John D. Ferguson John D. Ferguson	Chief Manager, Chief Executive Officer and President (Principal Executive Officer)	April 26, 2005

/s/ Irving E. Lingo, Jr. Irving E. Lingo, Jr.	Chief Financial Officer and Secretary (Principal Financial and Accounting Officer)	April 26, 2005

/s/ John D. Ferguson John D. Ferguson	Chief Executive Officer and President of Corrections Corporation of America, the sole member of CCA Properties of America, LLC, a member-managed limited liability company	April 26, 2005

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, CCA Western Properties, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Nashville, state of Tennessee, on April 26, 2005.

CCA Western Properties, Inc.

By:	/s/ John D. Ferguson

John D. Ferguson
Chief Executive Officer and President
POWER OF ATTORNEY
      Know all men by these presents, that each person whose signature appears below constitutes and appoints John D. Ferguson and Irving E. Lingo, Jr. (with full power to each of them to act alone) as his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead in any and all capacities to sign any or all amendments or post-effective amendments to this registration statement, including post-effective amendments filed pursuant to Rule 462(b) of the Securities Act of 1933 and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices or other document necessary or advisable to comply with the applicable state securities laws, and to file the same, together with all other documents in connection therewith, with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ John D. Ferguson John D. Ferguson	Chief Executive Officer and President (Principal Executive Officer) and Director	April 26, 2005

/s/ Irving E. Lingo, Jr. Irving E. Lingo, Jr.	Executive Vice President, Chief Financial Officer and Assistant Secretary (Principal Financial and Accounting Officer) and Director	April 26, 2005

/s/ Todd J. Mullenger Todd J. Mullenger	Vice President, Treasurer and Director	April 26, 2005

EXHIBIT INDEX

3.1	Article II of the Third Amended and Restated By-Laws (previously filed as Exhibit 3.3 to the Registration Statement on Form S-4/A (Commission File no. 333-96721), filed with the Commission on December 30, 2002 and incorporated herein by this reference) and Article V of the Amended and Restated Charter, as amended (previously filed as Exhibit 3.1 to the Company’s Form 10-K filed with the Commission on April 17, 2001 and incorporated herein by this reference) and Articles of Amendment (previously filed as Exhibit 3.1 to the Company’s Form 10-Q filed with the Commission on August 13, 2001 and incorporated herein by this reference).
3.2	Articles of Organization of CCA of Tennessee, LLC.*
3.3	Operating Agreement of CCA of Tennessee, LLC.*
3.4	Charter of Prison Realty Management, Inc. (incorporated by reference to Exhibit 3.6 to Amendment No. 2 to the Company’s Registration Statement on Form S-4 (Registration 333-96721) filed with the Commission on September 25, 2002).
3.5	Bylaws of Prison Realty Management, Inc. (incorporated by reference to Exhibit 3.7 to Amendment No. 2 to the Company’s Registration Statement on Form S-4 (Registration 333-96721) filed with the Commission on September 25, 2002).
3.6	Charter of Technical and Business Institute of America, Inc., as amended. (incorporated by reference to Exhibit 3.8 to Amendment No. 2 to the Company’s Registration Statement on Form S-4 (Registration 333-96721) filed with the Commission on September 25, 2002).
3.7	Bylaws of Technical and Business Institute of America, Inc. (incorporated by reference to Exhibit 3.9 to Amendment No. 2 to the Company’s Registration Statement on Form S-4 (Registration 333-96721) filed with the Commission on September 25, 2002).
3.8	Articles of Organization of TransCor America, LLC (incorporated by reference to Exhibit 3.10 to Amendment No. 2 to the Company’s Registration Statement on Form S-4 (Registration 333-96721) filed with the Commission on September 25, 2002).
3.9	Operating Agreement of TransCor America, LLC (incorporated by reference to Exhibit 3.11 to Amendment No. 2 to the Company’s Registration Statement on Form S-4 (Registration 333-96721) filed with the Commission on September 25, 2002).
3.10	Certificate of Incorporation of CCA International, Inc. (incorporated by reference to Exhibit 3.12 to Amendment No. 2 to the Company’s Registration Statement on Form S-4 (Registration 333-96721) filed with the Commission on September 25, 2002).
3.11	Bylaws of CCA International, Inc. (incorporated by reference to Exhibit 3.13 to Amendment No. 2 to the Company’s Registration Statement on Form S-4 (Registration 333-96721) filed with the Commission on September 25, 2002).
3.12	Articles of Organization of CCA Properties of America, LLC (incorporated by reference to Exhibit 3.14 to Amendment No. 3 to the Company’s Registration Statement on Form S-4 (Registration 333-96721) filed with the Commission on December 30, 2002).
3.13	Operating Agreement of CCA Properties of America, LLC (incorporated by reference to Exhibit 3.15 to Amendment No. 3 to the Company’s Registration Statement on Form S-4 (Registration 333-96721) filed with the Commission on December 30, 2002).
3.14	Articles of Organization of CCA Properties of Arizona, LLC (incorporated by reference to Exhibit 3.16 to Amendment No. 3 to the Company’s Registration Statement on Form S-4 (Registration 333-96721) filed with the Commission on December 30, 2002).
3.15	Operating Agreement of CCA Properties of Arizona, LLC (incorporated by reference to Exhibit 3.17 to Amendment No. 3 to the Company’s Registration Statement on Form S-4 (Registration 333-96721) filed with the Commission on December 30, 2002).
3.16	Articles of Organization of CCA Properties of Tennessee, LLC (incorporated by reference to Exhibit 3.18 to Amendment No. 3 to the Company’s Registration Statement on Form S-4 (Registration 333-96721) filed with the Commission on December 30, 2002).
3.17	Operating Agreement of CCA Properties of Tennessee, LLC (incorporated by reference to Exhibit 3.19 to Amendment No. 3 to the Company’s Registration Statement on Form S-4 (Registration 333-96721) filed with the Commission on December 30, 2002).

3.18	Certificate of Limited Partnership of CCA Properties of Texas, L.P. (incorporated by reference to Exhibit 3.20 to Amendment No. 3 to the Company’s Registration Statement on Form S-4 (Registration 333-96721) filed with the Commission on December 30, 2002).
3.19	Agreement of Limited Partnership of CCA Properties of Texas, L.P. (incorporated by reference to Exhibit 3.21 to Amendment No. 3 to the Company’s Registration Statement on Form S-4 (Registration 333-96721) filed with the Commission on December 30, 2002).
3.20	Certificate of Incorporation of CCA Western Properties, Inc.*
3.21	Bylaws of CCA Western Properties, Inc.*
4.1	Indenture, dated as of March 23, 2005, by and between the Company, certain of its subsidiaries and U.S. Bank National Association, as Trustee (previously filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K (Commission File no. 001-16109), filed with the Commission on March 24, 2005 and incorporated herein by this reference).
5.1	Opinion of Bass, Berry & Sims PLC.*
5.2	Opinion of Miles & Stockbridge P.C.*
8.1	Tax Matters Opinion of Bass, Berry & Sims PLC.*
10.1	Registration Rights Agreement, dated as of March 23, 2005, by and among the Company, the Company’s subsidiary guarantors, and the Initial Purchasers (as defined therein) with respect to the 6.25% Notes due 2013 (previously filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K (Commission File no. 001-16109), filed with the Commission on March 24, 2005 and incorporated herein by this reference).
12.1	Statement Regarding Computation of Ratios.*
23.1	Consent of Independent Registered Public Accounting Firm.*
23.2	Consent of Bass, Berry & Sims PLC (included in Exhibits 5.1 and 8.1).
23.3	Consent of Miles & Stockbridge P.C. (included in Exhibit 5.2).
24.1	Power of Attorney — Corrections Corporation of America and each of the Co-Registrants (contained on signature pages).
25.1	Statement of Eligibility of Trustee on Form T-1.*
99.1	Letter of Transmittal.*
99.2	Notice of Guaranteed Delivery.*
99.3	Letter to Registered Holders and Depository Trust Company Participants.*
99.4	Letter to Clients.*

*	filed herewith